Exhibit 10.13

INDENTURE AND SERVICING AGREEMENT
Dated as of October 5, 2017
by and among
SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING III, LLC,
as Issuer
and
WYNDHAM CONSUMER FINANCE, INC.,
as Servicer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS     3
Section 1.1    Definitions    3
Section 1.2    Other Definitional Provisions    32
Section 1.3    Intent and Interpretation of Documents    33
ARTICLE II THE NOTES    34
Section 2.1    Form Generally    34
Section 2.2    Denominations    34
Section 2.3    Execution, Authentication and Delivery    34
Section 2.4    Authentication Agent    35
Section 2.5    Registration of Transfer and Exchange of Series 2017-A Notes    36
Section 2.6    Mutilated, Destroyed, Lost or Stolen Series 2017-A Notes    37
Section 2.7    Persons Deemed Owners    38
Section 2.8    Appointment of Paying Agent    39
Section 2.9    Cancellation    39
Section 2.10    Confidentiality    39
Section 2.11    144A Information    40
Section 2.12    Authorized Amount; Conditions to Initial Issuance    40
Section 2.13    Principal, Interest and NPA Costs    40
Section 2.14    Nonrecourse to the Issuer    41
Section 2.15    Dating of the Series 2017-A Notes    41
Section 2.16    Payment on the Series 2017-A Notes; Withholding Tax    42
Section 2.17    Increases in Notes Principal Amount    43
Section 2.18    Reduction of the Facility Limit    43
Section 2.19    Optional Repayment    43
Section 2.20    Transfer Restrictions    44
Section 2.21    Tax Treatment    46
Section 2.22    Liquidity Termination Dates    46
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE ISSUER    47
Section 3.1    Representations and Warranties Regarding the Issuer    47
Section 3.2    Representations and Warranties Regarding the Loan Files    51
Section 3.3    Rights of Obligors and Release of Loan Files    51
Section 3.4    Assignment of Representations and Warranties    52
Section 3.5    [Reserved]    52
Section 3.6    Addition of Pledged Loans Acquired from Approved Sellers    52
ARTICLE IV PAYMENTS, SECURITY AND ALLOCATIONS    54
Section 4.1    Priority of Payments    54
Section 4.2    Information Provided to Trustee    55
Section 4.3    Payments    55

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TABLE OF CONTENTS (CONT'D)
Page

Section 4.4    Collection Account    55
Section 4.5    Control Account    57
Section 4.6    Reserve Account    57
Section 4.7    Hedge Agreement    59
Section 4.8    Replacement of Hedge Provider    60
ARTICLE V ADDITION, RELEASE AND SUBSTITUTION OF LOANS    60
Section 5.1    Addition of the Collateral    60
Section 5.2    Release of Defective Loans    61
Section 5.3    Release of Defaulted Loans    63
Section 5.4    Release Upon Optional Prepayments    63
Section 5.5    Release Upon Issuance of Exchange Notes    64
Section 5.6    Release Upon Payment in Full    65
ARTICLE VI ADDITIONAL COVENANTS OF ISSUER    65
Section 6.1    Affirmative Covenants    65
Section 6.2    Negative Covenants of the Issuer    73
ARTICLE VII SERVICING OF PLEDGED LOANS    75
Section 7.1    Responsibility for Loan Administration    75
Section 7.2    Standard of Care    76
Section 7.3    Records    76
Section 7.4    Series 2017-A Loan Schedule    76
Section 7.5    Enforcement    76
Section 7.6    Trustee and Collateral Agent to Cooperate    77
Section 7.7    Other Matters Relating to the Servicer    77
Section 7.8    Servicing Compensation    78
Section 7.9    Costs and Expenses    78
Section 7.10    Representations and Warranties of the Servicer    78
Section 7.11    Additional Covenants of the Servicer    79
Section 7.12    Servicer not to Resign    82
Section 7.13    Merger or Consolidation of, or Assumption of the
Obligations of Servicer    82
Section 7.14    Examination of Records    83
Section 7.15    Delegation of Duties; Subservicing    83
Section 7.16    Servicer Advances    83
Section 7.17    Fair Market Value of Defaulted Loans    84
ARTICLE VIII REPORTS    84
Section 8.1    Monthly Report to Trustee    84
Section 8.2    Monthly Servicing Reports    84
Section 8.3    Other Data    84
Section 8.4    Annual Servicer’s Certificate    85
Section 8.5    Notices to WCF    85
Section 8.6    Delivery of Reports to Deal Agent    85
Section 8.7    Tax Reporting    85

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TABLE OF CONTENTS (CONT'D)
Page

ARTICLE IX INDEMNITIES    85
Section 9.1    Liabilities to Obligors    85
Section 9.2    Tax Indemnification    85
Section 9.3    Servicer’s Indemnities    86
Section 9.4    Operation of Indemnities    86
ARTICLE X AMORTIZATION EVENTS    86
Section 10.1    Amortization Events    86
ARTICLE XI EVENTS OF DEFAULT    88
Section 11.1    Events of Default    88
Section 11.2    Acceleration of Maturity; Rescission and Annulment    89
Section 11.3    Collection of Indebtedness and Suits for Enforcement by
Trustee    90
Section 11.4    Trustee May File Proofs of Claim    91
Section 11.5    Remedies    91
Section 11.6    Application of Monies Collected During Event of Default    92
Section 11.7    Limitation on Suits by Individual Noteholders    93
Section 11.8    Unconditional Rights of Noteholders to Receive Principal
and Interest    94
Section 11.9    Restoration of Rights and Remedies    94
Section 11.10    Waiver of Event of Default    94
Section 11.11    Waiver of Stay or Extension Laws    94
Section 11.12    Sale of the Collateral    94
Section 11.13    Action on Series 2017-A Notes    95
Section 11.14    Control by Noteholders    95
Section 11.15    Sale of Defaulted Loans After an Event of Default    95
ARTICLE XII SERVICER DEFAULTS    96
Section 12.1    Servicer Defaults    96
Section 12.2    Appointment of Successor    97
Section 12.3    Notification to Noteholders    98
Section 12.4    Waiver of Past Defaults    98
Section 12.5    Termination of Servicer’s Authority    99
Section 12.6    Matters Related to Successor Servicer    99
ARTICLE XIII THE TRUSTEE; THE COLLATERAL AGENT; THE
CUSTODIAN    100
Section 13.1    Duties of Trustee    100
Section 13.2    Certain Matters Affecting the Trustee    102
Section 13.3    Trustee Not Liable for Recitals in Series 2017-A Notes or
Use of Proceeds of Series 2017-A Notes    104

Section 13.4	Trustee May Own Series 2017-A Notes; Trustee in its
Individual Capacity    104
Section 13.5    Trustee’s Fees and Expenses; Indemnification    104
Section 13.6    Eligibility Requirements for Trustee    105

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TABLE OF CONTENTS (CONT'D)
Page

Section 13.7    Resignation or Removal of Trustee    105
Section 13.8    Successor Trustee    106
Section 13.9    Merger or Consolidation of Trustee    107
Section 13.10    Appointment of Co-Trustee or Separate Trustee    107

Section 13.11	Trustee May Enforce Claims Without Possession of Series
2017-A Notes    108
Section 13.12    Suits for Enforcement    108
Section 13.13    Rights of Noteholders to Direct the Trustee    108
Section 13.14    Representations and Warranties of the Trustee    108
Section 13.15    Maintenance of Office or Agency    109
Section 13.16    No Assessment    109
Section 13.17    UCC Filings and Title Certificates    109
Section 13.18    Replacement of the Custodian    109
ARTICLE XIV TERMINATION    109
Section 14.1    Termination of Agreement    109
Section 14.2    Final Payment    110
Section 14.3    Release of Collateral    110
Section 14.4    Escheat of Funds.    110
ARTICLE XV MISCELLANEOUS PROVISIONS    110
Section 15.1    Amendment    110
Section 15.2    Limitation on Rights of the Noteholders    112
Section 15.3    Governing Law    113
Section 15.4    Notices    113
Section 15.5    Severability of Provisions    115
Section 15.6    Assignment    115
Section 15.7    [Reserved]    115
Section 15.8    Further Assurances    115
Section 15.9    No Waiver; Cumulative Remedies    115
Section 15.10    Counterparts    115
Section 15.11    Third-Party Beneficiaries    115
Section 15.12    Actions by the Noteholders    115
Section 15.13    Merger and Integration    116
Section 15.14    No Bankruptcy Petition    116
Section 15.15    Headings    116
Section 15.16    Satisfaction of Rating Agency Condition    116
Section 15.17    Reserved    116
.    116
Section 15.18    Changes in the Hedge Agreement    116
Section 15.19    Discretion with Respect to Derivative Financial Instruments    116
Section 15.20    Patriot Act.    117
SCHEDULE 1 – TRUSTEE FEE LETTER

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TABLE OF CONTENTS (CONT'D)
Page

SCHEDULE 2 – PURCHASER INVESTED AMOUNT
EXHIBIT A – FORM OF SUPPLEMENTAL GRANT
EXHIBIT B – FORM OF SERIES 2017-A NOTE
EXHIBIT C – FORM OF MONTHLY SERVICING REPORT
EXHIBIT D – FORM OF INDENTURE AND SERVICING AGREEMENT FOR THE
EXCHANGE NOTES
EXHIBIT E – CONTROL ACCOUNT INFORMATION
EXHIBIT F – FORM OF NOTE PURCHASE AGREEMENT WITH RESPECT TO
THE EXCHANGE NOTES
EXHIBIT G – SERVICER CERTIFICATE PURSUANT TO SECTION 3.3(C)
EXHIBIT H – EXCHANGE NOTES INDENTURE POOL CRITERIA
EXHIBIT I – HEDGE AGREEMENT
EXHIBIT J – FORM OF SALE AND ASSIGNMENT AGREEMENT
EXHIBIT K – FORM OF APPROVED LOAN PERFORMANCE GUARANTY

    -v-

INDENTURE AND SERVICING AGREEMENT
THIS INDENTURE AND SERVICING AGREEMENT, dated as of October 5, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Indenture”) is by and among SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING III, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer, WYNDHAM CONSUMER FINANCE, INC., a Delaware corporation, as servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent. This Indenture may be supplemented and amended from time to time in accordance with Article XV hereof.
RECITALS
The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its loan-backed notes as provided herein.
All covenants and agreements made by the Issuer herein are for the benefit and security of the Trustee, acting on behalf of the Noteholders.
The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Series 2017-A Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided herein the valid obligations of the Issuer and to make this Indenture a valid agreement of the Issuer, enforceable in accordance with its terms.
NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders.
GRANTING CLAUSES
The Issuer hereby Grants to the Collateral Agent, for the benefit and security of the Trustee, acting on behalf of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:
(a)    all Pledged Loans and all Collections, together with all other Pledged Assets;
(b)    the Collection Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Collection Account;
(c)    all money, investment property, instruments and other property credited to, carried in or deposited in the Control Account or any other bank or similar account into which Collections are deposited, to the extent such money, investment property, instruments and other property constitutes Collections;

(d)    the Reserve Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Reserve Account;
(e)    the Hedge Agreement and all rights and interests therein and thereto;
(f)    all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Depositor Purchase Agreement, each Seller Purchase Agreement and each Approved Sale Agreement including, without limitation, all rights to enforce payment obligations of the Issuer, the Depositor, each Seller and each Approved Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor, any Seller or any Approved Seller under or in connection with the Depositor Purchase Agreement, any Seller Purchase Agreement or any Approved Sale Agreement (including without limitation all interest and finance charges for late payments accrued thereon and proceeds of any liquidation or sale of the Pledged Loans or resale of Timeshare Properties and all other Collections on the Pledged Loans) and all other rights of the Issuer to enforce the Depositor Purchase Agreement, each Seller Purchase Agreement and each Approved Sale Agreement;
(g)    all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (f) above;
(h)    all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;
(i)    all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, consisting of, arising from, or relating to, any of the foregoing;
(j)    all proceeds of the foregoing property described in clauses (a) through (i) above, any security therefor, and all interest, dividends, cash, instruments, financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale, condemnation or other disposition of, any or all of the then existing property described in clauses (a) through (i), and including all payments under insurance policies (whether or not a Seller, an Approved Seller, an Originator, the Depositor, the Issuer, the Collateral Agent or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to, or otherwise with respect to, any such property; and
(k)    all proceeds of the foregoing.
The property described in the preceding sentence is collectively referred to as the “Collateral.” The Grant of the Collateral to the Collateral Agent is for the benefit of the Trustee to secure the Series 2017-A Notes equally and ratably without prejudice, priority or distinction among any

Series 2017-A Notes by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture and to secure (i) the payment of all amounts due on the Series 2017-A Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under this Indenture, the Series 2017-A Notes and the Note Purchase Agreement and (iii) compliance by the Issuer with the provisions of this Indenture and the Series 2017-A Notes.
The Collateral Agent and the Trustee acknowledge the Grant of the Collateral, and the Collateral Agent accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders may be adequately and effectively protected. This Indenture is a security agreement within the meaning of the UCC.
Each of the Trustee and the Collateral Agent acknowledges that it has entered into the Collateral Agency Agreement pursuant to which the Collateral Agent will act as agent for the benefit of the Trustee and the Noteholders for the purpose of maintaining a security interest in the Collateral. The Noteholders are bound by the terms of the Collateral Agency Agreement by the Trustee’s execution thereof on their behalf.
ARTICLE I
DEFINITIONS
Section 1.1    Definitions
Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.
“Account” shall mean either of the Collection Account or the Reserve Account and “Accounts” shall mean both of such accounts.
“Accrual Period” shall mean, with respect to any Payment Date, the period beginning on and including the immediately preceding Payment Date and ending on and excluding the current Payment Date, except that the first Accrual Period will begin on and include the Closing Date and end on and exclude the November 2017 Payment Date.
“Addition Date” shall mean each date subsequent to the Closing Date on which a security interest is granted in Loans to secure the Series 2017-A Notes.
“Additional Pledged Loans” shall mean Loans (including Qualified Substitute Loans) pledged under this Indenture and a Supplemental Grant subsequent to the Initial Advance Date.
“Adjusted Loan Balance” shall mean, on any date, the Aggregate Loan Balance on such date minus the sum of (i) the Loan Balances of any Pledged Loans that are Defaulted Loans on the last day of the immediately preceding Due Period, (ii) the Loan Balances of any Pledged

Loans that are Delinquent Loans on the last day of the immediately preceding Due Period, (iii) the Loan Balances of any Pledged Loans that are Defective Loans on the last day of the immediately preceding Due Period and (iv) the Loan Balances of any Pledged Loans that are Impermissibly Modified Loans on the last day of the immediately preceding Due Period.
“Administrative Services Agreement” shall mean, either (i) the Depositor Administrative Services Agreement, dated as of August 29, 2002, by and between the Depositor and the Administrator, or (ii) the Issuer Administrative Services Agreement, dated as of October 5, 2017, by and between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the respective agreements.
“Administrator” shall mean, with respect to either Administrative Services Agreement, WCF, in its role as administrator with respect to the Depositor or the Issuer, respectively, or any other entity which becomes the Administrator under the terms of the respective Administrative Services Agreements.
“Advance Rate” shall mean (i) as of any date on which the Post-Spin Test is satisfied, the rate for such date set forth in the table below under the column titled “Pass” and (ii) as of any date on which the Post-Spin Test is not satisfied, the rate set forth in the table below under the column titled “Fail;” provided that if as of any Payment Date the Three Month Rolling Average Loss to Liquidation Ratio exceeds 16.5%, then from and including such Payment Date to but excluding the third consecutive subsequent Payment Date for which the Three Month Rolling Average Loss to Liquidation Ratio is equal to or less than 16.5%, the Advance Rate shall be the rate determined in accordance with the table below minus 450 basis points.

	Post-Spin Test
Payment Date	Pass	Fail
Prior to the October 2018 Payment Date	85.00%	75.00%
On and after the October 2018 Payment Date and prior to the November 2018 Payment Date	82.50%	72.50%
On and after the November 2018 Payment Date and prior to the December 2018 Payment Date	80.00%	70.00%
On and after the December 2018 Payment Date	75.00%	65.00%

“Affiliate” shall mean, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and “control”

shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Aggregate Loan Balance” shall mean, on any date, the excess of (i) the sum of the Loan Balances for all Pledged Loans on such date over (ii) the sum of (x) the FICO Score of 7-Year Loans Excess Amount on such day and (y) the FICO Score of 10-Year Loans Excess Amount on such day.
“Alternate Investor” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Amortization Event” shall have the meaning specified in Section 10.1.
“Approved Loan” shall mean a Loan sold to the Depositor by an Approved Seller pursuant to an Approved Sale Agreement.
“Approved Loan Performance Guaranty” shall mean an Approved Loan Performance Guaranty, substantially in the form and substance of Exhibit K, given by Wyndham Worldwide in favor of the Issuer, the Depositor and the Trustee in connection with the sale of Loans to the Depositor by an Approved Seller pursuant to an Approved Sale Agreement.
“Approved Sale Agreement” shall mean a Sale and Assignment Agreement, substantially in the form and substance of Exhibit J, entered into by an Approved Seller and the Depositor in accordance to with the terms of Section 3.6 pursuant to which the Depositor purchases Loans from the Approved Seller for purposes of sale by the Depositor to the Issuer pursuant to the Depositor Purchase Agreement.
“Approved Seller” shall mean a special purpose, bankruptcy remote, wholly-owned subsidiary of the Depositor which owns a portfolio of Loans that were pledged as collateral for one or more series of promissory notes issued by such subsidiary.
“Authentication Agent” shall mean a Person designated by the Trustee to authenticate Series 2017-A Notes on behalf of the Trustee.
“Authorized Officer” shall mean, with respect to the Issuer, any officer who is authorized to act for the Issuer in matters relating to the Issuer, and with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian or authenticating agent, a Responsible Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
“Available Funds” for any Payment Date shall mean an amount equal to the sum of (i) all Collections and other payments (including prepayments related to Timeshare Upgrades and all other prepayments) of principal, interest and fees (which for the sake of clarity, excludes maintenance fees assessed with respect to POAs) collected from or on behalf of the Obligors during the related Due Period on the Pledged Loans; (ii) any Servicer Advances made on or prior to the Payment Date with respect to payments due from the Obligors on the Pledged Loans during the related Due Period; (iii) all amounts received after the immediately preceding Payment Date (or, in the case of the initial Payment Date, the Initial Advance Date) and on or prior to such Payment Date as the Release Price paid to the Trustee for the release from the lien of this Indenture of any Pledged Loan that has become a Defaulted Loan; (iv) all Net Liquidation Proceeds from the disposition of Pledged Assets securing Defaulted Loans received by the Trustee during the related Due Period; (v) any amounts received after the immediately preceding Payment Date (or, in the case of the initial Payment Date, the Initial Advance Date) and on or prior to such Payment Date by the Trustee as the Release Price or Substitution Adjustment Amount in connection with the release of a Defective Loan; (vi) any Hedge Receipts received by the Trustee on such Payment Date; (vii) all other proceeds of the Collateral received by the Trustee or the Servicer during the related Due Period; and (viii) any amount withdrawn from the Reserve Account under Section 4.6(b) and deposited into the Collection Account to be included as Available Funds on or in respect of such Payment Date.
“Available Funds Shortfall” shall have the meaning specified in Section 4.6(b).
“Bank Base Rate” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended.
“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Issuer, any eligible Originator, any eligible Seller or any ERISA Affiliate of the Issuer is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“Borrowing Base” shall mean, the product of

(i)	the remainder of (A) the Adjusted Loan Balance at such time minus (B) the Excess Concentration Amount at such time and

(ii)	the Advance Rate as of such date.
“Borrowing Base Amortization Trigger Amount” shall mean, on any Payment Date, the Borrowing Base on such date; provided that on any Payment Date on which the Advance Rate is decreased pursuant to the proviso to the definition thereof (and with respect to which the Advance Rate was not so decreased on the immediately preceding Payment Date), the Borrowing Base Amortization Trigger Amount shall equal the Borrowing Base on such date calculated without giving effect to the decrease in the Advance Rate pursuant to such proviso in the definition of Advance Rate.

“Borrowing Base Shortfall” shall mean, on any date, the amount, if any, by which the Notes Principal Amount (without giving effect to any Increase on such date) exceeds the Borrowing Base on such date (without giving effect to any transfers of Additional Pledged Loans to the Collateral Agent on such date).
“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York, Las Vegas, Nevada, or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed or (iii) a day on which banks in London are closed.
“Capped Monthly Trustee Expenses” shall mean, for any Payment Date, the lesser of (i) the sum of the unreimbursed reasonable expenses incurred by, and indemnities due to, the Trustee under each of the Facility Documents to which the Trustee is a party and (ii) the excess, if any, of (a) $10,000 over (b) the amount of all payments made pursuant to clause (y) of priority FIRST of Section 4.1 during the calendar quarter in which such Payment Date occurs (it being understood that the Capped Monthly Trustee Expenses shall not exceed $40,000 in any calendar year); provided, however, that if an Event of Default has occurred and the Series 2017-A Notes have been accelerated pursuant to Section 11.2 or any portion of the Collateral has been sold on or prior to such Payment Date, the Capped Monthly Trustee Expenses shall equal the sum of the unreimbursed reasonable expenses incurred by, and indemnities due to, the Trustee under each of the Facility Documents to which the Trustee is a party.
“Capped Successor Servicer Costs” shall mean, for any Payment Date, the lesser of (i) the unreimbursed costs and expenses incurred by the Trustee in connection with replacing the Servicer and (ii) the lesser of (A) the excess, if any, of (1) $100,000 over (2) the amount of all payments made pursuant to clause (z) of priority FIRST of Section 4.1 in the calendar quarter in which such Payment Date occurs and (B) the excess, if any, of (1) $340,000 over (2) the amount of all payments made pursuant to clause (z) of priority FIRST of Section 4.1 since the Closing Date.
“Carrying Costs” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Change of Control” shall mean that any of the Issuer, the Depositor, or any Seller of Pledged Loans ceases to be wholly-owned, directly or indirectly, by Wyndham Worldwide.
“Closing Date” shall mean October 5, 2017.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall have the meaning specified in the Granting Clause of this Indenture.
“Collateral Agency Agreement” shall mean the Collateral Agency Agreement, dated as of January 15, 1998, by and between Fleet National Bank as predecessor Collateral Agent, Fleet Securities, Inc. as deal agent and the secured parties named therein, as subsequently amended to date, including as amended by the Forty-Fifth Amendment to the Collateral Agency Agreement

dated as of October 5, 2017, by and among the Collateral Agent, the Trustee and other secured parties, as such Collateral Agency Agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.
“Collateral Agent” shall mean U.S. Bank National Association in its capacity as collateral agent under this Indenture and the Collateral Agency Agreement or any successor collateral agent appointed under the Collateral Agency Agreement.
“Collateral Seller Purchase Agreement” shall mean the Master Loan Purchase Agreement among WCF, as Seller, WVRI, WRDC and the other Originators named therein and the Depositor, as supplemented by any supplement thereto other than the Series 2017-A Supplement, providing for the sale of Loans to the Depositor.
“Collection Account” shall have the meaning specified in Section 4.4.
“Collections” shall mean, with respect to any Pledged Loan, all funds, collections and other proceeds of such Pledged Loan after the Cut-Off Date with respect to such Pledged Loan, including without limitation (i) all Scheduled Payments or recoveries (subject to Section 7.5(g)) made in the form of money, checks and like items to, or a wire transfer or an automated clearinghouse transfer received in, the Control Account or otherwise received by the Issuer, the Servicer or the Trustee in respect of such Pledged Loan, (ii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any Insurance Proceeds relating to such Pledged Loan or the related Timeshare Property and (iii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any proceeds of a condemnation of property in any Resort, which proceeds relate to such Pledged Loan or the related Timeshare Property.
“Conduit” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Contingent Subordinated Notes Interest” shall mean, for each Series 2017-A Note on any Payment Date, the excess of (i) the Notes Interest for such Series 2017-A Note on such Payment Date over (ii) the Senior Notes Interest for such Series 2017-A Note on such Payment Date.
“Contingent Subordinated Overdue Interest” shall mean, as of any Payment Date, the amount, if any, by which the aggregate Contingent Subordinated Notes Interest in respect of all Series 2017-A Notes on all prior Payment Dates exceeds the amount paid to Noteholders on such prior Payment Dates pursuant to clause EIGHTH of Section 4.1, together with interest thereon for each Accrual Period at the rate of the Bank Base Rate plus 1.5%.
“Contract Rate” shall mean, with respect to any Pledged Loan, the annual rate at which interest accrues on such Loan, as modified from time to time only in accordance with the terms of PAC or Credit Card Account (if applicable).
“Control Account” shall mean any of the accounts established pursuant to a Control Agreement.

“Control Account Bank” shall mean the commercial bank holding a Control Account. On the Closing Date, Bank of America, N.A. is the only Control Account Bank.
“Control Agreement” shall mean a control agreement by and among the Issuer, the Trustee, the Collateral Agent and the Control Account Bank, which agreement sets forth the rights of the Issuer, the Trustee, the Collateral Agent and the Control Account Bank, with respect to the disposition and application of the Collections deposited in the Control Account, including without limitation the right of the Trustee to direct the Control Account Bank to remit all Collections directly to the Trustee.
“Corporate Trust Office” shall mean the office of the Trustee at which at any particular time its corporate trust business is administered, which office at the date of the appointment of Wells Fargo Bank, National Association as Trustee hereunder is located at 600 S. 4th Street MAC N9300-061, Minneapolis, MN 55479, Attention: Corporate Trust Services—Asset-Backed Administration.
“Credit Card Account” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized debit to a Major Credit Card.
“Credit Standards and Collection Policies” shall mean the Credit Standards and Collection Policies of WCF and WVRI, or of WRDC, as attached to the applicable Seller Purchase Agreement and as amended from time to time in accordance with the applicable Seller Purchase Agreement and the restrictions of Section 6.2(c).
“Custodial Agreement” shall mean the Forty-Second Amended and Restated Custodial Agreement, dated as of October 5, 2017, by and among the Issuer, the Depositor, WVRI, WCF, WRDC, U.S. Bank National Association, as Custodian, the Trustee and the Collateral Agent and other issuers, trustees and other parties described therein as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
“Custodian” shall mean, shall mean U.S. Bank National Association in its capacity as custodian under the Custodial Agreement, or any successor custodian appointed under the Custodial Agreement.
“Customary Practices” shall, with respect to the servicing and administration of any Pledged Loans have the meaning assigned to that term in the Seller Purchase Agreement under which such Loan was transferred from a Seller to the Depositor.
“Cut-Off Date” shall mean (a) with respect to the Initial Pledged Loans, the Initial Cut-Off Date, and (b) with respect to any Additional Pledged Loan, such date as is set forth in the Supplemental Grant.
“Deal Agent” shall have the meaning assigned to that term in the Note Purchase Agreement.

“Debt” of any Person shall mean (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien, security interest or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities of such person in respect of unfunded vested benefits under Benefit Plans covered by Title IV of ERISA.
“Debtor Relief Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Default Percentage” shall mean for any Payment Date, a fraction (i) the numerator of which is the sum of (x) the aggregate outstanding Loan Balance on such date of all Pledged Loans which became Defaulted Loans during the related Due Period and (y) the aggregate outstanding Loan Balance on such date of all Pledged Loans which were repurchased or substituted by the Servicer or the Seller during the related Due Period and that were Delinquent Loans at the time of such repurchase or substitution and (ii) the denominator of which is the Aggregate Loan Balance on such Payment Date (without giving effect to any transfers of Additional Pledged Loans to the Collateral Agent following the last day of the related Due Period).
“Defaulted Loan” shall mean a Pledged Loan (i) with any Scheduled Payment or portion of a Scheduled Payment delinquent more than 90 days, (ii) for which the Servicer shall have determined in good faith that the related Obligor will not resume making Scheduled Payments, (iii) for which the related Obligor shall have become the subject of a proceeding under a Debtor Relief Law or (iv) for which cancellation or foreclosure actions have been commenced.
“Defective Loan” shall mean (i) any Pledged Loan other than an Approved Loan which is a Defective Loan as such term is defined in the Seller Purchase Agreement under which such Loan was sold to the Depositor, (ii) any Pledged Loan which is a Missing Documentation Loan, or (iii) any Pledged Loan that is an Approved Loan and which is a Defective Loan as such term is defined in the Approved Sale Agreement under which such Loan was sold to the Depositor.
“Delinquency Ratio” shall mean for any Payment Date, a fraction (i) the numerator of which is the aggregate outstanding Loan Balance on such date of all Pledged Loans which are Delinquent Loans as of the last day of the related Due Period and (ii) the denominator of which is the Aggregate Loan Balance on such Payment Date (without giving effect to any transfers of Additional Pledged Loans to the Collateral Agent following the last day of the related Due Period).

“Delinquent Loan” shall mean a Pledged Loan with any Scheduled Payment or portion of a Scheduled Payment delinquent more than 30 days other than a Loan that is a Defaulted Loan; .
“Depositor” shall mean Sierra Deposit Company, LLC, a Delaware limited liability company, as depositor under the Depositor Purchase Agreement.
“Depositor Purchase Agreement” shall mean the Purchase Agreement, dated as of October 5, 2017, by and between the Depositor and the Issuer as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time hereafter in accordance with its terms.
“Determination Date” shall mean with respect to any Payment Date, the second Business Day prior to such Payment Date.
“Documents in Transit Excess Amount” shall mean, on any date, the amount by which (i) the sum of the Loan Balances on such date for all Pledged Loans which are Documents in Transit Loans on the last day of the immediately preceding Due Period exceeds (ii) fifteen percent (15%) of the Adjusted Loan Balance on such date.
“Documents in Transit Loan” shall mean any Pledged Loan with respect to which the original Loan and/or the related Loan File or any part thereof is not in the possession of the Custodian because either (i) the Mortgage and related documentation has been sent out for checking and recording or (ii) the documentation has not been delivered by the Seller or Approved Seller thereof to the Custodian.
“Due Date” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement pursuant to which such Loan was transferred to the Depositor.
“Due Period” shall mean, for the Payment Date occurring in November 2017, the two full calendar months preceding such Payment Date and, for each other Payment Date, the immediately preceding calendar month. For purposes of this Indenture, the last day of the Due Period immediately preceding the initial Due Period shall be deemed to be August 31, 2017.
“Eligible Account” shall mean either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of S&P and Moody’s in one of its generic rating categories which signifies investment grade.
“Eligible Institution” shall mean any depository institution the short term unsecured senior indebtedness of which is rated at least “F-l” by Fitch, “A-l” by S&P or “P-l” by Moody’s, and the long term unsecured indebtedness rating of which is rated at least “A” by Fitch, “A” by S&P or “A-2” by Moody’s.

“Eligible Loan” shall (i) with respect to any Pledged Loan that is not an Approved Loan, have the meaning assigned to that term in the Seller Purchase Agreement under which such Loan was sold to the Depositor, or (ii) with respect to any Pledged Loan that is an Approved Loan, have the meaning assigned to that term in the Approved Sale Agreement under which such Loan was sold to the Depositor.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person.
“Event of Default” shall mean the events designated as Events of Default under Section 11.1 of this Indenture.
“Excess Concentration Amount” shall mean, on any date, an amount equal to the sum of (i) the Non-US Excess Amount, (ii) the Large Loans Excess Amount, (iii) the State Concentration Excess Amount, (iv) the Documents in Transit Excess Amount, (v) the Extended Term Excess Amount, (vi) the Presidential Reserve Loan Excess Amount, (vii) the Non-WorldMark Loan Excess Amount, (viii) the WorldMark Loan FICO Score 650 Excess Amount, (ix) the WorldMark Loan FICO Score 700 Excess Amount, (x) the WorldMark Loan FICO Score 750 Excess Amount, (xi) the WorldMark Loan FICO Score 800 Excess Amount, (xii) the Wyndham Loan FICO Score 650 Excess Amount, (xiii) the Wyndham Loan FICO Score 700 Excess Amount, (xiv) the Wyndham Loan FICO Score 750 Excess Amount and (xv) the Wyndham Loan FICO Score 800 Excess Amount.
“Exchange Notes” shall mean notes issued pursuant to an Exchange Notes Indenture in exchange for Series 2017-A Notes then held by Extending Noteholders.
“Exchange Notes Indenture” shall have the meaning specified in Section 2.22(a).
“Existing Seller Purchase Agreement” shall have the meaning specified in the definition of Seller Purchase Agreements.
“Extended Portion” shall have the meaning assigned to such term in the Note Purchase Agreement.
“Extended Term Excess Amount” shall mean, on any date, the amount, if any, by which (i) the sum of the Loan Balances on such date for all Pledged Loans which have an original term greater than 120 months as of the last day of the immediately preceding Due Period exceeds (ii) ten percent (10%) of the Adjusted Loan Balance on such date.

“Extending Noteholder” shall mean a Noteholder which is either (x) the Funding Agent for a Purchaser Group that is an Extending Purchaser or (y) a Non-Conduit Committed Purchaser that is an Extending Purchaser.
“Extending Noteholders’ Percentage” shall mean, as of any Liquidity Termination Date, the percentage equivalent of a fraction, (i) the numerator of which is equal to the aggregate principal amount of the Series 2017-A Notes held by each Extending Noteholder (or, in the case of any Extending Noteholder which is extending its Liquidity Termination Date for an amount that is less than its entire Purchaser Commitment Amount, the Extended Portion with respect to such Extending Noteholder) on such date and (ii) the denominator of which is equal to the Notes Principal Amount on such date.
“Extending Purchaser” shall have the meaning assigned to such term in the Note Purchase Agreement.
“Facility Documents” shall mean, collectively, this Indenture, each Seller Purchase Agreement, each Approved Sale Agreement, each Approved Sale Performance Guaranty, the Depositor Purchase Agreement, the Custodial Agreement, the Control Agreement, the Title Clearing Agreements, the Loan Conveyance Documents, the Collateral Agency Agreement, the Administrative Services Agreements, the Tax Sharing Agreement, the LLC Agreement, the Fee Letter, the Financing Statements and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith, and “Facility Document” shall mean any of them.
“Facility Limit” shall mean, as of any date, the sum of the Purchaser Commitment Amounts for each Purchaser Group and each Non-Conduit Committed Purchaser as of such date.
“FairShare Plus Agreement” shall mean the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement effective as of January 1, 1996 by and between WVRI, and certain of its subsidiaries and third party developers, as the same has been amended prior to the date of this Indenture and as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
“FairShare Plus Program” shall mean the program pursuant to which the occupancy and use of a Timeshare Property is assigned to the trust created by the FairShare Plus Agreement in exchange for annual symbolic points that are used to establish the location, timing, length of stay and unit type of a vacation, including without limitation systems relating to reservations, accounting and collection, disbursement and enforcement of assessments in respect of contributed units.
“FATCA” shall have the meaning set forth in Section 2.16(c).
“Fee Letter” shall have the meaning assigned to such term in the Note Purchase Agreement.
“FICO Score” shall mean a credit risk score for individuals calculated using the model developed by Fair, Isaac and Company. Any reference to FICO Score herein shall mean the

FICO Score attributed to an Obligor at the time of sale of an interest in a Timeshare Property to the Obligor.
“FICO Score of 7-Year Loans Excess Amount” shall mean, on any date, an amount equal to the sum of the Loan Balances on such date of each Loan which has been specified by the Servicer in writing to the Trustee and the Deal Agent pursuant to Section 7.11(n) to be excluded from the calculation of the Aggregate Loan Balance.
“FICO Score of 10-Year Loans Excess Amount” shall mean, on any date, an amount equal to the sum of the Loan Balances on such date of each Loan which has been specified by the Servicer in writing to the Trustee and the Deal Agent pursuant to Section 7.11(n) to be excluded from the calculation of the Aggregate Loan Balance.
“Financing Statements” shall mean, collectively, the UCC financing statements and the amendments thereto required to be filed in connection with any of the transactions contemplated hereby or any of the other Facility Documents.
“Fitch” shall mean Fitch, Inc. or any successor thereto.
“Fixed Week” shall have the meaning set forth in the applicable Seller Purchaser Agreement.
“Force Majeure Event” shall mean any default or delay caused by acts of God or government, including wars or military action, terrorism or threat of terrorism, riots or civil unrest, fires, storms, earthquakes, floods, power outages or other disasters of nature, provided such default or delay could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans.
“Four Month Default Percentage” shall mean, for any Payment Date, the sum of the Default Percentages for such Payment Date and each of the three immediately preceding Payment Dates divided by four; (or, to the extent that less than four Payment Dates have occurred since the Closing Date, the sum of the Default Percentages for each such Payment Date divided by the number of such Payment Dates).
“Funding Agent” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Funding Period” shall have the meaning assigned to such term in the Note Purchase Agreement.
“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.
“Grant” shall mean, as to any asset or property, to pledge, assign and grant a security interest in such asset or property. A Grant of any item of the Collateral shall include all rights, powers and options of the Granting party thereunder or with respect thereto, including without limitation the immediate and continuing right to claim, collect, receive and give receipt for principal, interest and other payments in respect of such item of the Collateral, principal and interest payments and receipts in respect of the Permitted Investments, Insurance Proceeds, purchase prices and all other monies payable thereunder and all income, proceeds, products, rents and profits thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all such rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Green Loan” shall mean a Loan the proceeds of which are used to finance the purchase of a Timeshare Property for which construction on the related Resort has not yet begun or is subject to completion.
“Gross Excess Spread Percentage” shall mean for any Due Period the percentage equivalent of a fraction, the numerator of which is the product of (x) the Interest Collections for such Due Period, minus the sum of (i) the aggregate amount of Senior Notes Interest due on the Payment Date immediately following such Due Period and (ii) the Monthly Servicer Fee for such Due Period and (y) 360 divided by the actual number of days in such Due Period, and the denominator of which is the average daily Aggregate Loan Balance for such Due Period.
“Guarantor” shall mean with respect to any Hedge Provider, any entity which provides to the Issuer a written guaranty of the Hedge Provider’s obligations under the Hedge Agreement; provided that such guaranty shall have been consented to by the Deal Agent (such consent not to be unreasonably withheld) and prior written notice of such guaranty shall have been delivered to each Rating Agency.
“Hedge Agreement” shall mean the ISDA Master Agreement (including the schedule thereto and any annexes thereunder), dated as of October 5, 2017, between the Issuer and the Hedge Provider party thereto, and the confirmations thereunder, as such Hedge Agreement may be amended, modified, replaced or assigned.
“Hedge Payment” shall mean with respect to any Payment Date that is not also a Note Increase Date, the aggregate amount, if any, which the Issuer is obligated to pay as an additional premium to the Hedge Provider on such Payment Date as a result of an increase in the notional amount of the Hedge Agreement and/or any other change in the terms or adjustments of the Hedge Agreement which require payment of an increased or additional premium. The amount of any such Hedge Payment shall be calculated by the Servicer and provided in writing to the Trustee and the Deal Agent.
“Hedge Provider” shall mean the initial counterparty under the Hedge Agreement, and any permitted Qualified Hedge Provider counterparty to the Hedge Agreement thereafter.
“Hedge Receipt” shall mean with respect to any Payment Date, the aggregate amount, if any, paid on the Payment Date to the Trustee under the terms of the Hedge Agreement then in effect including payments for termination or sale of all or a portion of the Hedge Agreement.

“Impermissibly Modified Loan” shall mean any Pledged Loan (i) which is a Timeshare Upgrade unless such Timeshare Upgrade was originated in compliance with Section 11(k) of the Existing Seller Purchase Agreement or the equivalent provision in any other Seller Purchase Agreement or (ii) the provisions of which have been amended, modified or waived other than in compliance with Sections 6.2(b) and 7.5(d).
“Increase” shall have the meaning set forth in the Note Purchase Agreement.
“Indenture” shall have the meaning set forth in the preamble.
“Initial Advance Date” shall mean the date on which the first advances are made on the Series 2017-A Notes pursuant to Sections 2.12 and 2.17 and the terms of the Note Purchase Agreement.
“Initial Cut-Off Date” shall mean the close of business on August 31, 2017.
“Initial Notes Principal Amount” shall have the meaning assigned to such term in the Note Purchase Agreement.
“Initial Pledged Loans” shall mean those Loans listed on the Series 2017-A Loan Schedule delivered to the Collateral Agent as of the Initial Advance Date.
“Insolvency Event” shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any Debtor Relief Law, or the filing of a petition against such Person in an involuntary case under any Debtor Relief Law, which case remains unstayed and undismissed within 30 days of such filing, or the appointing of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person’s business; or (b) the commencement by such Person of a voluntary case under any Debtor Relief Law, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Debtor Relief Law, or the consent by such Person to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.
“Insolvency Proceeding” shall mean any proceeding relating to an Insolvency Event.
“Insurance Proceeds” shall mean, with respect to any Pledged Loans, the meaning assigned to that term in the Seller Purchase Agreement under which such Pledged Loan was transferred to the Depositor.

“Interest Collections” shall mean, for any Due Period, all Collections received on the Pledged Loans during such Due Period that are allocable to interest on such Loans in accordance with the terms thereof.
“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended.
“Issuer” shall mean Sierra Timeshare Conduit Receivables Funding III, LLC, a Delaware limited liability company, and its successors and assigns.
“Issuer Excluded Excess Amount” shall mean, on any date, the sum of (i) the FICO Score of 7-Year Loans Excess Amount and (ii) the FICO Score of 10-Year Loans Excess Amount, in each case on such date.
“Issuer Order” shall mean a written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer.
“Large Loans Excess Amount” shall mean, on any date, the sum of (a) the combined amount of the Loan Balances on such date of all Pledged Loans which have a Loan Balance on such date greater than $100,000 plus (b) the amount by which (i) the combined amount of the Loan Balances on such date of all Pledged Loans which have a Loan Balance on such date of $75,000 or more (but not more than $100,000) on such date exceeds (ii) (A) if the weighted average FICO Score for all Pledged Loans which have a Loan Balance on such date of $75,000 or more (but not more than $100,000) is 700 or greater, fifteen percent (15%) of the Adjusted Loan Balance on such date or (B) if the weighted average FICO Score for all Pledged Loans which have a Loan Balance on such date of $75,000 or more (but not more than $100,000) is less than 700, five percent (5.0%) of the Adjusted Loan Balance on such date.

“LIBOR Rate” shall mean USD-LIBOR-BBA as defined in the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended from time to time, with the Designated Maturity as defined therein being one (1) month.
“Lien” shall mean any mortgage, security interest, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
“Liquidity Agreement” shall have the meaning assigned to such term in the Note Purchase Agreement.
“Liquidity Provider” shall have the meaning assigned thereto in the Note Purchase Agreement.

“Liquidity Termination Date” shall have the meaning assigned to such term in the Note Purchase Agreement.
“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of October 5, 2017, as amended, supplemented, restated or otherwise modified from time to time.
“Loan” shall mean each loan, installment contract, contract for deed, contract or note secured by a mortgage, deed of trust, vendor’s lien or retention of title originated or acquired by a Seller and relating to the sale of one or more Timeshare Properties.
“Loan Balance” shall mean, on any date, with respect to any Pledged Loan, the outstanding principal balance due under or in respect of such Pledged Loan as of the last day of the immediately preceding Due Period.
“Loan Conveyance Documents” shall mean, with respect to any Pledged Loan, (a) the applicable Seller Purchase Agreement or assignment of additional loans under which such Pledged Loan was sold from a Seller to the Depositor, (b) if such Pledged Loan is an Approved Loan, the applicable Approved Sale Agreement under which such Pledged Loan was sold from an Approved Seller to the Depositor, (c) the Depositor Purchase Agreement or assignment of additional loans under which such Pledged Loan was transferred from the Depositor to the Issuer, (d) this Indenture or the applicable Supplemental Grant pursuant to which the Pledged Loan is Granted to the Collateral Agent for the benefit of the Trustee and (e) any such other releases, documents, instruments or agreements as may be required by the Depositor, the Issuer, the Collateral Agent or the Trustee in order to more fully effect the transfer or Grant (including any prior assignments) of such Pledged Loan and any related Pledged Assets from the Originator to the Seller, from the Seller to the Depositor, from an Approved Seller to the Depositor, from the Depositor to the Issuer and from the Issuer to the Collateral Agent or the Trustee.
“Loan Documents” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement under which such Pledged Loan was transferred from a Seller to the Depositor.
“Loan File” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement under which such Pledged Loan was transferred from a Seller to the Depositor.
“Loss to Liquidation Ratio” shall mean for any Payment Date, a fraction (i) the numerator of which is the aggregate outstanding Loan Balance on such date of all Pledged Loans which became Defaulted Loans during the related Due Period and (ii) the denominator of which is the sum of (A) the aggregate outstanding Loan Balance on such date of all Pledged Loans which became Defaulted Loans during the related Due Period and (B) the excess of (x) all Collections and other payments (including prepayments related to Timeshare Upgrades and all other prepayments) of principal, interest and fees (which for the sake of clarity, excludes maintenance fees assessed with respect to POAs) over (y) all Interest Collections, in each case collected from or on behalf of the Obligors during the related Due Period on the Pledged Loans.

“Major Credit Card” shall mean a credit card issued by any VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank or Diners Club International Ltd. credit card affiliate or member entity.
“Majority Facility Investors” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Mandatory Redemption Date” shall mean the Payment Date falling in the twelfth calendar month after the calendar month in which the Liquidity Termination Date occurs.
“Market Servicing Rate” shall mean the rate calculated by the Trustee following a Servicer Default, which rate shall be calculated as follows: (1) the Trustee shall, within 10 Business Days after the occurrence of a Servicer Default, solicit bids from entities which are experienced in servicing loans similar to the Pledged Loans and shall request delivery of such bids to the Trustee within 30 days of the delivery of the notice to potential Successor Servicers, and such bids shall state a servicing fee as part of the bid and (2) upon the receipt of three arms-length bids, the Trustee shall disregard the highest bid and the lowest bid and select the remaining middle bid, and the servicing fee rate bid by such bidder shall be the Market Servicing Rate.
“Material Adverse Effect” shall mean, with respect to any Person and any event or circumstance, a material adverse effect on:
(a)    the business, properties, operations or condition (financial or otherwise) of any of such Person;
(b)    the ability of such Person to perform its respective obligations under any of the Facility Documents to which it is a party;
(c)    the validity or enforceability of, or collectibility of amounts payable under, this Indenture or any of the Facility Documents to which it is a party;
(d)    the status, existence, perfection or priority of any Lien arising through or under such Person under any of the Facility Documents to which it is a party; or
(e)    the value, validity, enforceability or collectibility of the Pledged Loans or any of the other Pledged Assets.
“Maturity Date” shall mean the January 2035 Payment Date.
“Member” shall have the meaning assigned thereto in the LLC Agreement.
“Missing Documentation Loan” shall mean any Pledged Loan with respect to which (A) the original Loan and/or the related Loan File or any part thereof are not in the possession of the Custodian at the time of the sale of such Loan to the Depositor and (B) if the related Mortgage is not in the possession of the Custodian because it has been removed from the Loan File for review and recording in the local real property recording office, it has not been returned to the

Loan File in the time frame required by the applicable Seller Purchase Agreement, or if the documentation is not in the possession of the Custodian because it has not been delivered by the Seller thereof to the Custodian, such documentation is not in the custody of the Custodian within 30 days after the date of the sale of such Loan to the Issuer.
“Monthly Servicer Fee” shall mean, in respect of any Due Period (or portion thereof), an amount equal to one-twelfth of the product of (a) 1.10% and (b) the Aggregate Loan Balance on the first day of such Due Period (or portion thereof) or if a Successor Servicer has been appointed and accepted the appointment or if the Trustee is acting as Servicer, an amount equal to one-twelfth of the product of (x) the lesser of 3.5% and the Market Servicing Rate and (y) the Aggregate Loan Balance on the first day of such Due Period.
“Monthly Servicing Report” shall mean each monthly report prepared by the Servicer as provided in Section 8.3.
“Monthly Trustee Fee” shall mean, in respect of any Due Period, the sum of $1,000.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage” shall mean any mortgage, deed of trust, purchase money deed of trust or deed to secure debt encumbering the related Timeshare Property, granted by the related Obligor to the Originator of a Loan to secure payments or other obligations under such Loan.
“Multiemployer Plan” shall have the meaning set forth in Section 3(37) of ERISA.
“Net Liquidation Proceeds” shall mean, with respect to any Defaulted Loan which has not been released from the Lien of this Indenture, the net proceeds of the sale, liquidation or other disposition of the Defaulted Loan and/or related Pledged Assets.
“New York UCC” shall have the meaning set forth in Section 1.2(f).
“Nominee” shall have the meaning set forth in each Seller Purchase Agreement.
“Non-Conduit Committed Purchaser” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Non-Purchased Default Percentage” shall mean, for any Payment Date, a fraction (i) the numerator of which is the aggregate outstanding Loan Balance on such date of all Pledged Loans which became Defaulted Loans during the related Due Period and were not subsequently repurchased by the Seller and (ii) the denominator of which is the Aggregate Loan Balance on such Payment Date (without giving effect to any transfers of additional Pledged Loans to the Collateral Agent following the last day of the related Due Period).
“Non-US Excess Amount” shall mean, on any date, the amount by which (i) the sum of the Loan Balances on such date for all Pledged Loans with Obligors with billing addresses not located in the United States of America as of the last day of the immediately preceding Due Period exceeds (ii) five percent (5%) of the Adjusted Loan Balance on such date.

“Non-WorldMark Loan Excess Amount” shall mean, on any date, the amount by which (i) the sum of the Loan Balances on such date for all Wyndham Loans exceeds (ii) 70% of the Adjusted Loan Balance on such date.
“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of October 5, 2017, which relates to the sale of the Series 2017-A Notes by the Issuer, and that is by and among the Issuer, the Depositor, the Servicer, the Performance Guarantor, the Deal Agent, the Purchasers and the Funding Agents as amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with its terms.
“Note Register” shall have the meaning specified in Section 2.5.
“Note Registrar” shall have the meaning specified in Section 2.5.
“Noteholder” or “Holder” shall mean the Person in whose name a Series 2017-A Note is registered in the Note Register.
“Notes Increase Date” shall mean with respect to an Increase, the Business Day on which the Increase occurs pursuant to Section 2.17.
“Notes Interest” shall mean for each Series 2017-A Note on any Payment Date, an amount equal to the Carrying Costs for the related Accrual Period with respect to a Non-Conduit Committed Purchaser that holds such Series 2017-A Note or the Purchaser Group in whose Funding Agent’s name such Series 2017-A Note is registered, as applicable, as such amount is reported to the Trustee by the Deal Agent or the Servicer; plus the Purchaser Fees due on such Payment Date to such Noteholder under the terms of the Fee Letter as such amounts are reported to the Trustee by the Deal Agent or the Servicer.
“Notes Principal Amount” shall mean, as of the close of business on any date, the Initial Notes Principal Amount plus (i) the aggregate amount of all Increases made with respect to the Series 2017-A Notes pursuant to Section 2.17 less (ii) the aggregate amount of all principal payments made on the Series 2017-A Notes on or prior to such date less (iii) the principal amount of any Series 2017-A Notes cancelled pursuant to Section 2.22; provided that any principal payments required to be returned to the Issuer shall be reinstated to the Notes Principal Amount.
“Notice of Increase” shall mean the notice presented by the Issuer to the Deal Agent, Servicer and Trustee to request an Increase.
“NPA Costs” shall mean, as of any Payment Date, the Breakage and Other Costs as defined in the Note Purchase Agreement due and payable on such Payment Date.
“Obligor” shall mean, with respect to any Loan, the Person or Persons obligated to make Scheduled Payments thereon.
“Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Trustee signed by any Vice President or more senior officer of the

Issuer or the Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by any Vice President or more senior officer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.
“Opinion of Counsel” shall mean a written opinion of counsel who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.
“Originator,” with respect to any Pledged Loan, shall have the meaning assigned to such term in the Seller Purchase Agreement under which such Pledged Loan was transferred to the Depositor or if such term is not so defined, the entity which originates or acquires Loans and transfers such Loans directly or through a Seller to the Depositor.
“PAC” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized debit.
“Parent Corporation” shall mean Wyndham Worldwide.
“Paying Agent” shall mean the Trustee or any successor thereto, in its capacity as paying agent for the Series 2017-A Notes.
“Payment Date” shall mean the 13th day of each calendar month, or, if such 13th day is not a Business Day, the next succeeding Business Day, commencing November 13, 2017.
“Performance Guaranty” shall mean that Performance Guaranty dated as of October 5, 2017 given by Wyndham Worldwide in favor of the Issuer, the Depositor and the Trustee.
“Performance Guarantor” shall mean Wyndham Worldwide.
“Permitted Encumbrances” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement under which such Pledged Loan was transferred from a Seller to the Depositor.
“Permitted Investments” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Payment Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Payment Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short term senior unsecured debt rating of at least “F-l” by Fitch, “A-1” by S&P or “P-l” by Moody’s; (iii) repurchase agreements having maturities on or before the first Payment Date after the date of acquisition for underlying securities of the types described in clauses (i) and (ii) above or clause (iv) below with any institution having a short term senior unsecured debt rating of at least “F-l” by Fitch, “A-l” by S&P, or “P-l” by Moody’s; (iv) commercial paper maturing on or before the first Payment Date after the date of acquisition and having a short term senior unsecured debt rating of at least “F-l” by Fitch, “A-l” by S&P or

“P-l” by Moody’s; and (v) money market funds rated “Aaa” by Moody’s which invest solely in any of the foregoing, including any such funds in which the Trustee or an Affiliate of the Trustee acts as an investment advisor or provides other investment related services; provided, however, that no obligation of any Seller shall constitute a Permitted Investment.
“Person” shall mean any person or entity including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity or organization of any nature, whether or not a legal entity.
“Plan” shall mean an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.
“Pledged Asset” with respect to each Pledged Loan, shall mean the related “Assets” as defined in the Depositor Purchase Agreement.
“Pledged Loan” shall mean the Initial Pledged Loans and any Additional Pledged Loans, but excluding any Released Pledged Loans.
“POA” shall have the meaning assigned thereto in each Seller Purchase Agreement.
“Post Office Box” shall mean each post office box to which Obligors are directed to mail payments in respect of the Pledged Loans.
“Post-Spin Test” means a test that will be satisfied (i) on any date prior to the spin-off of Wyndham Worldwide’s hotel business and (ii) on any date following the spin-off of Wyndham Worldwide’s hotel business if the public rating of the senior unsecured debt of Wyndham Worldwide (or its successors or assigns) is higher than or equal to “BB-” by Standard and Poor’s and higher than or equal to “Ba3” by Moody’s.
“Potential Amortization Event” shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute an Amortization Event.
“Potential Event of Default” shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.
“Potential Servicer Default” shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute a Servicer Default.
“Presidential Reserve Loan” shall mean any Pledged Loan which provides financing for the purchase of an UDI in a Timeshare Property Regime at a Resort in which all or a portion of the units comprising such Timeshare Property Regime are designated as Presidential Reserve units and in respect of which units the owners have preferential reservation rights.
“Presidential Reserve Loan Excess Amount” shall mean, on any date, the amount by which (i) the sum of the Loan Balances on such date for all Pledged Loans which are Presidential

Reserve Loans as of the last day of the immediately preceding Due Period exceeds (ii) 10% of the Adjusted Loan Balance on such date.
“Principal Distribution Amount” shall mean, for any Payment Date (i) so long as neither an Amortization Event nor the Termination Date has occurred, an amount equal to the Borrowing Base Shortfall on such Payment Date; and (ii) on or after the Termination Date or the occurrence of an Amortization Event, the lesser of (x) the Notes Principal Amount and (y) the excess of (1) the entire amount of the remaining Available Funds after making provisions for the payments and distributions required under clauses FIRST through FIFTH in Section 4.1 on such Payment Date over (2) the amount, if any, by which the amount on deposit in the Reserve Account is less than the Reserve Required Amount on such Payment Date.
“Priority of Payments” shall mean the application of Available Funds in accordance with Section 4.1.
“Proceeding” shall have the meaning specified in Section 11.3.
“Purchase” shall mean a purchase of Pledged Loans by the Issuer from the Depositor pursuant to the Depositor Purchase Agreement.
“Purchaser” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Purchaser Commitment Amount” with respect to each Purchaser Group or each Non-Conduit Committed Purchaser, shall have the meaning assigned to that term in the Note Purchase Agreement.
“Purchaser Fees” shall have the meaning specified in the Fee Letter.
“Purchaser Group” shall have the meaning assigned to that term in the Note Purchase Agreement.
“PYF 2014-A Notes” shall mean the Premium Yield Facility 2014-A LLC Floating Rate Vacation Timeshare Loan Backed Notes, Series 2014-A.
“Qualified Hedge Provider” shall mean, at any time, (i) JP Morgan Chase Bank, N.A. or an Affiliate thereof or (ii) any financial institution with a short term unsecured debt rating of at least “A-1” from S&P and at least “P-1” from Moody’s, and a long term rating of at least “A” from S&P and at least “A2” from Moody’s.
“Qualified Substitute Loan” shall mean a substitute Pledged Loan that is an Eligible Loan on the applicable date of substitution and that on such date of substitution has a coupon rate not less than the coupon rate of the substituted Pledged Loan.
“Rating Agency” shall mean at any time any nationally recognized statistical rating organization then maintaining a rating on the Series 2017-A Notes at the request of the Issuer.

“Rating Agency Condition” shall mean, with respect to any action to be taken, that each Rating Agency shall have been given at least five (5) days prior notice thereof by the Issuer and shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, downgrade, suspension or withdrawal of the rating then assigned by it to the Series 2017-A Notes.
“Record Date” shall mean the date on which Noteholders entitled to receive a payment of interest or principal on the succeeding Payment Date are determined, such date as to any Payment Date being the day preceding such Payment Date (or if such day is not a Business Day, the immediately preceding Business Day).
“Registered Noteholder” shall mean a Holder of a Series 2017-A Note that is registered in the Note Register.
“Registered Notes” shall have the meaning set forth in Section 2.1.
“Release Date” shall mean the date on which Pledged Loans are released from the Lien of this Indenture.
“Release Price” shall mean an amount equal to the outstanding Loan Balance of the Pledged Loan as of the date on which the release is to be made, plus accrued and unpaid interest thereon to the date of such release.
“Released Pledged Loan” shall mean any Loan which was a Pledged Loan, but which was released from the Lien of this Indenture pursuant to the terms hereof; provided that any Released Pledged Loan which subsequently becomes an Additional Pledged Loan shall not be a Released Pledged Loan, unless and until such Loan is again released from the Lien of the Indenture pursuant to the terms hereof.
“Required Cap Rate” shall mean, for any Accrual Period, the Weighted Average Series 2017-A Loans Rate less 7.50%.
“Required Facility Investors” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Reserve Account” shall have the meaning specified in Section 4.6.
“Reserve Required Amount” shall mean as of any date, (i) as long as neither an Amortization Event nor the Termination Date has occurred, an amount equal to 2.50% of the Aggregate Loan Balance and (ii) on or after the occurrence of an Amortization Event or the Termination Date, an amount equal to the lesser of (x) 0.25% of the Facility Limit and (y) 50% of the Notes Principal Amount as of such date (before taking into account any distributions of principal on such date).
“Resort” shall have the meaning set forth in each Seller Purchase Agreement.

“Responsible Officer” shall mean any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.
“Revolving Credit Agreement” shall mean the Credit Agreement dated as of May 25, 2015, among Wyndham Worldwide, as borrower, the lenders party to the agreement from time to time, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, The Bank of Nova Scotia, Deutsche Bank AG, New York Branch, The Royal Bank of Scotland PLC, Wells Fargo Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Compass Bank, Barclays Bank PLC, Goldman Sachs Bank USA, The Bank of Tokyo Mitsubishi UFJ, Ltd., U.S. Bank National Association and SunTrust Bank as co-documentation agents, as amended from time to time in accordance with the terms thereof and any replacement credit agreement thereto.
“S&P” shall mean Standard & Poor’s Ratings Services or any successor thereto.
“Sale” shall have the meaning specified in Section 11.12(a).
“Scheduled Payment” shall mean the scheduled monthly payment of principal and interest on a Pledged Loan.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
“Securitized Pool” shall mean, as of any date, all assets originated by the Originators or any other Affiliate of WCF and financed by any special purpose entity and that are serviced by WCF including the assets in all term issuances, all warehouse facilities (other than the Series 2017-A Notes) and other securitization facilities that are outstanding at any time between the Closing Date and the date on which the Series 2017-A Notes are paid in full, excluding the pool securing the PYF 2014-A Notes and any securitized pool of assets that is not composed of collateral with eligibility requirements generally analogous to those of the Pledged Loans (other than with respect to Green Loans).
“Securitized Pool Default Percentage” shall mean for any Due Period a fraction (i) the numerator of which is the aggregate outstanding principal balance due in respect of all loans in the Securitized Pool which became Securitized Pool Defaulted Loans during such Due Period and (ii) the denominator of which is the aggregate outstanding loan balance due in respect of all loans in the Securitized Pool as of the last day of such Due Period.
“Securitized Pool Defaulted Loan” shall mean any loan in the Securitized Pool (a) with any portion of a scheduled monthly payment of principal or interest is delinquent more than 120 days, (b) with respect to which WCF as servicer shall have determined in good faith that the related obligor will not resume making scheduled monthly payments, (c) for which the related obligor shall have become the subject of a proceeding under a Debtor Relief Law or (d) for which cancellation or foreclosure actions have been commenced.

“Securitized Pool Delinquency Ratio” shall mean for any Due Period, a fraction (i) the numerator of which is the aggregate outstanding principal balance due in respect of all loans in the Securitized Pool which are Securitized Pool Delinquent Loans at the end of such Due Period and (ii) the denominator of which is the aggregate outstanding loan balance due in respect of all loans in the Securitized Pool as of the last day of such Due Period.
“Securitized Pool Delinquent Loan” shall mean any loan in the Securitized Pool with any scheduled monthly payment of interest or principal (or any portion thereof) delinquent more than 60 days other than a loan that is a Securitized Pool Defaulted Loan.
“Securitized Pool Four Month Default Percentage” shall mean, for any Payment Date, the sum of the Securitized Pool Default Percentages for each of the four immediately preceding Due Periods divided by four.
“Securitized Pool Three Month Rolling Average Delinquency Percentage” shall mean, for any Payment Date, the sum of the Securitized Pool Delinquency Ratios for each of the three immediately preceding Due Periods divided by three.
“Seller” shall have the meaning assigned to that term in any Seller Purchase Agreement.
“Seller of Series 2017-A Loans” shall mean a Seller which has sold a Loan to the Depositor which is a Pledged Loan.
“Seller Purchase Agreements” shall mean collectively (i) the Master Loan Purchase Agreement among WCF, as Seller, WVRI, WRDC and the other Originators named therein and the Depositor, as supplemented by the Series 2017-A Supplement thereto (the “Existing Seller Purchase Agreement”) and (ii) with respect to any Approved Loans originally sold by a Seller to the Depositor under a Collateral Seller Purchase Agreement, such Collateral Seller Purchase Agreement.
“Senior Carrying Costs” shall have the meaning assigned to that term in the Note Purchase Agreement.
“Senior Notes Interest” shall mean, for each Series 2017-A Note on any Payment Date, the sum of (i) the sum of the Senior Carrying Costs for such Series 2017-A Note for each day within the Accrual Period with respect to such Payment Date and (ii) the Unused Fee for such Payment Date with respect to the Purchaser Group or Non-Conduit Committed Purchaser that holds such 2017-A Note.
“Senior Overdue Interest” shall mean, as of any Payment Date, the amount, if any, by which the aggregate Senior Notes Interest in respect of all Series 2017-A Notes on all prior Payment Dates exceeds the amount paid to Noteholders on such prior Payment Dates pursuant to clause FOURTH of Section 4.1, together with interest thereon for each Accrual Period at the rate of the Bank Base Rate plus 1.5%.
“Series 2017-A Loan” shall mean a Loan that is a Pledged Loan.

“Series 2017-A Loan Schedule” shall mean the loan schedule containing information about the Pledged Loans, which loan schedule is delivered electronically by the Issuer to the Trustee as of the Initial Advance Date, and as such schedule is amended by delivery electronically by the Issuer to the Trustee of information related to the release of Pledged Loans or the Grant of Additional Pledged Loans or Qualified Substitute Loans.
“Series 2017-A Notes” shall mean the Sierra Timeshare Conduit Receivables Funding III, LLC, Loan-Backed Variable Funding Notes, Series 2017-A, issued pursuant hereto.
“Series 2017-A Supplement” shall mean the Series 2017-A Supplement, dated as of October 5, 2017, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, to the Master Loan Purchase Agreement among WCF, as Seller, WVRI, WRDC, the other Originators named therein and the Depositor pursuant to which the Seller sells Loans to the Depositor.
“Service Transfer” shall have the meaning specified in Section 12.1.
“Servicer” shall mean Wyndham Consumer Finance, Inc., a Delaware corporation, or any Successor Servicer appointed pursuant to Section 12.2.
“Servicer Advance” shall mean amounts, if any, advanced by the Servicer, at its option, pursuant to Section 7.16 to cover any shortfall between (i) the Scheduled Payments on the Pledged Loans for a Due Period, and (ii) the amounts actually deposited in the Collection Account on account of such Scheduled Payments on or prior to the Payment Date immediately following such Due Period.
“Servicer Default” shall mean the defaults specified in Section 12.1.
“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.
“Settlement Statement” shall mean the information furnished by the Servicer to the Trustee for distribution to the Noteholders pursuant to Section 8.1.
“State” shall mean any one of the 50 states of the United States plus the District of Columbia.
“State Concentration Excess Amount” shall mean, on any date, the sum of (i) with respect to each State other than California, the amount by which the sum of the Loan Balances on such date of all Pledged Loans of Obligors with mailing addresses located in such State on the last date of the immediately preceding Due Period exceeds twenty percent (20%) of the Adjusted Loan Balance on such date plus (ii) with respect to California, the amount by which the sum of the Loan Balances on such date of all Pledged Loans of Obligors with mailing addresses located in California on the last day of the immediately preceding Due Period exceeds thirty percent (30%) of the Adjusted Loan Balance on such date.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.
“Substitution Adjustment Amount” shall have the meaning specified in the Depositor Purchase Agreement.
“Successor Servicer” shall have the meaning set forth in Section 12.2.
“Supplemental Grant” shall mean, with respect to any Additional Pledged Loans Granted as provided in Section 5.1 of this Indenture, a Supplemental Grant substantially in the form of Exhibit A which shall be accompanied by an amendment which amends the Series 2017-A Loan Schedule listing such Loans and which shall be deemed to be incorporated into and made a part of this Indenture.
“Tax Sharing Agreement” shall mean the Tax Sharing Agreement dated as of October 5, 2017 by and among the Issuer, Wyndham Worldwide and WCF as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Termination Date” shall mean the earliest to occur of (i) the Mandatory Redemption Date (unless repayment of the Series 2017-A Notes is waived in accordance with Section 2.13(a)), (ii) the Maturity Date and (iii) the first Payment Date on which the Liquidity Termination Date has occurred with respect to any Purchaser Group or any Non-Conduit Committed Purchaser.
“Termination Notice” shall have the meaning specified in Section 12.1.
“Three Month Rolling Average Delinquency Ratio” shall mean for any Payment Date, the sum of the Delinquency Ratios for such Payment Date and each of the two immediately preceding Payment Dates divided by three (or, to the extent that less than three Payment Dates have occurred since the Closing Date, the sum of the Delinquency Ratios for each such Payment Date divided by the number of such Payment Dates).
“Three Month Rolling Average Loss to Liquidation Ratio” shall mean for any Payment Date, the sum of the Loss to Liquidation Ratios for such Payment Date and each of the two immediately preceding Payment Dates divided by three (or, to the extent that less than three Payment Dates have occurred since the Closing Date, the sum of the Loss to Liquidation Ratios for each such Payment Date divided by the number of such Payment Dates).
“Timeshare Property” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement under which such Pledged Loan was transferred to the Depositors.

“Timeshare Property Regime” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement, under which such Pledged Loan was transferred to the Depositor.
“Timeshare Upgrade” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement, under which such Pledged Loan was transferred to the Depositor.
“Title Clearing Agreement” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Seller Purchase Agreement, under which such Pledged Loan was transferred to the Depositor.
“Transition Period” shall mean the period from the date a Seller acquires an organization, facility or program from an unrelated entity to the date on which such Seller has fully converted the servicing of Loans related to such organization, facility or program to the Servicer’s Credit Standards and Collection Policies.
“Trustee” shall mean Wells Fargo, or its successor in interest, or any successor trustee appointed as provided in this Indenture.
“Trustee Fee Letter” shall mean the schedule of fees attached as Schedule 1, and all amendments thereof, supplements thereto or replacements thereto.
“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.
“UDI” shall have the meaning assigned thereto in each Seller Purchase Agreement.
“Unused Fees” shall mean with respect to any Purchaser Group or any Non-Conduit Committed Purchaser, the unused fee described in the Fee Letter.
“USA Patriot Act” shall have the meaning set forth in Section 15.20.
“Vacation Credits” shall mean ownership interests in WorldMark that entitle the owner thereof to use WRDC Resorts that are owned by WorldMark.
“WCF” shall mean Wyndham Consumer Finance, Inc., a Delaware corporation.
“Weighted Average Series 2017-A Loans Rate” shall mean, with respect to any Accrual Period, the weighted average of the Contract Rates for all Pledged Loans as the last day of the Due Period immediately preceding the related Payment Date.
“Wells Fargo” Wells Fargo Bank, National Association.
“WorldMark” shall mean WorldMark, The Club, a California non-profit mutual benefit corporation, and its successors in interest.

“WorldMark Adjusted Loan Balance” shall mean, on any date, the Loan Balances on such date of all WorldMark Loans minus the sum of (i) the Loan Balances of any WorldMark Loans which are Defaulted Loans as of the last day of the immediately preceding Due Period, (ii) the Loan Balances of any WorldMark Loans which are Delinquent Loans as of the last day of the immediately preceding Due Period, (iii) the Loan Balances of any WorldMark Loans which are Defective Loans as of the last day of the immediately preceding Due Period, (iv) the portion of the FICO Score of 7-Year Loans Excess Amount comprised of WorldMark Loans on such date and (v) the portion of the FICO Score of 10-Year Loans Excess Amount comprised of WorldMark Loans on such date.
“WorldMark Loans” shall mean Pledged Loans originated by WRDC.
“WorldMark Loan FICO Score 650 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are WorldMark Loans that have a FICO Score of 650 or less exceeds (ii) 11.50% of the WorldMark Adjusted Loan Balance on such date.
“WorldMark Loan FICO Score 700 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are WorldMark Loans that have a FICO Score of 700 or less exceeds (ii) the sum of (A) 39% of the WorldMark Adjusted Loan Balance on such date and (B) the WorldMark Loan FICO Score 650 Excess Amount on such date.
“WorldMark Loan FICO Score 750 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are WorldMark Loans that have a FICO Score of 750 or less exceeds (ii) the sum of (A) 70.75% of the WorldMark Adjusted Loan Balance on such date, (B) the WorldMark Loan FICO Score 650 Excess Amount on such date and (C) the WorldMark Loan FICO Score 700 Excess Amount on such date.
“WorldMark Loan FICO Score 800 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are WorldMark Loans that have a FICO Score of 800 or less exceeds (ii) the sum of (A) 93.25% of the WorldMark Adjusted Loan Balance on such date, (B) the WorldMark Loan FICO Score 650 Excess Amount on such date, (C) the WorldMark Loan FICO Score 700 Excess Amount on such date and (D) the WorldMark Loan FICO Score 750 Excess Amount on such date.
“WorldMark Resorts” shall mean resorts developed by WRDC in which WRDC sells vacation ownership interests
“WRDC” shall mean Wyndham Resort Development Corporation, an Oregon corporation and its successors and assigns.
“WRDC California Loan” shall mean a Pledged Loan which was originated by WRDC and relates to Vacation Credits sold in California.

“WRDC Timeshare Upgrade” shall mean a Loan which was sold to the Depositor by WRDC and with respect to which the Obligor purchases a Timeshare Upgrade.
“WVRI” shall mean Wyndham Vacation Resorts, Inc., a Delaware corporation and its successors and assigns.
“Wyndham Adjusted Loan Balance” shall mean, on any date, the Loan Balances on such date of all Wyndham Loans minus the sum of (i) the Loan Balances of any Wyndham Loans which are Defaulted Loans as of the last day of the immediately preceding Due Period, (ii) the Loan Balances of any Wyndham Loans which are Delinquent Loans as of the last day of the immediately preceding Due Period, (iii) the Loan Balances of any Wyndham Loans which are Defective Loans as of the last day of the immediately preceding Due Period, (iv) the portion of the FICO Score of 7-Year Loans Excess Amount comprised of Wyndham Loans on such date and (v) the portion of the FICO Score of 10-Year Loans Excess Amount comprised of Wyndham Loans on such date.
“Wyndham Loans” shall mean Pledged Loans other than WorldMark Loans.
“Wyndham Loan FICO Score 650 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are Wyndham Loans that have a FICO Score of 650 or less exceeds (ii) 10% of the Wyndham Adjusted Loan Balance on such date.
“Wyndham Loan FICO Score 700 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are Wyndham Loans that have a FICO Score of 700 or less exceeds (ii) the sum of (A) 34% of the Wyndham Adjusted Loan Balance on such date and (B) the Wyndham Loan FICO Score 650 Excess Amount on such date.
“Wyndham Loan FICO Score 750 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are Wyndham Loans that have a FICO Score of 750 or less exceeds (ii) the sum of (A) 66.50% of the Wyndham Adjusted Loan Balance on such date, (B) the Wyndham Loan FICO Score 650 Excess Amount on such date and (C) the Wyndham Loan FICO Score 700 Excess Amount on such date.
“Wyndham Loan FICO Score 800 Excess Amount” shall mean, on any date, the amount by which (i) the sum of Loan Balances on such date for all Pledged Loans that are Wyndham Loans that have a FICO Score of 800 or less exceeds (ii) the sum of (A) 92% of the Wyndham Adjusted Loan Balance on such date, (B) the Wyndham Loan FICO Score 650 Excess Amount on such date, (C) the Wyndham Loan FICO Score 700 Excess Amount on such date and (D) the Wyndham Loan FICO Score 750 Excess Amount on such date.
“Wyndham Worldwide” shall mean Wyndham Worldwide Corporation and its successors and assigns.
Section 1.2    Other Definitional Provisions.

(a)    Terms used in this Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Existing Seller Purchase Agreement or the Depositor Purchase Agreement.
(b)    All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(c)    As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time. To the extent that the definitions of accounting terms herein or in any certificate or other document delivered pursuant hereto are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or in any such certificate or other document shall control.
(d)    Any reference to a Rating Agency or to each Rating Agency shall only apply to a rating agency then rating the Series 2017-A Notes, and any reference to satisfaction of the Rating Agency Condition or to delivery of documents or other items to the Rating Agencies or to a Rating Agency shall only apply to a rating agency then rating the Series 2017-A Notes. Other than as set forth in Section 15.16, at any time when the Series 2017-A Notes are not rated by any Rating Agency all references in this Indenture to actions to be taken with respect to any Rating Agency or the Rating Agencies and/or the Rating Agency Condition shall be disregarded and shall be of no effect.
(e)    Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.
(f)    Terms used herein that are defined in the New York Uniform Commercial Code (the “New York UCC”) and not otherwise defined herein shall have the meanings set forth in the New York UCC, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.
(g)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Article, Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.
(h)    In determining whether the requisite percentage of Noteholders or of all Noteholders have concurred in any direction, waiver or consent, Series 2017-A Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in making such determination or relying on any such direction, waiver or consent, only Series 2017-A Notes which a Responsible Officer of the Trustee knows pursuant to written notice (or in the case of the Issuer, by reference to the Note Register if the Trustee is also the Note Registrar) are so owned shall be so disregarded. Series 2017-A Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Series 2017-A Notes and that the pledgee is not the Issuer, any other obligor upon the Series 2017-A Notes, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons.
Section 1.3    Intent and Interpretation of Documents
The arrangement by this Indenture, the Seller Purchase Agreements, any Approved Sale Agreement, the Depositor Purchase Agreement, the Custodial Agreement, the Collateral Agency Agreement and the other Facility Documents is intended not to be a taxable mortgage pool for federal income tax purposes, and is intended to constitute a sale of the Loans by the applicable Seller or Approved Seller to the Depositor for commercial law purposes. Each of the Depositor and the Issuer are and are intended to be a legal entity separate and distinct from each Seller and Approved Seller for all purposes other than tax purposes. This Indenture and the other Facility Documents shall be interpreted to further these intentions.
ARTICLE II
THE NOTES
Section 2.1    Form Generally.
(a)    The Series 2017-A Notes shall be issued in fully registered form without interest coupons (the “Registered Notes”). The Series 2017-A Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms set forth as Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the Authorized Officers of the Issuer executing the Series 2017-A Notes as evidenced by their execution of the Series 2017-A Notes. Any portion of the text of any Series 2017-A Note may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Note.
The Series 2017-A Notes shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Series 2017-A Notes, as evidenced by their execution of such Series 2017-A Notes.
All Series 2017-A Notes shall be dated as provided in Section 2.15.

(b)    Each Series 2017-A Note shall have a grid attached to it on which there shall be recorded the advances made on such Series 2017-A Note and all principal payments made on that Note; provided, that such amounts may instead be recorded in the Purchaser’s or Funding Agent’s records and the failure to make such recordings shall not affect the obligations of the Issuer hereunder or under such Series 2017-A Note.
(c)    One Series 2017-A Note shall initially be issued for each Purchaser Group and be registered in the name of the Funding Agent for that Purchaser Group as set forth in Exhibit B.
(d)    One Series 2017-A Note shall be issued for each Non-Conduit Committed Purchaser and be registered in the name of the Non-Conduit Committed Purchaser itself as set forth in Exhibit B.
Section 2.2    Denominations.
Except as otherwise specified in this Indenture and the Series 2017-A Notes, each Series 2017-A Note shall be issued in fully registered form in minimum amounts of U.S. $1,000.
Section 2.3    Execution, Authentication and Delivery.
Each Series 2017-A Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer of the Issuer.
Series 2017-A Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Series 2017-A Notes or does not hold such office at the date of issuance such Series 2017-A Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Series 2017-A Notes executed by the Issuer to the Trustee for authentication and delivery, and the Trustee shall authenticate and deliver such Series 2017-A Notes as provided in this Indenture and not otherwise.
No Series 2017-A Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Series 2017-A Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Series 2017-A Note shall be conclusive evidence, and the only evidence, that such Series 2017-A Note has been duly authenticated and delivered hereunder.
Section 2.4    Authentication Agent.
(a)    The Trustee may appoint one or more Authentication Agents with respect to the Series 2017-A Notes which shall be authorized to act on behalf of the Trustee in authenticating the Series 2017-A Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Series 2017-A Notes. Whenever reference is made in this

Indenture to the authentication of Series 2017-A Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authentication Agent and a certificate of authentication executed on behalf of the Trustee by an Authentication Agent. Each Authentication Agent must be acceptable to the Issuer and the Servicer.
(b)    Any institution succeeding to the corporate agency business of an Authentication Agent shall continue to be an Authentication Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authentication Agent.
(c)    An Authentication Agent may at any time resign by giving notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authentication Agent by giving notice of termination to such Authentication Agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authentication Agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor Authentication Agent. Any successor Authentication Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authentication Agent. No successor Authentication Agent shall be appointed unless acceptable to the Issuer and the Servicer.
(d)    The Issuer agrees to pay to each Authentication Agent from time to time reasonable compensation for its services under this Section 2.4.
(e)    The provisions of Sections 13.1 and 13.3 shall be applicable to any Authentication Agent.
(f)    Pursuant to an appointment made under this Section 2.4, the Series 2017-A Notes may have endorsed thereon, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
“This is one of the Series 2017-A Notes described in the within-mentioned agreement.

as Authentication Agent
for the Trustee
By:
Authorized Signatory”
Section 2.5    Registration of Transfer and Exchange of Series 2017-A Notes.
(a)    The Issuer shall cause to be kept at the Corporate Trust Office initially, a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Series 2017-A Notes and the registration of transfers of Series 2017-A Notes shall be provided. A note registrar (which may be the Trustee) (in such capacity, the “Note Registrar”) shall provide for the registration of Registered Notes and transfers and exchanges of Registered Notes as herein provided. The Note Registrar shall initially be the Trustee. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar. If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of the Notes.
The Trustee may revoke such appointment and remove any Note Registrar if the Trustee determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon thirty (30) days’ notice to the Issuer and the Trustee; provided, however, that such resignation shall not be effective and such Note Registrar shall continue to perform its duties as Note Registrar until the Issuer has appointed a successor Note Registrar.
Upon surrender for registration of transfer or exchange of any Registered Note at any office or agency of the Note Registrar maintained for such purpose, subject to any transfer restrictions contained in this Indenture, one or more new Registered Notes in authorized denominations of like tenor and aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.
At the option of a Registered Noteholder, subject to the provisions of this Section 2.5 and any restrictions contained in this Indenture, Registered Notes may be exchanged for other Registered Notes of authorized denominations of like tenor and aggregate principal amount, upon surrender of the Registered Notes to be exchanged at any such office or agency.
All Series 2017-A Notes issued upon any registration of transfer or exchange of Series 2017-A Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Series 2017-A Notes surrendered upon such registration of transfer or exchange.
The preceding provisions of this Section 2.5(a) notwithstanding, the Trustee or the Note Registrar, as the case may be, shall not be required to register the transfer of or exchange any Series 2017-A Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.
Whenever any Series 2017-A Notes are so surrendered for exchange, subject to any restrictions contained in this Indenture, the Issuer shall execute and the Trustee shall authenticate and deliver the Series 2017-A Notes which the Noteholder making the exchange is entitled to receive. Every Series 2017-A Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the

Trustee or the Note Registrar duly executed by the Noteholder or the attorney-in-fact thereof duly authorized in writing.
Series 2017-A Notes issued upon transfer, exchange or replacement of other Series 2017-A Notes shall represent the outstanding principal amount of the Series 2017-A Notes so transferred, exchanged or replaced. If any Series 2017-A Note is divided into more than one Series 2017-A Note in accordance with this Article II the aggregate principal amount of the Series 2017-A Notes delivered in exchange shall, in the aggregate be equal to the principal amount of the divided Series 2017-A Note.
No service charge shall be made for any registration of transfer or exchange of Series 2017-A Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.
All Series 2017-A Notes surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee.
The Issuer shall execute and deliver to the Trustee Series 2017-A Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Series 2017-A Notes.
(b)    The Note Registrar will maintain at its expense in Minneapolis, Minnesota, or New York, New York an office or agency where Series 2017-A Notes may be surrendered for registration of transfer or exchange.
Section 2.6    Mutilated, Destroyed, Lost or Stolen Series 2017-A Notes.
If (a) any mutilated Series 2017-A Note is surrendered to the Note Registrar or the Trustee, or the Note Registrar and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss or theft there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuer, the Note Registrar and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Series 2017-A Note has been acquired by a protected purchaser, the Issuer shall execute, and the Trustee shall authenticate and the Note Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Series 2017-A Note of like tenor and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Series 2017-A Note shall have become or within seven days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Series 2017-A Note without surrender thereof, except that any mutilated Series 2017-A Note shall be surrendered. If, after the delivery of such replacement Series 2017-A Note or payment of a destroyed, lost or stolen Series 2017-A Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Series 2017-A Note in lieu of which such replacement Series 2017-A Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Series 2017-A Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Series 2017-A Note from such Person to whom such replacement Series 2017-A Note was delivered or any assignee of such Person, except a protected purchaser and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.
In connection with the issuance of any replacement Series 2017-A Note under this Section 2.6, the Issuer or the Note Registrar may require the payment by the Holder of such Series 2017-A Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Note Registrar) connected therewith.
Any replacement Series 2017-A Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Series 2017-A Note shall constitute complete and indefeasible evidence of a debt of the Issuer, as if originally issued, whether or not the destroyed, lost or stolen Series 2017-A Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Series 2017-A Notes duly issued hereunder.
The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Series 2017-A Notes.
Section 2.7    Persons Deemed Owners.
The Trustee, the Paying Agent, the Note Registrar, the Issuer and any agent of any of them may prior to due presentation of a Registered Note for registration of transfer, treat the Person in whose name any Registered Note is registered as the owner of such Registered Note for the purpose of receiving distributions pursuant to the terms of this Indenture and for all other purposes whatsoever, and, in any such case, neither the Trustee, the Paying Agent, the Note Registrar, the Issuer nor any agent of any of them shall be affected by any notice to the contrary.
Section 2.8    Appointment of Paying Agent.
The Trustee is hereby appointed as the Paying Agent. The Paying Agent shall make distributions to the Funding Agents on behalf of the applicable Noteholders and to the Non-Conduit Committed Purchasers as Noteholders from the Collection Account pursuant to the provisions of this Indenture and the Note Purchase Agreement and shall report the amounts of such distributions to the Issuer. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Series 2017-A Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Trustee as a Paying Agent. In the event that any Paying Agent shall resign, the Issuer may appoint a successor to act as Paying Agent. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 2.9    Cancellation.
All Series 2017-A Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Series 2017-A Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Series 2017-A Notes so delivered shall be promptly cancelled by the Trustee. No Series 2017-A Notes shall be authenticated in lieu of or in exchange for any Series 2017-A Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Series 2017-A Notes held by the Trustee shall be destroyed unless the Issuer shall direct by a timely order that they be returned to it.
Section 2.10    Confidentiality. The Trustee and the Collateral Agent hereby agree not to disclose to any Person any of the names or addresses of the Obligors under any of the Pledged Loans or other information contained in the Series 2017-A Loan Schedule or the data transmitted to the Trustee or the Collateral Agent hereunder, except (i) as may be required by law, rule, regulation or order applicable to it or in response to any subpoena or other valid legal process, (ii) as may be necessary in connection with any request of any federal or state regulatory authority having jurisdiction over it or the National Association of Insurance Commissioners, (iii) in connection with the performance of its duties hereunder, (iv) to a Successor Servicer appointed pursuant to Section 12.2, (v) in enforcing the rights of Noteholders and (vi) as requested by any Person in connection with the financing statements filed pursuant to this Indenture. The Trustee and the Collateral Agent hereby agree to take such measures as shall be reasonably requested by the Issuer of it to protect and maintain the security and confidentiality of such information. The Trustee and the Collateral Agent shall use reasonable efforts to provide the Issuer with written notice five days prior to any disclosure pursuant to this Section 2.10.
Section 2.11    144A Information. The Issuer agrees to furnish to the Trustee, for delivery to each Noteholder or any prospective transferee of a Series 2017-A Note at such Noteholder’s (or transferee’s) request, all information with respect to the Issuer, the Depositor, the Sellers, any Approved Seller, the Performance Guarantor or the Servicer, the Pledged Loans or the Series 2017-A Notes required pursuant to Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, to enable such Noteholder to effect resales of the Series 2017-A Notes (or interests therein) pursuant to such rule.
Section 2.12    Authorized Amount; Conditions to Initial Issuance. (a) The Series 2017-A Notes shall be issued on the Closing Date in a maximum principal amount of $750,000,000, subject to any changes in the Facility Limit made in accordance herewith and with the Note Purchase Agreement. The Noteholders will fund the initial Notes Principal Amount on the Initial Advance Date. The Notes Principal Amount may be increased from time to time as provided in Section 2.17 of this Indenture and the terms of the Note Purchase Agreement; provided, however, that the Series 2017-A Notes Principal Amount shall at no time exceed the then effective Facility Limit and the outstanding principal amount of the Series 2017-A Note held by any single Purchaser Group or any single Non-Conduit Committed Purchaser shall not exceed the then-

effective Purchaser Commitment Amount for such Purchaser Group or Non-Conduit Committed Purchaser.
(a)    The following are conditions to the initial funding of the Series 2017-A Notes on the Initial Advance Date:
(i)    The Issuer shall have entered into and Granted to the Trustee the Hedge Agreement with terms described in Section 4.7;
(ii)    The premium due for the Hedge Agreement as of the Initial Advance Date shall have been paid as of the Initial Advance Date; and
(iii)    Any additional conditions set forth in Section 2.2 or Section 3.3 of the Note Purchase Agreement shall have been satisfied.
Section 2.13    Principal, Interest and NPA Costs. (a) Principal. (i) The Series 2017-A Notes shall mature and be fully due and payable on the Maturity Date.
(i)    The Series 2017-A Notes shall be subject to mandatory redemption in whole by the Issuer on the Mandatory Redemption Date and the entire principal amount of the Series 2017-A Notes shall be due and payable on such Mandatory Redemption Date unless such redemption is waived in writing prior to the Mandatory Redemption Date by the Holders of 100% of the Series 2017-A Notes which would be outstanding on such Mandatory Redemption Date.
(ii)    To the extent of Available Funds distributed as provided in provision SIXTH of Section 4.1 on any Payment Date, principal of the Series 2017-A Notes will be subject to mandatory prepayment on such Payment Date in the amount of the Principal Distribution Amount. Series 2017-A Notes will also be subject to prepayment on the date designated under the terms of Section 2.19. All payments of principal on the Series 2017-A Notes shall be made pro rata based on the outstanding principal amount of the Series 2017-A Notes. All outstanding principal of the Series 2017-A Notes (unless sooner paid) will be due and payable on the Maturity Date.
(b)    Interest. Interest on each Series 2017-A Note shall be due and payable on each Payment Date in the amount of the Notes Interest calculated for that Series 2017-A Note for that Payment Date. On the Determination Date prior to each Payment Date, the Deal Agent shall provide written notice to the Issuer, the Servicer and the Trustee of the aggregate amount of Notes Interest to be paid on such Payment Date on all Series 2017-A Notes and the components used in calculating the Notes Interest, including the amount of Carrying Costs and Purchaser Fees for each Purchaser Group and each Non-Conduit Committed Purchaser for such Payment Date.
(c)    NPA Costs. NPA Costs shall be due and payable to each Funding Agent and each Non-Conduit Committed Purchaser on each Payment Date. On the Determination Date prior to each Payment Date, the Deal Agent shall provide written notice to Issuer, the Servicer and the Trustee of the aggregate amount of NPA Costs due on such Payment Date and the amount due to each Purchaser Group and each Non-Conduit Committed Purchaser.
(d)    Payments in respect of interest on and principal of and any other amount payable on or in respect of any Series 2017-A Notes including NPA Costs shall be made on each Payment Date by wire transfer in immediately available funds sent by the Trustee on or prior to 11:00 a.m. New York City time on the Payment Date with respect to any Series 2017-A Note in accordance with Section 2.16(a).
Section 2.14    Nonrecourse to the Issuer. The Series 2017-A Notes are limited obligations of the Issuer payable only from and to the extent of the Collateral. The Holders of the Series 2017-A Notes shall have recourse to the Issuer only to the extent of the Collateral, and to the extent such Collateral is not sufficient to pay the Series 2017-A Notes and the Notes Interest thereon in full and all other obligations of the Issuer under this Indenture and the other Facility Documents, the Holders of the Series 2017-A Notes and holders of other obligations payable from the Collateral shall have no rights in any other assets which the Issuer may have including, but not limited to any assets of the Issuer which may be Granted to secure other obligations. To the extent any Noteholder is deemed to have any interest in any assets of the Issuer which assets have been Granted to secure other obligations, such Noteholder agrees that its interest in those assets is subordinated to claims or rights of such other debtholders with respect to those assets. Such Noteholders further agree that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 2.15    Dating of the Series 2017-A Notes.
Each Series 2017-A Note authenticated and delivered by the Trustee or the Authentication Agent to or upon Issuer Order on or before the Closing Date shall be dated as of the Closing Date. All other Series 2017-A Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.
Section 2.16    Payment on the Series 2017-A Notes; Withholding Tax.
(a)    The Trustee shall pay all amounts paid to or deposited with it for payment (x) to any Purchaser Group to the account or accounts so specified by the related Funding Agent and (y) to any Non-Conduit Committed Purchaser to the account or accounts so specified by such Non-Conduit Committed Purchaser; provided that unless the Trustee has received other instructions from a Funding Agent or Non-Conduit Committed Purchaser, such account or accounts for each Purchaser Group or each Non-Conduit Committed Purchaser shall be deemed to be those indicated under “Account for Payment” (i) under such Purchaser’s signature to the Note Purchase Agreement as amended and supplemented from time to time and provided to the Trustee or (ii) if applicable, as provided in a Purchaser Assignment and Assumption Agreement and provided to the Trustee or provided by a Purchaser Group added under the provisions of Section 2.3(d) of the Note Purchase Agreement, as provided to the Trustee in writing at the time of such addition.

(b)    As a condition to the payment of principal of and interest on any Series 2017-A Note without the imposition of U. S. withholding tax, the Issuer shall require compliance with Sections 4.3(c) and (d) of the Note Purchase Agreement.
(c)    Each Noteholder, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. If such withholding tax does apply, the payor (as defined below) may withhold such payments in accordance with applicable law. Each such Noteholder that claims exemption from, or eligibility for a reduced rate of, withholding tax further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up). If a payment made to a recipient would be subject to U.S. Federal withholding tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to the Issuer, the Depositor, the Servicer, the Trustee or the Performance Guarantor (each a “payor”) (or if the recipient fails to so deliver to the payor, the Issuer shall deliver to the payor any such withholding information to the extent the Issuer shall have previously received such information) at the time or times prescribed by law and at such time or times reasonably requested by the payor such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code and any agreements entered into pursuant to Section 1471(b)(1) of the Code) and such additional documentation as reasonably requested by the payor as may be necessary for the payor to determine that such recipient has complied with such recipient’s obligations under FATCA and that such recipient is not subject to any such withholding. For these purposes, “FATCA” shall mean The Foreign Account Tax Compliance Act as contained in Sections 1471 through 1474 of the Code, as amended, along with any regulations or official interpretations thereof.
Section 2.17    Increases in Notes Principal Amount. The Noteholders agree by acceptance of the Series 2017-A Notes that, on any date, the Issuer may from time to time by irrevocable written notice substantially in the form attached to the Note Purchase Agreement given to the Deal Agent, the Trustee and the Servicer and subject to the terms and conditions of the Note Purchase Agreement, request that the Noteholders fund an Increase in the aggregate amount specified in the notice and on the date specified in the notice. If the terms and conditions to the Increase set forth in the Note Purchase Agreement are satisfied or waived, then such Increase shall be funded in accordance with the Note Purchase Agreement.
Section 2.18    Reduction of the Facility Limit. In accordance with the Note Purchase Agreement, the Issuer may, upon at least five Business Days’ written notice to the Deal Agent reduce, in part, the Facility Limit to (but not below) the Notes Principal Amount. Any such reduction in the Facility Limit shall be in an amount not less than $20 million and in increments of $1 million in excess thereof and shall be applied to reduce the Purchaser Commitment Amount of each Purchaser Group and each Non-Conduit Committed Purchaser on a pro rata basis pursuant to the terms of the Note Purchase Agreement.

Section 2.19    Optional Repayment. (a) The Issuer may prepay the Series 2017-A Notes on any day, in whole or in part, on ten (10) days’ prior written notice to the Deal Agent (or such lesser notice period as shall be acceptable to the Deal Agent) (such notice, a “Prepayment Notice”) in accordance with Section 2.3 of the Note Purchase Agreement, provided that (i) the Notes Principal Amount prepaid is at least $10,000,000 (unless a lesser amount is agreed to by the Deal Agent) and (ii) the Issuer pays to the Deal Agent, for distribution to the Funding Agents and the Non-Conduit Committed Purchasers, on the date of prepayment, the amounts set forth on the Note Purchase Agreement.
(a)    The applicable Prepayment Notice shall state (i) the principal amount of the Series 2017-A Notes to be paid and (ii) the aggregate Loan Balance of the Pledged Loans to be released under Section 5.4 at the time of the prepayment of the Series 2017-A Notes, with aggregate Loan Balances in an amount such that, after giving effect to such release, the Borrowing Base shall not exceed the Notes Principal Amount calculated immediately after the prepayment of the Series 2017-A Notes. Reference is made to Section 5.4 for the conditions to and procedure for the release of the Pledged Loans and the related Pledged Assets in connection with any such prepayment.
(b)    Upon prepayment of the Series 2017-A Notes in accordance with subsection (a), the Issuer shall modify the existing Hedge Agreement in accordance with Section 4.7 such that the notional amount shall at least equal to the Notes Principal Amount after the prepayment of the Series 2017-A Notes.
Section 2.20    Transfer Restrictions.
(a)    The Series 2017-A Notes have not been registered under the Securities Act or any state securities law. Neither the Issuer nor the Trustee nor any other Person is obligated to register the Series 2017-A Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture to permit the transfer of the Series 2017-A Notes without registration.
(b)    No transfer of the Series 2017-A Notes or any interest therein (including without limitation by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.20 (including the applicable legend to be set forth on the face of the Series 2017-A Notes as provided in Exhibit B), in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning thereof in Rule 144A (a “QIB”) and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A.
(c)    Each Holder of the Note, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and, in the case of any transferee of a Purchaser, such Purchaser as follows:

(i)    It understands that the Series 2017-A Notes may be offered and may be resold by a Noteholder of the Series 2017-A Note only to QIBs pursuant to Rule 144A.
(ii)    It understands that the Series 2017-A Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Series 2017-A Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.
(iii)    It acknowledges that none of the Issuer or any Purchaser or any person representing the Issuer or a Noteholder has made any representation to it with respect to the Issuer or the offering or sale of any Series 2017-A Notes. It has had access to such financial and other information concerning the Issuer, the Series 2017-A Notes and the source of payment for the Series 2017-A Notes as it has deemed necessary in connection with its decision to purchase the Series 2017-A Notes.
(iv)    It is purchasing the Series 2017-A Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 2017-A Notes, or any interest or participation therein, as described herein, in this Indenture and in the Note Purchase Agreement.
(v)    It acknowledges that the Issuer, the Noteholders and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.
(vi)    It is not and is not acquiring the Series 2017-A Notes by or on behalf of, or with “plan assets” of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the Purchaser; or (iv) a person who is otherwise a “benefit plan investor,” as defined in U.S. Department of Labor (“DOL”) Regulation Section 2510.3-101 (a “Benefit Plan Investor”), including any insurance company general account or a governmental or foreign plan that is generally not subject to ERISA or Section 4975(e) of the Code.

(vii)    With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Issuer, the Servicer, the Trustee and the Deal Agent two duly completed copies of the applicable U.S. Internal Revenue Service Form W-8, indicating such exemption or any successor or other forms and documentation as may be sufficient under the applicable regulations for claiming such exemption.
Except as provided in subsection (d) below, any transfer, resale, pledge or other transfer of the Series 2017-A Notes contrary to the restrictions set forth above and in this Indenture shall be deemed void ab initio by the Trustee unless using such restriction is waived by the Issuer by a written instrument delivered to the Trustee.
(d)    Notwithstanding anything to the contrary herein, each Conduit under the terms of its Liquidity Agreement or the Note Purchase Agreement, may at any time sell or grant to one or more Liquidity Providers party to the Liquidity Agreement or one or more Alternate Investors party to the Note Purchase Agreement, participating interests or security interests in the Series 2017-A Notes provided that each Liquidity Provider or Alternate Investor shall, by any such purchase be deemed to have acknowledged and agreed to the provisions of Section 2.20(c).
(e)    The Issuer has not registered as an investment company under the Investment Company Act in reliance upon an exemption provided by Rule 3a-7 promulgated under the Investment Company Act. In order to satisfy the requirements of such Rule 3a-7 the Issuer shall be entitled to receive a certificate or other agreement in writing from each Conduit and from each Committed Purchaser to the effect that each such Conduit and each such Committed Purchaser is a QIB. In addition to all other transfer restrictions set forth in this Section 2.20 or any other provision of this Indenture or the Note Purchase Agreement, no Series 2017-A Notes or any interest therein may be transferred and the Trustee shall not register any transfer of a Series 2017-A Note or any interest therein unless the transferee has delivered to the Trustee and to the Issuer a certificate satisfactory to the Issuer to the effect that such transferee is a QIB.
Section 2.21    Tax Treatment. The Issuer has structured this Indenture and the Series 2017-A Notes with the intention that the Series 2017-A Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Series 2017-A Note agree to treat the Series 2017-A Notes (or beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes or any other tax imposed on or measured by income.
Section 2.22    Liquidity Termination Dates. (a) If a Liquidity Termination Date occurs with respect to less than all Noteholders, then the Issuer, the Servicer, the Trustee and the Collateral Agent shall enter into an indenture and servicing agreement substantially in the form of Exhibit D, together with any changes mutually acceptable to such parties and the Extending Noteholders (each such indenture and servicing agreement, an “Exchange Notes Indenture”). The Issuer shall issue to each Extending Noteholder on the Payment Date immediately succeeding such Liquidity Termination Date an Exchange Note in a principal amount equal to the principal amount of such Extending Noteholder’s Series 2017-A Note (or, in the case of any Extending Noteholder which is extending its Liquidity Termination Date for an amount that is less than its entire Purchaser Commitment Amount, the Extended Portion with respect to such Extending Noteholder); provided, however, that if, upon the issuance of the Exchange Notes, the initial aggregate outstanding principal amount of the Exchanges Notes would not be at least equal to $20,000,000, then the Issuer shall not issue any Exchange Notes and no Liquidity Termination Date with respect to any Noteholder shall be extended; provided further, however, that if, upon the issuance of the Exchange Notes, the Notes Principal Amount for the Series 2017-A Notes would not be at least $20,000,000, then the Issuer shall prepay the entire Notes Principal Amount pursuant to Section 2.19 immediately following the issuance of the Exchange Notes.
(a)    Each Noteholder, by its acceptance of a Series 2017-A Note, hereby agrees that if it becomes an Extending Noteholder and the Liquidity Termination Date occurs with respect to any Noteholder, it will surrender its Series 2017-A Note to the Trustee in return for an Exchange Note in an equal principal amount (or, in the case of any Extending Noteholder which is extending its Liquidity Termination Date for an amount that is less than its entire Purchaser Commitment Amount, the Extended Portion with respect to such Extending Noteholder) on the Payment Date immediately succeeding the Liquidity Termination Date with respect to other Noteholder. Upon such exchange the Series 2017-A Notes surrendered shall be deemed to be fully paid and the Trustee shall cancel such Series 2017-A Notes.
(b)    In connection with the execution by the Issuer of an Exchange Notes Indenture on the Payment Date immediately succeeding any Liquidity Termination Date, Pledged Loans with aggregate Loan Balances not less than the product of (i) the Extending Noteholders’ Percentage with respect to such Liquidity Termination Date and (ii) the Aggregate Loan Balance on such Payment Date shall be released from the Lien of this Indenture pursuant to Section 5.5 and Granted as security for the Exchange Notes issued pursuant to such Exchange Notes Indenture.
(c)    In connection with the issuance of any Exchange Notes on the Payment Date immediately succeeding a Liquidity Termination Date, the Issuer, the Servicer, the Depositor, the Performance Guarantor, each Extending Purchaser with respect to such Liquidity Termination Date and the Deal Agent shall enter into a note purchase agreement with respect to the Exchange Notes, substantially in the form of Exhibit F, together with any changes mutually acceptable to such parties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER
Section 3.1    Representations and Warranties Regarding the Issuer. The Issuer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders on the Closing Date, on any Addition Date, on any date of an increase in the Facility Limit and on any Notes Increase Date as follows:
(a)    Due Formation and Good Standing. The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party. The Issuer is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Pledged Loan unenforceable by the Issuer or would otherwise have a Material Adverse Effect with respect to the Issuer.
(b)    Due Authorization and No Conflict. The execution, delivery and performance by the Issuer of each of the Facility Documents to which it is a party, and the consummation by the Issuer of each of the transactions contemplated hereby and thereby, including without limitation the acquisition of the Pledged Loans under the Depositor Purchase Agreement and the making of the Grants contemplated hereunder, have in all cases been duly authorized by the Issuer by all necessary action, do not contravene (i) the Issuer’s certificate of formation or the LLC Agreement, (ii) any existing law, rule or regulation applicable to the Issuer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on or affecting the Issuer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its property (except in the case of clause (ii) where such contravention would not have a Material Adverse Effect with respect to the Issuer), and do not result in or require the creation of any Lien upon or with respect to any of its properties (except as provided in such Facility Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the other Facility Documents to which the Issuer is a party have been duly executed and delivered by the Issuer.
(c)    Governmental and Other Consents. All approvals, authorizations, consents, orders of any court or governmental agency or body required in connection with the execution and delivery by the Issuer of any of the Facility Documents to which the Issuer is a party, the issuance of the Series 2017-A Notes consummation by the Issuer of the transactions contemplated hereby or thereby, the performance by the Issuer of and the compliance by the Issuer with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect with respect to the Issuer.
(d)    Enforceability of Facility Documents. Each of the Facility Documents to which the Issuer is a party has been duly and validly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).
(e)    No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened, against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Facility Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Facility Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under this Indenture or any of the other Facility Documents to which the Issuer is a party, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Facility Documents or (v) seeking any determination or ruling which would be reasonably likely to have a Material Adverse Effect with respect to the Issuer.
(f)    Use of Proceeds. All proceeds of the issuance of the Series 2017-A Notes shall be used by the Issuer to acquire Loans from the Depositor under the Depositor Purchase Agreement, to pay costs related to the issuance of the Series 2017-A Notes or to otherwise fund costs and expenses permitted to be paid under the terms of the Facility Documents.
(g)    Governmental Regulations. The Issuer is not an “investment company” registered or required to be registered under the Investment Company Act.
(h)    Margin Regulations. The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time). No part of the proceeds of any of the Series 2017-A Notes has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
(i)    Location and Names of Issuer. The Issuer was formed on April 3, 2017 as a limited liability company under the laws of the State of Delaware by filing a Certificate of Formation with the name of Sierra Timeshare 2017-2 Receivables Funding LLC and has at all times since such date remained as a Delaware limited liability company. A Certificate of Amendment was filed on September 15, 2017 to change the name of the Issuer to Sierra Timeshare Conduit Receivables Funding III, LLC. Since such Certificate of Amendment was filed, the Issuer has not had any legal name other than Sierra Timeshare Conduit Receivables Funding III, LLC. The Issuer has no trade names, fictitious names, assumed names or “doing business as” names, and has not had any such names or had any other legal name, other than as described in this Section 3.1(i), at any time since its formation. As of the date hereof, the principal place of business and chief executive office of the Issuer is located at 10750 West Charleston Blvd., Suite 130, Mailstop 2089, Las Vegas, NV 89135. As of the date hereof, the Issuer does not operate its business or maintain the Records at any other locations.
(j)    Control Account. The Issuer has filed or has caused to be filed a standing delivery order with the United States Postal Service authorizing the Control Account Bank to receive mail delivered to the related Post Office Boxes. The account number of the Control Account, together with the names, addresses, ABA numbers and names of contact persons of the Control Account Bank maintaining such Control Account and the related Post Office Boxes, are specified in Exhibit E. From and after the Closing Date, the Trustee shall hold all right and title to and interest in all of the monies, checks, instruments, depository transfers or automated clearing house electronic transfers and other items of payment and their proceeds and all monies and earnings, if any, thereon in the Control Account. The Trustee has control over the Control

Account and the Control Account Bank is required on each Business Day to transfer all collected and available balances in the Control Account to the Collection Account held by the Trustee.
(k)    Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than Permitted Investments.
(l)    Facility Documents. The Depositor Purchase Agreement is the only agreement pursuant to which the Issuer purchases the Pledged Loans and the related Pledged Assets. The Issuer has furnished to the Trustee and the Collateral Agent, true, correct and complete copies of each Facility Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon each Purchase pursuant to the Depositor Purchase Agreement, the Issuer shall be the lawful owner of, and have good title to, each Pledged Loan and all related Pledged Assets, free and clear of any Liens (other than the Lien of this Indenture and any Permitted Encumbrances on the related Timeshare Properties), or shall have a first-priority perfected security interest therein. All such Pledged Loans and other related Pledged Assets are purchased without recourse to the Depositor except as described in the Depositor Purchase Agreement. The Purchase by the Issuer under the Depositor Purchase Agreement constitutes either a sale or first-priority perfected security interest, enforceable against creditors of the Depositor.
(m)    Business. Since its formation, the Issuer has conducted no business other than the execution, delivery and performance of the Facility Documents contemplated hereby, the Purchase of Loans thereunder, the issuance and payment of Series 2017-A Notes and such other activities as are incidental to the foregoing. The Issuer has incurred no Debt except that expressly incurred hereunder, under the other Facility Documents, and, if applicable, under any Exchange Note Indenture.
(n)    Ownership of the Issuer. One hundred percent (100%) of the outstanding equity interest in the Issuer is directly owned (both beneficially and of record) by the Depositor.
(o)    Taxes. The Issuer has timely filed or caused to be timely filed all federal, state, local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued and with respect to which the Issuer has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.
(p)    Tax Classification. Since its formation, for federal income tax purposes, the Issuer (i) has been classified as a disregarded entity or partnership and (ii) has not been classified as an association taxable as a corporation or a publicly traded partnership.
(q)    Solvency. The Issuer (i) is not “insolvent” (as such term is defined in the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(r)    ERISA. The Issuer has not established and does not maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.
(s)    No Adverse Selection. No selection procedures materially adverse to the Noteholders, the Trustee or the Collateral Agent have been or will be employed by the Issuer in selecting the Pledged Loans for inclusion in the Collateral.
(t)    Eligible Loans. Each Pledged Loan, on the date on which it becomes a Pledged Loan, is an Eligible Loan and is (i) a Loan sold by a Seller to the Depositor under a Seller Purchase Agreement or (ii) a Loan sold by an Approved Seller to the Depositor under an Approved Sale Agreement.
(u)    Servicer Default. No Servicer Default has occurred and is continuing.
(v)    Events of Default; Amortization Events. No Event of Default has occurred, no Amortization Event has occurred, no Potential Event of Default has occurred and is continuing, and no Potential Amortization Event has occurred and is continuing.
(w)    Perfection of Security Interests in the Collateral. Payment of principal and interest on the Series 2017-A Notes and the prompt observance and performance by the Issuer of all of the terms and provisions of this Indenture are secured by the Collateral. Upon the issuance of the Series 2017-A Notes and at all times thereafter so long as any Series 2017-A Notes are outstanding, this Indenture creates a security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Noteholders to secure amounts payable under the Series 2017-A Notes, the Indenture and the Note Purchase Agreement, which security interest is perfected and prior to all other Liens (other than any Permitted Encumbrances on the related Timeshare Properties) and is enforceable as such against all creditors of and purchasers from the Issuer.
Section 3.2    Representations and Warranties Regarding the Loan Files. The Issuer represents and warrants to each of the Trustee, the Collateral Agent, the Servicer and the Noteholders as to each Pledged Loan that:
(a)    Possession. On or immediately prior to each Addition Date, the Custodian will have possession of each original Pledged Loan and the related Loan File, and will have acknowledged such receipt and its undertaking to hold such documents for purposes of perfection of the Collateral Agent’s interests in such original Pledged Loan and the related Loan File; provided, however, that the fact that any of the Loan Documents not required to be in its respective Loan File under the terms of the respective Seller Purchase Agreement is not in the possession of the Custodian in its respective Loan File does not constitute a breach of this representation; and provided that, possession of Loan Documents may be in the form of microfiche or other electronic copies of the Loan Documents to the extent provided in the Custodial Agreement.
(b)    Marking Records. On or before each Addition Date, each of the Issuer and the Servicer shall have caused the portions of the computer files relating to the Pledged Loans

Granted to the Collateral Agent on such date to be clearly and unambiguously marked to indicate that such Loans constitute part of the Collateral Granted by the Issuer in accordance with the terms of this Indenture.
The representations and warranties of the Issuer set forth in this Section 3.2 shall be deemed to be remade without further act by any Person on and as of each Addition Date with respect to each Loan Granted by the Issuer on and as of each such date. The representations and warranties set forth in this Section 3.2 shall survive any Grant of the respective Loans by the Issuer.
Section 3.3    Rights of Obligors and Release of Loan Files.
(a)    Notwithstanding any other provision contained in this Indenture, including the Collateral Agent’s, the Trustee’s and the Noteholders’ remedies pursuant hereto and pursuant to the Collateral Agency Agreement, the rights of any Obligor to any Timeshare Property subject to a Pledged Loan shall, so long as such Obligor is not in default thereunder, be superior to those of the Collateral Agent, the Trustee and the Noteholders, and none of the Collateral Agent, the Trustee or the Noteholders, so long as such Obligor is not in default thereunder, shall interfere with such Obligor’s use and enjoyment of the Timeshare Property subject thereto.
(b)    If pursuant to the terms of this Indenture, the Collateral Agent or the Trustee shall acquire through foreclosure the Issuer’s interest in any portion of the Timeshare Property subject to a Pledged Loan, the Collateral Agent and the Trustee hereby specifically agree to release or cause to be released any Timeshare Property from any Lien under this Indenture upon completion of all payments and the performance of all the terms and conditions required to be made and performed by such Obligor under such Pledged Loan, and each of the Collateral Agent and the Trustee hereby consents to any such release by the Collateral Agent.
(c)    At such time as an Obligor has paid in full the purchase price or the requisite percentage of the purchase price for deeding pursuant to a Pledged Loan and has otherwise fully discharged all of such Obligor’s obligations and responsibilities required to be discharged as a condition to such deeding, the Servicer shall notify the Trustee and the Collateral Agent by a certificate substantially in the form attached hereto as Exhibit G (which certificate shall include a statement to the effect that all amounts received in connection with such payment have been deposited in the appropriate Collection Account) of a Servicing Officer and shall request delivery to the Servicer from the Custodian of the related Loan Files. Upon receipt of such certificate and request or at such earlier time as is required by applicable law, the Trustee and the Collateral Agent (a) shall be deemed, without the necessity of taking any action, to have approved release by the Custodian of the Loan Files to the Servicer (in all cases in accordance with the provisions of the Custodial Agreement), (b) shall be deemed to approve the release by the Nominee of the related deed of title, and any documents and records maintained in connection therewith, to the Obligor as provided in the Title Clearing Agreement, provided that title to the Timeshare Property has not already been deeded to the Obligor and/or (c) shall execute such documents and instruments of transfer and assignment and take such other action as is necessary to release its interest in the Timeshare Property subject to deeding (in the case of any Pledged Loan which has been paid in full). The Servicer shall cause each Loan File or any document therein so released which relates to a Pledged Loan for which the Obligor’s obligations have not been fully discharged to be returned to the Custodian for the sole benefit of the Collateral Agent on behalf of the Noteholders when the Servicer’s need therefor no longer exists.
Section 3.4    Assignment of Representations and Warranties. The Issuer hereby assigns to the Trustee its rights relating to the Pledged Loans under the Depositor Purchase Agreement including the rights assigned to the Issuer by the Depositor to payment due from the related Seller, or if applicable the related Approved Seller, for repurchases of Defective Loans (as such term is defined in the applicable Seller Purchase Agreement) resulting from the breach of representations and warranties under the applicable Seller Purchase Agreement or Approved Sale Agreement.
Section 3.5    [Reserved].
Section 3.6    Addition of Pledged Loans Acquired from Approved Sellers. Loans sold to the Depositor by an Approved Seller and sold by the Depositor to the Issuer may be Granted as Pledged Loans under the terms of Section 5.1 provided that the following conditions have been met:
(i)    The Approved Seller shall have entered into an Approved Sale Agreement with the Depositor substantially in the form and substance of Exhibit J to this Indenture and the Approved Loans shall have been purchased by the Depositor pursuant to such Approved Sale Agreement;
(ii)    The Approved Seller shall at such time as it acquired the Approved Loans have acquired such Approved Loans by transfer from the Depositor and prior to transfer of such Approved Loans by the Depositor to the Approved Seller, the Depositor shall have acquired the Approved Loans from a Seller pursuant to a Seller Purchase Agreement; provided, however, that the acquisition of such Approved Loans by the Depositor from the Seller need not have been simultaneous with the sale to the Approved Seller;
(iii)    The Performance Guarantor shall have entered into and delivered to the Trustee an Approved Loan Performance Guaranty in substantially the form and substance of Exhibit K to this Indenture guaranteeing the obligations of the Approved Seller under the Approved Sale Agreement and the obligations of the Seller under the Collateral Seller Purchase Agreement;
(iv)    The Approved Seller shall have provided to counsel for the Deal Agent copies of search reports certified by parties acceptable to counsel for the Deal Agent dated a date reasonably prior to the date of the Approved Sale Agreement listing all effective financing statements which name the Approved Seller (under its present name and any previous names) as debtor or seller and which are filed with respect to the Approved Seller in each relevant jurisdiction, together with copies of such financing statements;

(v)    The Approved Seller shall have filed appropriate UCC financing statement amendments, if any, necessary to terminate all security interests and other rights of any Person previously granted by the Approved Seller in the Loans sold under the Approved Sale Agreement to the extent such Loans are to become Pledged Loans and the related Pledged Assets;
(vi)    The Issuer shall have delivered to the Trustee, the Collateral Agent and the Deal Agent copies of UCC financing statements with respect to the sale of the Loans from the Seller to the Depositor pursuant to the Collateral Seller Purchase Agreement, from the Depositor to the Approved Seller, from the Approved Seller to the Depositor, from the Depositor to the Issuer and the Grant to the Collateral Agent, together with Opinions of Counsel to the effect that each such transfer or security interest has been perfected and is of first priority;
(vii)    An Opinion of Counsel or Opinions of Counsel shall have been delivered to the Trustee, the Deal Agent, the Funding Agents and the Non-Conduit Committed Purchasers covering the following matters: (x) true sale matters with respect to the transfer of the Approved Loans from the Seller to the Depositor pursuant to the relevant Collateral Seller Purchase Agreement and by the Approved Seller to the Depositor pursuant to the Approved Sale Agreement, such opinions to be similar in substance to the true sale opinion delivered to the Purchaser Groups pursuant to the Note Purchase Agreement on the Closing Date, (y) that in the event of the insolvency of WCF or any other Seller of the Approved Loans, the Issuer, the Depositor and the Approved Seller will not be subject to substantive consolidation into the insolvency proceeding of WCF or such Seller, such opinions to be similar in substance to the substantive consolidation opinion delivered to the Purchase Groups pursuant to the Note Purchase Agreement on the Closing Date, and (z) corporate and enforceability matters regarding the execution and delivery of the Approved Sale Agreement and related Approved Loan Performance Guaranty.
(viii)    All liabilities incurred by the Approved Seller (other than Sierra Timeshare Conduit Receivables Funding II, LLC) and secured by Loans shall have been paid in full and the related indenture shall have been terminated;
(ix)    Each of the items described in provisions (i) through (viii) above shall be in form and substance acceptable to the Majority Facility Investors; and
(x)    The Majority Facility Investors shall have delivered to the Issuer written consent to the execution of the Approved Sale Agreement and the inclusion of Approved Loans sold by such Approved Seller as Pledged Loans.
ARTICLE IV
PAYMENTS, SECURITY AND ALLOCATIONS

Section 4.1    Priority of Payments.
The Servicer shall apply, or by written instruction to the Trustee and Paying Agent shall cause the Paying Agent to apply, on each Payment Date Available Funds for that Payment Date on deposit in the Collection Account to make the following payments and in the following order of priority:
FIRST, to the Trustee in payment of the sum of (x) the Monthly Trustee Fees for the related Due Period and any unpaid Monthly Trustee Fees for any previous Due Period, (y) the Capped Monthly Trustee Expenses for such Payment Date and (z) in the event of a Servicer Default and the replacement of the Servicer with the Trustee or a Successor Servicer, the Capped Successor Servicer Costs for such Payment Date;
SECOND, if the Servicer is not Wyndham Consumer Finance, Inc. or an affiliate of the Parent Corporation, to the Servicer, in payment of the Monthly Servicer Fee for the related Due Period and any unpaid Monthly Servicer Fee for a previous Due Period and, whether or not Wyndham Consumer Finance, Inc. or another affiliate of the Parent Corporation is then the Servicer, to the Servicer in reimbursement of any unreimbursed Servicer Advances;
THIRD, to the Hedge Provider under the Hedge Agreement, the Hedge Payments;
FOURTH, to each Noteholder, the Senior Notes Interest for such Payment Date and the NPA Costs payable to such Noteholder to the extent due and payable and any Senior Overdue Interest due to such Noteholder (and interest thereon);
FIFTH, if the Servicer is Wyndham Consumer Finance, Inc. or another affiliate of the Parent Corporation, to the Servicer, the Monthly Servicer Fee for the related Due Period and any unpaid Monthly Servicer Fee for a previous Due Period;
SIXTH, to the Noteholders, the Principal Distribution Amount for such Payment Date;
SEVENTH, if the amount on deposit in the Reserve Account is less than the Reserve Required Amount, to the Reserve Account, all remaining Available Funds until the amount on deposit in the Reserve Account is equal to the Reserve Required Amount;
EIGHTH, to each Noteholder, the Contingent Subordinated Notes Interest for such Payment Date and any Contingent Subordinated Overdue Interest due to such Noteholder (and interest thereon);
NINTH, to the Trustee in payment of any reasonable expenses and costs and outstanding indemnities under each of the Facility Documents to which the Trustee is a party, including with respect to replacing the Servicer, any such amounts not paid pursuant to clause FIRST;

TENTH, to the Issuer, any remaining amounts free and clear of the lien of this Indenture.
Section 4.2    Information Provided to Trustee. The Servicer shall promptly provide the Trustee in writing with all information necessary to enable the Trustee to make the payments and deposits required pursuant to Section 4.1.
Section 4.3    Payments. On each Payment Date, the Trustee, as Paying Agent, shall distribute to the Noteholders the amounts due and payable under this Indenture, the Series 2017-A Notes and the Note Purchase Agreement. Such payments shall be made as provided in Section 2.16(a).
Section 4.4    Collection Account.
(a)    Collection Account. The Trustee, as Paying Agent, for the benefit of the Noteholders, shall establish and maintain in the name of the Trustee, a segregated account (the “Collection Account”) designated as the “Sierra Timeshare Conduit Receivables Funding III, LLC Collection Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders pursuant to this Indenture.
(b)    Withdrawals. The Trustee shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account, in all events in accordance with the terms and provisions of this Indenture and the information most recently delivered to the Trustee pursuant to Section 8.1; provided, however, that the Trustee and Paying Agent shall be authorized to accept and act upon instructions from the Servicer regarding withdrawals or transfers of funds from the Collection Account, in all events in accordance with the provisions of this Indenture and the information most recently delivered pursuant to Section 8.1. In addition, notwithstanding anything in the foregoing to the contrary, the Trustee shall be authorized to accept instructions from the Servicer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds either (i) have been mistakenly deposited into the Collection Account (including without limitation funds representing Assessments or dues payable by Obligors to POAs or other entities) or (ii) relate to items subsequently returned for insufficient funds or as a result of stop payments. In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Servicer shall provide the Trustee with notice of such withdrawal or transfer, together with reasonable supporting details, on the next Monthly Servicing Report to be delivered by the Servicer following the date of such withdrawal or transfer (or in such earlier written notice as may be required by the Trustee from the Servicer from time to time). Notwithstanding anything therein to the contrary, the Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Trustee in connection with any misdirected funds described in clause (i) and (ii) of the second foregoing sentence. Within two Business Days of receipt, the Servicer shall transfer all Collections processed by the Servicer to the Trustee for deposit into the Collection Account. The Trustee shall deposit or cause to be deposited into the Collection Account upon receipt all amounts in respect of releases of Pledged Loans by the Issuer. On each Payment Date, the

Trustee shall apply amounts in the Collection Account to make the payments and disbursements described in this Indenture.
(c)    Administration of the Collection Account. Funds in the Collection Account shall, at the direction of the Issuer, at all times be invested in Permitted Investments; provided, however, that all Permitted Investments (i) shall be purchased at a price not exceeding the stated principal amount thereof, (ii) shall pay the stated principal amount thereof at the stated maturity of such investment and (iii) shall mature one Business Day prior to the next Payment Date, in order to ensure that funds on deposit therein will be available on such Payment Date. The Trustee shall maintain or cause to be maintained possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. Subject to the restrictions set forth in the first sentence of this paragraph, the Issuer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Collection Account. All investment earnings on such funds shall be deemed to be available to the Trustee for the uses specified in this Indenture. The Trustee shall be fully protected in following the investment instructions of the Issuer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Issuer, the Trustee shall leave such funds uninvested. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Collection Account by the Trustee pursuant to this Indenture.
(d)    Irrevocable Deposit. Any deposit made into the Collection Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instrument, investment property or other property on deposit in or credited to such Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.
(e)    Source. All amounts delivered to the Trustee shall be accompanied by information in reasonable detail and in writing specifying the source and nature of the amounts.
(f)    Prepayment. On any date on which Series 2017-A Notes are prepaid as provided in Section 2.19 and Pledged Loans are released as provided in Section 5.4, the Trustee shall, if so directed by the Issuer and the Deal Agent, accept funds for deposit into the Collection Account and deposit such funds into the Collection Account. Any such amount deposited into the Collection Account on a prepayment date shall be used first to make the payments due in connection with such prepayment and release in accordance with the terms hereof on that date and any remaining amounts so deposited, shall be paid by the Trustee as the Trustee is instructed in writing by the Deal Agent and the Issuer.
Section 4.5    Control Account. The Issuer has established or has caused to be established and shall maintain or cause to be maintained a system of operations, accounts and instructions with respect to the Obligors and a Control Account at the Control Account Bank as described herein. Pursuant to the Control Agreement to which it is party, the Control Account Bank shall be irrevocably instructed to initiate an electronic transfer of all funds on deposit in the Control Account derived from Pledged Loans to the Collection Account on the Business Day on

which such funds become available. Prior to the occurrence of an Event of Default the Trustee shall be authorized to allow the Servicer to effect or direct deposits into the Control Account. The Trustee is hereby irrevocably authorized and empowered, as the Issuer’s attorney-in-fact, to endorse any item deposited in the Control Account, or presented for deposit in the Control Account or a Collection Account, requiring the endorsement of the Issuer, which authorization is coupled with an interest and is irrevocable.
All funds in the Control Account shall be transferred daily by or upon the order of the Trustee by electronic funds transfer or intra-bank transfer to the Collection Account.
Section 4.6    Reserve Account.
(a)    Creation and Funding of the Reserve Account. The Trustee shall establish and maintain in the name of the Trustee, an Eligible Account (the “Reserve Account”) designated as the “Sierra Timeshare Conduit Receivables Funding III, LLC Series 2017-A Reserve Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders pursuant to this Indenture. The Reserve Account shall be under the sole dominion and control of the Trustee; however, if so directed by the Issuer, the Reserve Account may be an account in the name of the Trustee opened at another financial institution. If, at any time, the Reserve Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Deal Agent may consent) establish a new Reserve Account as an Eligible Account and shall transfer any property held in the prior Reserve Account to such new Reserve Account. So long as the Trustee is an Eligible Institution, the Reserve Account may be maintained with it as an Eligible Account.
On the Initial Advance Date and each Addition Date the Issuer shall deposit or shall cause to be deposited into the Reserve Account an amount such that the amount on deposit therein equals the Reserve Required Amount on such date (after giving effect to the addition of the applicable Additional Pledged Loans on such date) and thereafter on each Payment Date if the amount on deposit in the Reserve Account (after giving effect to any deposit of the applicable portion of the proceeds of any Increase on such Payment Date) is less than the Reserve Required Amount, a deposit shall be made to the Reserve Account to the extent of funds available as provided in provision SEVENTH of Section 4.1.
(b)    Transfer to Collection Account. On or prior to each Payment Date, prior to the allocation of funds pursuant to Section 4.1 on such Payment Date, the Servicer shall direct the Paying Agent to withdraw from the Reserve Account and deposit into the Collection Account to be included as Available Funds the sum of (i) such amount, if any, as shall be equal to the lesser of (A) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date and (B) the amount, if any, by which (1) the amounts required to be applied pursuant to Section 4.1 provisions FIRST through SIXTH on such Payment Date exceed (2) the Available Funds for that Payment Date (calculated without regard to any amounts to be transferred from the Reserve Account) (such excess amount, the “Available Funds Shortfall”) and (ii) the excess, if any, of (A) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date over (B) the sum of (1) the

Reserve Required Amount as of such Payment Date and (2) the Available Funds Shortfall as of such Payment Date. The Trustee shall withdraw such funds from the Reserve Account and deposit them in the Collection Account as directed by the Servicer.
(c)    Application on Liquidity Termination Event. Notwithstanding anything contained in the foregoing subsections to the contrary, on the Payment Date immediately following each Liquidity Termination Date on which Exchange Notes are being issued by the Issuer pursuant to Section 2.22, the Trustee, acting at the direction of the Servicer, shall withdraw from the Reserve Account an amount equal to the excess of (i) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date (after giving effect to any withdrawals pursuant to Section 4.6(b)) over (ii) the Reserve Required Amount as of such Payment Date (after giving effect to the release of any Pledged Loans on such date pursuant to Section 5.5) and pay such amount, free and clear of the Lien of this Indenture, to the trustee under the related Exchange Notes Indenture, for deposit into the reserve account for such Exchange Notes.
(d)    [reserved]
(e)    Withdrawals from the Reserve Account. The Trustee and Paying Agent shall have the right to withdraw or order a transfer of funds from the Reserve Account, in all events in accordance with the terms and provisions of this Section 4.6; provided, that the Trustee shall be authorized to transfer funds from the Reserve Account to the Collection Account at the direction of the Servicer as provided in subsection (b) and (c) above.
(f)    Termination of Reserve Account. Any funds remaining in the Reserve Account after all Series 2017-A Notes (including both principal and interest thereon) have been paid in full and in cash and all other obligations of the Issuer under the Facility Documents have been paid in full and in cash shall be remitted by the Trustee to the Issuer free and clear of the lien of this Indenture.
(g)    Administration of the Reserve Account. Funds in the Reserve Account shall be invested in Permitted Investments as directed by the Issuer; provided, however, that all Permitted Investments (i) shall be purchased at a price not exceeding the stated principal amount thereof, (ii) shall pay the stated principal amount thereof at the stated maturity of such investment and (iii) shall mature one Business Day prior to the next Payment Date. All such Permitted Investments shall be held by the Trustee. Subject to the restrictions set forth in the first sentence of this subsection (g), the Issuer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Reserve Account. For purposes of determining the availability of balances in Reserve Account for withdrawal pursuant to this Section 4.6, all investment earnings on such funds shall be deemed to be available under this Indenture for the uses specified in such section. The Trustee shall be fully protected in following the investment instructions of the Issuer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Issuer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Reserve Account by the Trustee pursuant to this Indenture.
(h)    Deposit Irrevocable. Any deposit made into the Reserve Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instruments, investment property, or other property credited to carried in, or deposited in the Reserve Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.
Section 4.7    Hedge Agreement. The Issuer shall at all times, so long as any Series 2017-A Notes remain unpaid, maintain an interest rate cap with the terms described in this Section 4.7. When all Series 2017-A Notes have been paid in full, the Issuer shall terminate the Hedge Agreement. The Hedge Agreement shall meet the following requirements:
(a)    the Hedge Agreement shall provide an interest rate cap for a notional amount at least equal to the Notes Principal Amount as of the Initial Advance Date and such notional amount shall amortize on a monthly basis for a term equal to the actual amortization schedule of payments on the Pledged Loans assuming a schedule of payments and prepayments mutually determined by the Servicer, the Issuer and the Deal Agent at such time (which schedule shall be based upon the historical amortization experience of Loans owned or serviced by the Servicer and/or its Affiliates, and a copy of which shall be provided to the Funding Agents and Non-Conduit Committed Purchasers);
(b)    the Issuer shall, as of each Payment Date and Note Increase Date, cause the notional amount of the Hedge Agreement to be adjusted to reflect any increase or decrease in the Notes Principal Amount as of such Payment Date or Note Increase Date so that the adjusted notional amount of the Hedge Agreement shall on such Payment Date and Note Increase Date (after giving effect to the Increase on such date) be an amount at least equal to the Notes Principal Amount; the Issuer shall also, on the date of any addition or release of Pledged Loans adjust the Hedge Agreement to reflect the Required Cap Rate, adjustments to the termination date of the Hedge Agreement in accordance with subsection (c) of this Section 4.7 and adjustments to the amortization schedule under the Hedge Agreement in accordance with subsection (a) of this Section 4.7 following such addition or release of Pledged Loans; any additional Premium due for the adjustments to the Hedge Agreement (i) on any Note Increase Date shall be paid by the Issuer from the proceeds of the related Increase, (ii) on any Release Date shall be paid by the Issuer and (iii) on a Payment Date that is not also a Note Increase Date shall be paid as a Hedge Payment under Provision THIRD of Section 4.1;
(c)    the Hedge Agreement shall have a termination date equal to the final maturity date of the latest maturing Pledged Loan; and
(d)    the Hedge Agreement shall provide for a payment by the Hedge Provider to the Trustee for deposit into the Collection Account on each Payment Date if for the related Accrual Period the LIBOR Rate was greater than the Required Cap Rate.

References in this Section 4.7 or otherwise in this Indenture to a notional amount equal to the Notes Principal Amount shall allow for rounding to the nearest $1,000.
Section 4.8    Replacement of Hedge Provider. The Issuer agrees that if any Hedge Provider ceases to be a Qualified Hedge Provider, the Issuer shall have thirty (30) days (x) to cause such Hedge Provider to assign its obligations under the related Hedge Agreement to a new Qualified Hedge Provider (or such Hedge Provider shall have thirty (30) days to again become a Qualified Hedge Provider) or (y) to obtain a substitute Hedge Agreement in form and substance reasonably satisfactory to the Deal Agent together with the related Qualified Hedge Provider’s acknowledgment of the Grant by the Issuer to the Trustee of such Hedge Agreement.
ARTICLE V
ADDITION, RELEASE AND SUBSTITUTION OF LOANS
Section 5.1    Addition of the Collateral.
(a)    Transfer of Loans. Subject to the limitations and conditions specified in this Section 5.1, the Issuer may from time to time, identify additional Eligible Loans and related Pledged Assets to be granted to the Trustee and transferred to the Collateral Agent for the benefit of the Trustee on behalf of the Noteholders and such Loans and related assets shall be included as Collateral hereunder as provided herein.
(b)    The transfer of Pledged Loans and the related Pledged Assets shall be subject to the satisfaction of the following conditions:
(i)    at least two (2) Business Days preceding the Initial Advance Date or the proposed Addition Date, the Issuer shall have delivered to the Deal Agent a schedule of such Pledged Loans to be granted to the Trustee and transferred on the Initial Advance Date or such Addition Date and each of such Pledged Loans shall be a Loan sold by a Seller to the Depositor under a Seller Purchase Agreement or a Loan sold by an Approved Seller to the Depositor under an Approved Sale Agreement;
(ii)    the Issuer, the Servicer, the Trustee and the Collateral Agent shall execute a Supplemental Grant in substantially the form of Exhibit A and the Servicer shall have delivered a signed copy of such Supplemental Grant to the Collateral Agent and the Trustee;
(iii)    the Termination Date shall not have occurred and no Amortization Event, Servicer Default, Event of Default, Potential Amortization Event, Potential Servicer Default or Potential Event of Default shall have occurred and be continuing or would occur as a result of the addition of such Pledged Loans;
(iv)    with the exception of Documents in Transit Loans, on or prior to the Initial Advance Date or the Addition Date the Custodian shall have possession of each original Pledged Loan and the related Loan File and shall have acknowledged to the Trustee such receipt and its undertaking to hold each such original Pledged Loan and the related Loan File for purposes of perfection of the Collateral Agent’s interests in such original Pledged Loans and the related Loan File; provided that the fact that any document not required to be in its respective Loan File pursuant to the applicable Seller Purchase Agreement is not in the possession of the Custodian in its respective Loan File shall not constitute a failure to satisfy this condition;
(v)    the Issuer shall have taken any actions necessary or advisable to maintain the Collateral Agent’s perfected security interest in the Collateral (including in such Pledged Loans) for the benefit of the Trustee for the benefit of the Noteholders;
(vi)    each such Pledged Loan shall be an Eligible Loan; and
(vii)    if any of such Pledged Loans are Loans acquired by the Depositor under an Approved Sale Agreement the conditions set forth in Section 3.6 shall have been satisfied with respect to such Pledged Loans.
Section 5.2    Release of Defective Loans.
(a)    Obligation With Respect to Defective Loans. If a Seller is required to repurchase a Defective Loan under the terms of the Seller Purchase Agreement to which it is a party or if an Approved Seller is required to repurchase a Defective Loan under the terms of the Approved Sale Agreement to which it is a party, the Issuer shall, on the same date as such Seller or Approved Seller is required to repurchase the Defective Loan, be required either (i) to deposit the Release Price of such Defective Loan into the Collection Account and obtain the release of the Defective Loan from the Lien of this Indenture or (ii) substitute one or more Qualified Substitute Loans for such Pledged Loan as provided in Section 5.2(c) and obtain the release of the Defective Loan.
(b)    Payments. The Issuer shall provide written notice to the Trustee and the Collateral Agent of any release pursuant to Section 5.2(a) not less than two Business Days prior to the date on which such release is to be effected, specifying (i) the Defective Loan and (ii) either (x) if such Defective Loan is to be repurchased by the Depositor, the Release Price therefor or (y) if such Defective Loan will be replaced with one or more Qualified Substitute Loans, the Substitution Adjustment Amount, if any, with respect thereto. Upon the release of a Defective Loan pursuant to Section 5.2(a) the Issuer shall deposit or cause to be deposited the Release Price or Substitution Adjustment Amount, if any, in the Collection Account no later than 12:00 noon, New York City time, on the date on which such release is made (the “Release Date”).
(c)    Substitution. If the Issuer elects to substitute a Qualified Substitute Loan or Qualified Substitute Loans for a Defective Loan pursuant to this Section 5.2(c), the Issuer shall Grant to the Trustee and transfer to the Collateral Agent such Qualified Substitute Loan in the same manner as other Additional Pledged Loans in accordance with Section 5.1 and shall include such Qualified Substitute Loans in the Additional Pledged Loans described in a Supplemental Grant. The Qualified Substitute Loan or Qualified Substitute Loans will not be selected in a manner adverse to the Noteholders, and the aggregate Loan Balance of the Qualified Substitute Loans will not be less than the Loan Balance of the Defective Loans for which the substitution occurs. In connection with the substitution for one or more Qualified Substitute Loans for one or more Defective Loans, the Issuer shall deposit an amount, if any, equal to the related Substitution Adjustment Amount in the Collection Account on the date of substitution without any reimbursement therefor. The Issuer shall cause the Servicer to amend the Series 2017-A Loan Schedule to reflect the removal of such Defective Loan and the substitution of the Qualified Substitute Loan or Qualified Substitute Loans and the Issuer shall cause the Servicer to deliver the amended Series 2017-A Loan Schedule to the Issuer, the Trustee and Collateral Agent.
(d)    Upon each release of a Pledged Loan under this Section 5.2, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and the Trustee’s right, title and interest in and to such Defective Loan and the Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto (including payments received from Obligors from and including the last day of the Due Period immediately preceding the date of release) free and clear of the lien of this Indenture. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as directed by the Issuer or the Depositor to effect the release of such Defective Loan and the related Pledged Assets pursuant to this Section 5.2. Promptly after the occurrence of a Release Date and after the payment for and release of or substitution for Defective Loans, the Issuer shall direct the Servicer to delete such Defective Loans from the Series 2017-A Loan Schedule.
(e)    The obligation of the Issuer to deposit the Release Price or Substitution Adjustment Amount or provide a Qualified Substitute Loan for any Defective Loan shall constitute the sole remedy against the Issuer with respect to any breach of the representations and warranties set forth in 3.1(t) of this Indenture or the representations of the Seller assigned to the Trustee pursuant to Section 3.4.
Section 5.3    Release of Defaulted Loans. If any Pledged Loan becomes a Defaulted Loan during any Due Period, the Issuer may obtain a release of such Pledged Loan from the lien of this Indenture on any date thereafter. To obtain such release the Issuer shall be required to pay the Release Price of such Defaulted Loan to the Trustee for deposit into the Collection Account. The Issuer shall provide written notice to the Trustee and the Collateral Agent of any release pursuant to this Section 5.3 not less than two Business Days prior to the date on which such release is to be effected, specifying the Defaulted Loan and the Release Price therefor. The Issuer shall pay the Release Price to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on the Business Day prior to the date on which such release is made.
Upon each release of a Pledged Loan under this Section 5.3, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and Trustee’s right, title and interest in and to such Defaulted Loan and the Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto free and clear of the Lien of this Indenture. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as directed by the Issuer to effect the release of such Defaulted Loans and the related Pledged Assets pursuant to this Section 5.3. Promptly after the occurrence of a Release Date and after the payment for and release of a Defaulted Loan, in respect to which the Release Price has been paid the Issuer shall direct the Servicer to delete such Defaulted Loans from the Series 2017-A Loan Schedule.
Section 5.4    Release Upon Optional Prepayments. If the Issuer exercises its right to prepay the Series 2017-A Notes in whole or in part as provided in Section 2.19 of this Indenture, the Issuer and the Deal Agent shall notify the Trustee and the Collateral Agent in writing of the prepayment date and the principal amount of the Series 2017-A Notes to be prepaid on the prepayment date and the amount of interest and other amounts due and payable on such date in accordance with this Indenture and the Note Purchase Agreement. On the prepayment date, upon receipt by the Trustee of all amounts to be paid to the Noteholders in accordance with this Indenture and the Note Purchase Agreement as a result of such prepayment and the satisfaction of the conditions set forth in the following paragraphs, then, the Collateral Agent and the Trustee shall release from the Lien of this Indenture those Pledged Loans and the related Pledged Assets, all monies due or to become due with respect thereto and all Collections with respect thereto from and including the last day of the Due Period immediately preceding such date of release which the Collateral Agent and Trustee are directed to release as described in the following paragraph.
The Issuer shall provide to the Collateral Agent and the Trustee a list of the Pledged Loans which are to be released, shall direct the Collateral Agent to release such Loans, and shall direct the Servicer to delete such Loans from the Series 2017-A Loan Schedule.
In addition to receipt by the Trustee of the principal amount of the Series 2017-A Notes to be prepaid, the interest thereon and other amounts due and payable in connection with such prepayment and the list of the Pledged Loans to be released, the following conditions shall be met before the Lien is released under this Section 5.4:
(i)    After giving effect to such release, no Borrowing Base Shortfall shall exist and no Amortization Event or Event of Default shall have occurred; and
(ii)    Each of the Issuer and the Servicer shall have delivered to the Deal Agent a certificate to the effect that the Pledged Loans to be released from the Lien of this Indenture were not selected in a manner involving any selection procedures materially adverse to the Noteholders and that the release of such Loans would not reasonably be expected to cause a Potential Amortization Event or an Amortization Event.

Section 5.5    Release Upon Issuance of Exchange Notes. (a) If the Issuer is required to issue any Exchange Notes on the Payment Date immediately succeeding a Liquidity Termination Date, the Issuer shall notify the Trustee and the Collateral Agent in writing of the aggregate principal amount of the Series 2017-A Notes held by Extending Noteholders to be canceled on such Payment Date. On such Payment Date, upon cancellation of the Series 2017-A Notes held by the Extending Noteholders, then the Collateral Agent and the Trustee shall release from the Lien of this Indenture Pledged Loans with aggregate Loan Balances at least equal to the Extending Noteholders’ Percentage of the Aggregate Loan Balance on such Payment Date, and the related Pledged Assets, as the Collateral Agent and the Trustee are directed to release as set forth in Section 5.5(b).
(a)    An independent auditor mutually agreeable to the Issuer and the Deal Agent shall select the Loans to be released from the Lien of this Indenture pursuant to this Section 5.5 on a random basis and no selection procedures adverse to the Noteholders or to the holders of the Exchange Notes shall be employed in such selection. The Loans selected to be released from the Lien of this Indenture pursuant to this Section 5.5(b) shall be such that the collateral for the Exchange Notes and the Collateral shall each conform to the criteria set forth in Exhibit H as of the date of the issuance of such Exchange Notes. Such independent auditor shall provide to the Collateral Agent, the Trustee and the Servicer a list of the Pledged Loans which are selected to be released, shall direct the Collateral Agent to release such Loans, and shall direct the Servicer to delete such Loans from the Series 2017-A Loan Schedule.
(b)    The Lien on any Pledged Loans shall not be released under this Section 5.5 unless (i) after giving effect to such release, the Borrowing Base shall be at least equal to the Notes Principal Amount, (ii) the amount in the Reserve Account shall be at least equal to the Reserve Required Amount, (iii) no Potential Event of Default, Amortization Event or Event of Default shall exist or would occur as a result of such release, and (iv) each of the Issuer and the Servicer shall have delivered to the Deal Agent a certificate to the effect that the Pledged Loans to be released from the Lien of this Indenture pursuant to this Section 5.5 were not selected in a manner involving any selection procedures adverse to the Noteholders and that the release of such Loans would not reasonably be expected to cause a Potential Amortization Event or an Amortization Event.
(c)    Upon each release of a Pledged Loan under this Section 5.5, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and Trustee’s right, title and interest in and to such Pledged Loan and the Pledged Assets related thereto, all monies due or to become due with respect thereto and all Collections with respect thereto from and including the last day of the Due Period immediately preceding such date of release free and clear of the Lien of this Indenture. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as directed by the Issuer to effect the release of such Pledged Loans and the related Pledged Assets pursuant to this Section 5.5.

Section 5.6    Release Upon Payment in Full. At such time as the Series 2017-A Notes have been paid in full, all amounts owing under the Note Purchase Agreement shall have been paid in full, all fees and expenses of the Trustee and the Collateral Agent with respect to Series 2017-A Notes have been paid in full and all obligations relating to the Facility Documents have been paid in full, then, the Collateral Agent shall, upon the written request of the Issuer, release all Liens and assign to the Issuer (without recourse, representation or warranty) all right, title and interest of the Collateral Agent in and to the Collateral, and all proceeds thereof. The Collateral Agent and the Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as directed by the Issuer to release the security interest of the Collateral Agent in the Collateral.
ARTICLE VI
ADDITIONAL COVENANTS OF ISSUER
Section 6.1    Affirmative Covenants.
(a)    Compliance with Laws, Etc. The Issuer shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, all Pledged Loans and all Facility Documents to which it is a party (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).
(b)    Preservation of Existence. The Issuer shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity, and maintain all necessary licenses and approvals, in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.
(c)    Adequate Capitalization. The Issuer shall ensure that at all times it is adequately capitalized to engage in the transactions contemplated by this Indenture.
(d)    Keeping of Records and Books of Account. The Issuer shall cause the Servicer to maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).
(e)    Performance and Compliance with Receivables and Loans. The Issuer shall at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by it under the Pledged Loans and Pledged Assets.

(f)    Credit Standards and Collection Policies. The Issuer shall comply in all material respects with the Credit Standards and Collection Policies and Customary Practices in regard to each Pledged Loan and the related Pledged Assets.
(g)    Collections. (1) The Issuer shall instruct or cause all Obligors to be instructed to either:
(A)    send all Scheduled Payments directly to Post Office Boxes for credit to the Control Account or directly to the Control Account,
(B)    make Scheduled Payments by way of pre-authorized debits from a deposit account of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account from which Scheduled Payments shall be electronically transferred to the Control Account or to another account for processing and transfer into the Collection Account, or
(C)    make payment by electronic transfer of funds through Western Union to the Control Account or to another account for processing and transfer into the Collection Account.
(2)    In the case of funds transfers pursuant to a PAC or Credit Card Account, or through Western Union, take, or cause each of the Servicer, the Control Account Bank and/or the Trustee to take, all necessary and appropriate action to ensure that each such pre-authorized debit or credit card payment or transfer is credited directly to the Control Account or another account for transfer to the Collection Account.
(3)    The Issuer shall hold any Collections or other proceeds of the Collateral received directly by it in trust for the benefit of the Trustee and the Noteholders and deposit such Collections into the Control Account or the Collection Account within two Business Days following the Issuer’s receipt thereof.
(h)    Compliance with ERISA. The Issuer shall comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws and the regulations and interpretations thereunder.
(i)    Perfected Security Interest. The Issuer shall take such action with respect to each Pledged Loan as is necessary to ensure that the Collateral Agent maintains on behalf of the Trustee, a first priority perfected security interest in such Pledged Loan and the Pledged Assets relating thereto, in each case free and clear of any Liens (other than the Lien created by this Indenture and in the case of any Timeshare Properties, any Permitted Encumbrance).
(j)    No Release. The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or material obligations under any document, instrument or agreement included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement except as expressly provided in this Indenture or such other instrument or document.
(k)    Insurance and Condemnation.
(i)    The Issuer shall do or cause to be done all things that it may accomplish with a reasonable amount of cost or effort to cause each of the POAs for each Resort to (A) maintain one or more policies of “all-risk” property and general liability insurance with financially sound and reputable insurers, providing coverage in scope and amount which (x) satisfies the requirements of the declarations (or any similar charter document) governing the POA for the maintenance of such insurance policies and (y) is at least consistent with the scope and amount of such insurance coverage obtained by prudent POAs and/or management of other similar developments in the same jurisdiction; and (B) apply the proceeds of any such insurance policies in the manner specified in the relevant declarations (or any similar charter document) governing the POA and/or any similar charter documents of such POA. For the avoidance of doubt, the parties hereto acknowledge that the ultimate discretion and control relating to the maintenance of any such insurance policies is vested in the POAs in accordance with the respective declaration (or any similar charter document) relating to each Timeshare Property Regime.
(ii)    The Issuer shall remit to the appropriate Collection Account the portion of any proceeds received pursuant to a condemnation of property in any Resort to the extent that such proceeds relate to any of the Timeshare Properties.
(l)    Custodian.
(i)    On or before each Addition Date and thereafter promptly upon the generation of any documents, instruments and agreements evidencing or otherwise relating to the Pledged Loans or related Pledged Assets received by any of the Issuer or the Servicer, the Issuer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial Agreement the Loan File for each Pledged Loan. Such Loan File may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. The Issuer shall cause the Custodian to hold, maintain and keep custody of all the Loan File for the benefit of the Collateral Agent in a secure fire retardant location at an office of the Custodian, which location shall be reasonably acceptable to the Collateral Agent and the Trustee.
(ii)    The Issuer shall cause the Custodian at all times to maintain control of the Loan File for the benefit of the Collateral Agent on behalf of the Trustee and the Noteholders, in each case pursuant to the Custodial Agreement. Each of the Issuer and the Servicer may access the Loan File at the Custodian’s storage facility only for the purposes and upon the terms and conditions set forth herein and in the Custodial Agreement. Each of the Issuer and the Servicer may only remove documents from the Loan File for collection services and other routine servicing requirements from such facility in accordance with the terms of the Custodial Agreement, all as set forth and pursuant to the “Bailment Agreement” (as defined in and attached as an exhibit to the Custodial Agreement).
(iii)    The Issuer shall at all times comply in all material respects with the terms of its obligations under the Custodial Agreement and shall not enter into any modification, amendment or supplement of or to, and shall not terminate the Custodial Agreement, without the Collateral Agent’s and Trustee’s prior written consent.
(m)    Separate Identity. The Issuer shall take all actions required to maintain the Issuer’s status as a separate legal entity. Without limiting the foregoing, the Issuer shall:
(i)    Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture and the other Facility Documents to which the Issuer is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.
(ii)    Except as provided herein, maintain its own deposit, securities and other account or accounts with financial institutions, separate from those of any Affiliate of the Issuer. The funds of the Issuer will not be diverted to any other Person or for other than the use of the Issuer, and, except as may be expressly permitted by this Indenture or any other Facility Document to which the Issuer is a party, the funds of the Issuer shall not be commingled with those of any other Person.
(iii)    Ensure that, to the extent that it shares the same officers or other employees as any of its members, managers or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.
(iv)    Ensure that, to the extent that it jointly contracts with any of its stockholders, members or managers or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.
(v)    Ensure that all material transactions between the Issuer and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties. All such transactions shall receive the approval of the Issuer’s board of directors including the Independent Directors.
(vi)    Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, managers and other Affiliates. To the extent that the Issuer and any of its members, managers or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.
(vii)    Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of the board of directors appropriate to authorize all actions of the Issuer, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular meetings of the board of directors shall be held at least annually.
(viii)    Ensure that its board of directors shall at all times include at least two Independent Directors (for purposes hereof, “Independent Directors” means a natural person who, (a) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (b) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (c) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner, equity holder, creditor, debtor or officer of the Issuer, the Seller, SDC or any of their Affiliates (other than his or her service as an Independent Director of any special purpose bankruptcy remote entity); (ii) a customer or supplier of the

Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii)).
(ix)    Ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of an Affiliate of the Issuer) and shall not be dictated by an Affiliate of the Issuer.
(x)    Act solely in its own company name and through its own authorized members, managers, officers and agents, and no Affiliate of the Issuer shall be appointed to act as agent of the Issuer. The Issuer shall at all times use its own stationery and business forms and, except as is consistent with its tax treatment, describe itself as a separate legal entity.
(xi)    Except as contemplated by the Facility Documents, ensure that no Affiliate of the Issuer shall loan money to the Issuer, and no Affiliate of the Issuer will otherwise guaranty debts of the Issuer.
(xii)    Other than organizational expenses and as contemplated by the Facility Documents, pay all expenses, indebtedness and other obligations incurred by it using its own funds.
(xiii)    Except as provided herein and in any other Facility Document, not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Issuer nor shall the Issuer make any loans to any Person.
(xiv)    Ensure that any financial reports required of the Issuer shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Issuer and such Affiliate and also state that the assets of the Issuer are not available to pay creditors of the Affiliate.
(xv)    Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.
(n)    Computer Files. The Issuer shall mark or cause to be marked each Pledged Loan in its computer files as described in Section 3.2(b).
(o)    Taxes. The Issuer shall file or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state, and foreign local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect. The Issuer shall pay or cause to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer or the applicable Affiliate shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect.
(p)    Tax Classification. The Issuer shall, for as long as the Series 2017-A Notes are outstanding, not take any action, or fail to take any action, that would cause the Issuer not to remain classified, for federal income tax purposes, as a disregarded entity or a partnership that is not classified as a publicly traded partnership.
(q)    Facility Documents. The Issuer shall comply in all material respects with the terms of, employ the procedures outlined in and enforce the obligations of the Depositor under the Depositor Purchase Agreement and of the parties to each of the other Facility Documents to which the Issuer is a party, and take all such action as may reasonably be required to maintain all such Facility Documents to which the Issuer is a party in full force and effect.
(r)    Series 2017-A Loan Schedule. The Issuer shall at least once each calendar month, provide to the Trustee an amendment to the Series 2017-A Loan Schedule, or cause the Servicer to electronically provide an amendment to the Series 2017-A Loan Schedule, listing the Pledged Loans added to the Collateral and the Pledged Loans released from the Collateral and amending the Series 2017-A Loan Schedule to reflect terms or discrepancies in such schedule that become known to the Issuer since the filing of the original Series 2017-A Loan Schedule or since the most recent amendment thereto.
(s)    Segregation of Collections. The Issuer shall with respect to the Control Account either (i) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (ii) enter into an intercreditor agreement with other entities which have an interest in the amounts in the Control Account to allocate the Collections with respect to the Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the Collection Account; (provided that, the covenant in clause (i) of this paragraph (s) shall not be breached to the extent that funds not constituting Collections in respect of the Pledged Loans are inadvertently deposited into such Control Account and are promptly segregated and remitted to the owner thereof).
(t)    Filings; Further Assurances.
(i)    On or prior to the Closing Date, the Issuer shall have caused at its sole expense the Financing Statements, assignments and amendments thereof necessary to perfect the security interest in the Collateral to be filed or recorded in the appropriate offices.
(ii)    The Issuer shall, at its sole expense, from time to time authorize, prepare, execute and deliver, or authorize and cause to be prepared, executed and delivered, all such Financing Statements, continuation statements, amendments, instruments of further assurance and other instruments, in such forms, and shall take such other actions, as shall be required by the Servicer, the Trustee or the

Deal Agent or as the Servicer, the Trustee or the Deal Agent otherwise deems reasonably necessary or advisable to perfect the Lien created by this Indenture in the Collateral. The Servicer agrees, at its sole expense, to cooperate with and assist the Issuer in taking any such action (whether at the request of the Issuer, the Trustee or the Deal Agent). Without limiting the foregoing, the Issuer shall from time to time, at its sole expense, authorize, execute, file, deliver and record all such supplements and amendments hereto and to this Indenture and all such Financing Statements, amendments thereto, continuation statements, instruments of further assurance, or other statements, specific assignments or other instruments or documents and take any other action that is reasonably necessary to, or that any of the Servicer, the Trustee deems reasonably necessary or advisable to: (i) Grant more effectively all or any portion of the Collateral; (ii) maintain or preserve the Lien Granted under this Indenture (and the priority thereof) or carry out more effectively the purposes hereof or thereof; (iii) perfect, maintain the perfection of, publish notice of, or protect the validity of any Grant made or to be made pursuant to this Indenture; (iv) enforce any of the Pledged Loans or any of the other Pledged Assets (including without limitation by cooperating with the Trustee, at the expense of the Issuer, in filing and recording such Financing Statements against such Obligors as the Servicer, the Trustee shall deem necessary or advisable from time to time); (v) preserve and defend title to any Pledged Loans or all or any other part of the Pledged Assets, and the rights of the Trustee in such Pledged Loans or other related Pledged Assets, against the claims of all Persons and parties; or (vi) pay any and all taxes levied or assessed upon all or any part of any Collateral.
(iii)    The Issuer shall, on or prior to the date of Grant of any Pledged Loans under this Indenture, deliver or cause to be delivered all original copies of the Pledged Loan (other than in the case of any Pledged Loans not required under the terms of the relevant Seller Purchase Agreement to be in the relevant Loan File), together with the related Loan File, to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. Such “original copies” may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. In the event that the Issuer receives any other instrument or any writing which, in either event, evidences a Pledged Loan or other Pledged Assets, the Issuer shall deliver such instrument or writing to the Custodian to be held as collateral in which the Collateral Agent has a security interest for the benefit of the Trustee within two Business Days after the Issuer’s receipt thereof, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.
(iv)    The Issuer hereby authorizes the Trustee, and gives the Collateral Agent its irrevocable power of attorney (which authorization is coupled with an interest and is irrevocable), in the name of the Issuer or otherwise, to execute, deliver, file and record any Financing Statement, continuation statement, amendment, specific assignment or other writing or paper and to take any other action that the Trustee in its sole discretion, may deem necessary or appropriate to further perfect the Lien created hereby. Any expenses incurred by the Trustee or the Collateral Agent pursuant to the exercise of its rights under this Section 6.l(t)(iv) shall be for the sole account and responsibility of the Issuer and payable under Section 13.5 to the Trustee.
(u)    Management of Resorts. The Issuer hereby covenants and agrees that it will with respect to each Resort cause the Originator with respect to that Resort (to the extent that such Originator is otherwise responsible for maintaining such Resort) to do or cause to be done all things which it may accomplish with a reasonable amount of cost or effort, in order to maintain each such Resort (including without limitation all grounds, waters and improvements thereon) in at least as good condition, repair and working order as would be customary for prudent managers of similar timeshare properties.
(v)    Amendment to Documents. The Issuer shall not enter into any amendment to any of the Facility Documents to which it is a party or consent to any amendment of any Facility Document without the prior written consent of the Majority Facility Investors.
(w)    [Reserved].
Section 6.2    Negative Covenants of the Issuer. So long as any of the Series 2017-A Notes are outstanding, the Issuer shall not:
(a)    Sales, Liens, Etc., Against Receivables and Related Security. Except for the releases contemplated under this Indenture sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien (other than the Lien created by this Indenture or, with respect to Timeshare Properties relating to Pledged Loans, any Permitted Encumbrances thereon) upon or with respect to, any Pledged Loan or any other Pledged Assets, or any interests in either thereof, or upon or with respect to any Collateral under this Indenture. The Issuer shall immediately notify the Trustee and the Collateral Agent of the existence of any Lien on any Pledged Loan or any other Pledged Assets, and the Issuer shall defend the right, title and interest of each of the Issuer and the Collateral Agent, Trustee and Noteholders in, to and under the Pledged Loans and all other Pledged Assets, against all claims of third parties.
(b)    Extension or Amendment of Loan Terms. Other than in accordance with Section 7.5(d), extend (other than as a result of a Timeshare Upgrade), amend, waive or otherwise modify the terms of any Pledged Loan or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise.
(c)    Change in Business or Credit Standard and Collection Policies. (i) Make any change in the character of its business or (ii) make any change in the Credit Standards and Collection Policies, or (iii) deviate from the exercise of Customary Practices, which change or deviation would, in any such case, materially impair the value or collectibility of any Pledged Loan.
(d)    Change in Payment Instructions to Obligors. Add or terminate any bank as a Control Account Bank (listed on Exhibit E) or make any change in the instructions to Obligors regarding payments to be made to any Control Account at a Control Account Bank, unless the Trustee shall have received (i) 30 days’ prior notice of such addition, termination or change; (ii) written confirmation from the Issuer that after the effectiveness of any such termination, there shall be at least one (1) Control Account in existence; and (iii) prior to the effective date of such addition, termination or change, (x) executed copies of the Control Agreement executed by the new Control Account Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the Control Account Bank with respect to any new Control Account.
(e)    Stock, Merger, Consolidation, Etc. Consolidate with or merge into or with any other Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly permitted under the terms of this Indenture.
(f)    Change in Control. At any time fail to be a wholly owned direct or indirect subsidiary of the Performance Guarantor and a wholly owned direct or indirect subsidiary of WCF.
(g)    ERISA Matters. Establish or maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.
(h)    Terminate or Reject Loans. Without limiting anything in Section 6.2(b), terminate or reject any Pledged Loan prior to the end of the term of such Loan, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination or rejection, such Pledged Loan and any related Pledged Assets have been released from the Lien created by this Indenture.
(i)    Debt. Create, incur, assume or suffer to exist any Debt except as contemplated by the Facility Documents and any Exchange Notes Indenture.
(j)    Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations as provided for under this Indenture or as contemplated by the Facility Documents.
(k)    Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate, except for:

(i)    the transactions contemplated hereby and by the other Facility Documents; and
(ii)    to the extent not otherwise prohibited under this Indenture, other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.
(l)    Lines of Business. Conduct any business other than that described in the LLC Agreement, or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents to which it is a party.
(m)    Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments, and (ii) the purchase of Loans pursuant to the terms of the Depositor Purchase Agreement.
(n)    Insolvency Proceedings. Seek dissolution or liquidation in whole or in part of the Issuer.
(o)    Distributions to Member. Make any distribution to its Member except as provided in the LLC Agreement.
(p)    Place of Business; Change of Name. Change (x) its type or jurisdiction of organization from that listed in Section 3.1(i), (y) its name or (z) the location of its Records relating to the Collateral or its chief executive office or principal place of business from the location listed in Section 3.1(i), unless in any such event the Issuer shall have given the Trustee and the Collateral Agent at least ten (10) days prior written notice thereof and shall take all action reasonably necessary to amend its existing Financing Statements and file additional Financing Statements in all applicable jurisdictions necessary or advisable to maintain the perfection of the Lien of the Collateral Agent under this Indenture.
(q)    Business Names. Use any trade names, fictitious names, assumed names or “doing business as” names.
(r)    Subordinated Note. Amend, modify or supplement the Subordinated Note without the prior written consent of the Majority Facility Investors.
ARTICLE VII
SERVICING OF PLEDGED LOANS
Section 7.1    Responsibility for Loan Administration. The Servicer shall manage, administer, service and make collections on the Pledged Loans on behalf of the Trustee on behalf of the Noteholders and Issuer. Without limiting the generality of the foregoing, but subject to all other provisions hereof, the Trustee and the Issuer grant to the Servicer a limited power of attorney to execute and the Servicer is hereby authorized and empowered to so execute and deliver, on behalf of itself, the Issuer and the Trustee or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Pledged Loans, any related Mortgages and the related Timeshare Properties, but only to the extent deemed necessary by the Servicer.
The Trustee, the Issuer and the Collateral Agent, at the request of a Servicing Officer, shall furnish the Servicer with any documents in its possession reasonably requested or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder (subject, in the case of requests for documents contained in any Loan Files, to the requirements of Section 6.1(l)(ii)).
Wyndham Consumer Finance, Inc. is hereby appointed as the Servicer until such time as any Service Transfer shall be effected under Article XII.
Section 7.2    Standard of Care. In managing, administering, servicing and making collections on the Pledged Loans pursuant to this Indenture, the Servicer will exercise that degree of skill and care consistent with Customary Practices and the Credit Standards and Collection Policies.
Section 7.3    Records. The Servicer shall, during the period it is Servicer hereunder, maintain such books of account, computer data files and other records as will enable the Trustee to determine the status of each Pledged Loan and will enable such Loan to be serviced in accordance with the terms of this Indenture by a Successor Servicer following a Service Transfer.
Section 7.4    Series 2017-A Loan Schedule. The Servicer shall at all times maintain the Series 2017-A Loan Schedule and electronically provide to the Trustee, the Issuer, the Collateral Agent and the Custodian a current, complete copy of the Series 2017-A Loan Schedule. The Series 2017-A Loan Schedule may be in one or multiple documents including an original listing and monthly amendments listing changes.
Section 7.5    Enforcement.
(a)    The Servicer will, consistent with Section 7.2, act with respect to the Pledged Loans in such manner as will maximize the receipt of Collections in respect of such Pledged Loans (including, to the extent necessary, instituting foreclosure proceedings against the Timeshare Property, if any, underlying a Pledged Loan or disposing of the underlying Timeshare Property, if any).
(b)    The Servicer may sue to enforce or collect upon Pledged Loans, in its own name, if possible, or as agent for the Issuer. If the Servicer elects to commence a legal proceeding to enforce a Pledged Loan, the act of commencement shall be deemed to be an automatic assignment of the Pledged Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Pledged Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the

Pledged Loan, the Trustee on behalf of the Issuer shall, at the Servicer’s expense, take such steps as the Servicer and the Trustee may mutually agree are necessary (such agreement not to be unreasonably withheld) to enforce the Pledged Loan, including bringing suit in its name or the name of the Issuer. The Servicer shall provide to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.
(c)    The Servicer, upon notice to the Trustee, may grant to the Obligor on any Pledged Loan any rebate, refund or adjustment out of the appropriate Collection Account that the Servicer in good faith believes is required as a matter of law; provided that, on any Business Day on which such rebate, refund or adjustment is to be paid hereunder, such rebate, refund or adjustment shall only be paid to the extent of funds otherwise available for distribution from the Collection Account.
(d)    The Servicer will not extend, amend, waive or otherwise modify the terms of any Pledged Loan or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise other than in accordance with Customary Practices.
(e)    The Servicer shall have the discretion to sell the collateral which secures any Defaulted Loans free and clear of the Lien of this Indenture, in exchange for cash, in accordance with Customary Practices and Credit Standards and Collection Policies. All proceeds of any such sale of such collateral shall be deposited by the Servicer into the Collection Account.
(f)    The Servicer shall not sell any Defaulted Loan or any collateral securing a Defaulted Loan to any Seller or Originator except for an amount at least equal to the fair market value thereof.
(g)    Notwithstanding any other provision of this Indenture, the Servicer shall have no obligation to, and shall not, foreclose on the collateral securing any Pledged Loan unless the proceeds from such foreclosure will be sufficient to cover the expenses of such foreclosure. Notwithstanding any other provision of this Indenture, proceeds from the foreclosure by the Servicer on the collateral securing any Pledged Loans shall first be applied by the Servicer to reimburse itself for the expenses of such foreclosure, and any remaining proceeds shall be deposited into the Collection Account.
Section 7.6    Trustee and Collateral Agent to Cooperate. Upon request of a Servicing Officer, the Trustee and the Collateral Agent shall perform such other acts as are reasonably requested by the Servicer (including without limitation the execution of documents) and otherwise cooperate with the Servicer in enforcement of the Trustee’s rights and remedies with respect to Pledged Loans.
Section 7.7    Other Matters Relating to the Servicer. The Servicer is hereby authorized and empowered to:

(a)    advise the Trustee in connection with the amount of withdrawals from Accounts in accordance with the provisions of this Indenture;
(b)    execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pledged Loans and, after the delinquency of any Pledged Loan and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Pledged Loan including without limitation the exercise of rights under any power-of-attorney granted in any Pledged Loan; and
(c)    make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws.
Prior to the occurrence of an Event of Default hereunder, the Trustee agrees that, it shall promptly follow the instructions of the Servicer duly given to withdraw funds from the Accounts in accordance with the terms hereof.
Section 7.8    Servicing Compensation. As compensation for its servicing activities hereunder, the Servicer shall be entitled to receive the Monthly Servicer Fee which shall be calculated under this Indenture and be paid to the Servicer pursuant to the terms of this Indenture.
Section 7.9    Costs and Expenses. The costs and expenses incurred by the Servicer in carrying out its duties hereunder, including without limitation the fees and expenses incurred in connection with the enforcement of Pledged Loans, shall be paid by the Servicer and the Servicer shall be entitled to reimbursement hereunder from the Issuer as provided herein. Failure by the Servicer to receive reimbursement shall not relieve the Servicer of its obligations under this Indenture.
Section 7.10    Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders as of the Closing Date:
(a)    Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture. The Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction necessary for the enforcement of each Pledged Loan or in which failure to qualify or to obtain such licenses and approvals would have a Material Adverse Effect.
(b)    Due Authorization. The execution and delivery by the Servicer of each of the Facility Documents to which it is a party, and the consummation by the Servicer of the transactions contemplated hereby and thereby have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.
(c)    Binding Obligations. Each of the Facility Documents to which Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be subject to or limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
(d)    No Conflict; No Violation. The execution and delivery by the Servicer of each of the Facility Documents to which the Servicer is a party, and the performance by the Servicer of the transactions contemplated by such agreements and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or its certificate of incorporation or bylaws or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument, to which the Servicer is a party or by which it is bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect.
(e)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Servicer threatened, against the Servicer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Facility Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Facility Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would adversely affect the performance by the Servicer of its obligations under this Indenture or any of the other Facility Documents, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Facility Documents or (v) seeking any determination or ruling that would have a Material Adverse Effect.
(f)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any governmental body or official required in connection with the execution and delivery by the Servicer of this Indenture or of the other Facility Documents to which it is a party or the performance by the Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect.
Section 7.11    Additional Covenants of the Servicer. The Servicer further agrees as provided in this Section 7.11.
(a)    Change in Payment Instructions to Obligors. The Servicer will not add or terminate any bank as a Control Account Bank from those listed on Exhibit E or make any change in its instructions to Obligors regarding payments to be made to any Control Account Bank, unless the Trustee shall have received (i) 30 Business Days’ prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change,

(x) fully executed copies of the new or revised Control Agreement executed by the new Control Account Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the Control Account Bank with respect to any new Control Account.
(b)    Collections. The Servicer shall hold any Collections or other proceeds of the Collateral received directly by it in trust for the benefit of the Trustee and deposit such Collections or other proceeds into the Collection Account as soon as practicable but in any event within two Business Days following the Servicer’s receipt thereof.
(c)    Compliance with Requirements of Law. The Servicer will maintain in effect all qualifications required under all relevant laws, rules, regulations and orders in order to service each Pledged Loan, and shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and the servicing of the Pledged Loans (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).
(d)    Protection of Rights. The Servicer will take no action that would impair in any material respect the rights of any of the Collateral Agent or the Trustee in the Pledged Loans or any other the Collateral, or violate the Collateral Agency Agreement.
(e)    Credit Standards and Collection Policies. The Servicer will comply in all material respects with the Credit Standards and Collection Policies and Customary Practices with respect to each Pledged Loan.
(f)    Notice to Obligors. The Servicer will ensure that the Obligor of each Pledged Loan either:
(1)    has been instructed, pursuant to the Servicer’s routine distribution of a periodic statement to such Obligor next succeeding:
(A)    the date the Loan becomes a Pledged Loan, or
(B)    the day on which a PAC ceased to apply to such Pledged Loan, in the case of a Pledged Loan formerly subject to a PAC, but in no event later than the then next-succeeding due date for a Scheduled Payment under the related Pledged Loan, to remit Scheduled Payments thereunder to a Post Office Box for credit to the Control Account, or directly to the Control Account, in each case maintained at a Control Account Bank pursuant to the terms of a Control Agreement,
(2)    has entered into a PAC, pursuant to which a deposit account of such Obligor is made subject to a pre-authorized debit in respect of Scheduled Payments as they become due and payable, and the Servicer has, and has caused each of the Control Account Bank and/or the Trustee, to take all necessary and appropriate action to ensure that each such pre-authorized debit is credited directly to the Control Account or the Collection Account;
(3)    has authorized Scheduled Payments from a credit card of such Obligor pursuant to a Credit Card Account, and the Servicer has taken all necessary and appropriate action to ensure that each such payment is credited directly to the Control Account or another account for immediate transfer to the Collection Account; or
(4)    has authorized electronic transfer of payments through Western Union, and the Servicer has taken all necessary and appropriate action to ensure that each such transfer is credited directly to the Control Account or another account for immediate transfer to the Collection Account.
(g)    Relocation of Servicer. The Servicer shall give the Trustee, the Collateral Agent and each Rating Agency at least 30 days, prior written notice of any relocation of any office from which it services Pledged Loans or keeps records concerning the Pledged Loans. The Servicer shall at all times maintain each office from which it services Pledged Loans within the United States of America.
(h)    Instruments. The Servicer will not remove any portion of the Pledged Loans or other collateral that consists of money or is evidenced by an instrument, certificate or other writing (including any Pledged Loan) from the jurisdiction in which it is then held unless the Trustee has first received an Opinion of Counsel to the effect that the Lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions; provided, however, that each Custodian, the Collateral Agent and the Servicer may remove Loans from such jurisdiction to the extent necessary to satisfy any requirement of law or court order, in all cases in accordance with the provisions of the Custodial Agreement, the Collateral Agency Agreement and this Indenture.
(i)    Series 2017-A Loan Schedule. The Servicer will promptly amend the related Series 2017-A Loan Schedule to reflect terms or discrepancies that become known to the Servicer at any time.
(j)    Segregation of Collections. The Servicer will, with respect to the Control Account either (i) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (ii) enter into an intercreditor agreement with other entities which have an interest in the amounts in the Control Account to allocate the Collections with respect to Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the appropriate Collection Account; (provided that, the covenant in clause (i) of this paragraph (j) shall not be breached to the extent funds not constituting Collections in respect of Pledged Loans are inadvertently deposited into such Control Account and are promptly segregated and remitted to the owner thereof.
(k)    Terminate or Reject Loans. Except to the extent necessary to address defects in the sales process or in cases of exceptional hardship of the Obligor, and without limiting anything in Section 6.2(b), the Servicer will not terminate any Pledged Loan prior to the end of the term of such Loan, whether such early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination, the Issuer consents and any related Pledged Assets have been released from the Lien of this Indenture.
(l)    Change in Business or Credit Standards and Collection Policies. The Servicer will not make any change in the Credit Standards and Collection Policies or deviate from the exercise of Customary Practices, which change or deviation would materially impair the value or collectibility of any Pledged Loan.
(m)    Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).
(n)    Issuer Excluded Excess Amount. If on any Determination Date the weighted average FICO Score of all Loans with an original term of longer than 84 months as of the last day of the immediately preceding Due Period is not at least 655 (the “7-Year Loans Restriction”), then the Servicer shall, at the direction of the Issuer, specify in writing Loans to be included in the FICO Score of 7-Year Loans Excess Amount such that, upon such inclusion, the 7-Year Loans Restriction shall be fulfilled. If on any Determination Date the weighted average FICO Score of all Loans with an original term of longer than 120 months as of the last day of the immediately preceding Due Period is not at least 730 (the “10-Year Loans Restriction”), then the Servicer shall, at the direction of the Issuer, specify in writing Loans to be included in the FICO Score of 10-Year Loans Excess Amount such that, upon such inclusion, the 10-Year Loans Restriction shall be fulfilled.
(o)    No Impermissibly Modified Loan. The Servicer shall not take any action that would cause a Loan to be an Impermissibly Modified Loan.
Section 7.12    Servicer not to Resign. The entity then serving as Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law and (iii) a Successor Servicer shall have been appointed and accepted the duties as Servicer pursuant to Section 12.2. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the preceding sentence shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall be effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 12.2.
Section 7.13    Merger or Consolidation of, or Assumption of the Obligations of Servicer.

The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:
(i)    the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;
(ii)    the Servicer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.13, and all conditions precedent provided for herein relating to such transaction have been satisfied;
(iii)    the Rating Agency Condition has been satisfied with respect to such consolidation, amendment, merger, conveyance or transfer; and
(iv)    immediately prior to and after the consummation of such merger, consolidation, conveyance or transfer, no event which, with notice or passage of time or both, would become a Servicer Default under the terms of this Indenture shall have occurred and be continuing.
Section 7.14    Examination of Records. Each of the Issuer and the Servicer shall clearly and unambiguously identify each Pledged Loan in its respective computer or other records to reflect that such Pledged Loan has been Granted to the Collateral Agent pursuant to this Indenture. Each of the Issuer and the Servicer shall, prior to the sale or transfer to a third party of any Loan similar to the Pledged Loans held in its custody, examine its computer and other records to determine that such Loan is not a Pledged Loan.
Section 7.15    Delegation of Duties; Subservicing. (a) In the ordinary course of business, the Servicer, including any Successor Servicer, may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Indenture, and any such Person to whom such duties have been delegated may be terminated concurrently with the termination of the Servicer hereunder. Any such delegations shall not constitute a resignation within the meaning of Section 7.12 of this Indenture. Notwithstanding anything to the contrary contained herein, or in any agreement relating to such delegations, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.

(b) In addition, the Servicer may service the Pledged Loans or certain portions of the Pledged Loans by retaining the services of a subservicer or subservicers and by entering into subservicing agreements with such subservicers provided, that any such subservicing agreement is not inconsistent with this Indenture. References in this Indenture to action taken or to be taken by the Servicer include actions taken or to be taken by any subservicer retained by the Servicer. As part of its servicing activities hereunder, the Servicer shall monitor the performance and enforce the obligations of each subservicer retained by it. Subject to the terms of any subservicing Agreement, the Servicer shall have the right to remove any subservicer retained by it at any time it considers to be appropriate. Notwithstanding anything to the contrary contained herein, or in any subservicing agreement, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it were servicing and administering the Pledged Loans directly.
Section 7.16    Servicer Advances. On or before each Determination Date the Servicer may deposit into the Collection Account an amount equal to the aggregate amount of Servicer Advances, if any, with respect to Scheduled Payments on Pledged Loans for the preceding Due Period which are not received on or prior to such Determination Date. Such Servicer Advances shall be included as Available Funds. Neither the Servicer, any Successor Servicer nor the Trustee, acting as Servicer, shall have any obligation to make any Servicer Advance and may refuse to make a Servicer Advance for any reason or no reason. The Servicer shall not make any Servicer Advance that, after reasonable inquiry and in its sole discretion, it determines is unlikely to be ultimately recoverable from subsequent payments or collections or otherwise with respect to the Pledged Loan with respect to which such Servicer Advance is proposed to be made.
Section 7.17    Fair Market Value of Defaulted Loans. For the purpose of Section 7.5(f), no Defaulted Loan or Collateral related thereto shall be sold to any Seller or Originator unless the cash proceeds of such sale are at least equal to the fair market value of such Pledged Loan. For this purpose, “fair market value” shall mean initially, an amount equal to 25% of the original sale price of the related Timeshare Property and, in the event either the Issuer or the applicable Seller or Originator shall determine that such percentage is not reflective of the fair market value of the Pledged Loan or Collateral related thereto, the Issuer and the applicable Seller or Originator shall determine the fair market value of such Pledged Loan or Collateral related thereto, as a percentage of the original sale price of the related Timeshare Property. Prior to any such determination of a revised fair market value, written notice of such determination including, in reasonable detail, the calculation thereof, shall be given by the Servicer to each Funding Agent and each Non-Conduit Committed Purchaser. Any such determination shall be based on the historical inventory cost of the applicable Seller or Originator consistent with the cost of goods sold.
ARTICLE VIII
REPORTS

Section 8.1    Monthly Report to Trustee. On or before 3:00 p.m., New York City time, on the Determination Date prior to each Payment Date, the Servicer shall transmit to the Trustee in a form or forms acceptable to the Trustee information necessary to make payments and transfer funds as provided in Article IV, and the Servicer shall produce the Settlement Statement for such Payment Date. Transmission of such information to the Trustee shall be deemed to be a representation and warranty by the Servicer to the Trustee and the Noteholders that such information is true and correct in all material respects. At the option of the Servicer, the Settlement Statement may be combined with the Monthly Servicing Report described in Section 8.2 and delivered to the Trustee as one report.
Section 8.2    Monthly Servicing Reports. On each Determination Date, the Servicer shall deliver to the Trustee, the Issuer and each Rating Agency the Monthly Servicing Report in the form set forth in Exhibit C with such additions as the Trustee may from time to time request, together with a certificate of a Servicing Officer substantially in the form of Exhibit C, certifying the accuracy of such report and that no Event of Default, Potential Event of Default, Amortization Event or Potential Amortization Event has occurred, or if such event has occurred and is continuing, specifying the event and its status. Such certificate shall also identify which, if any, Pledged Loans have become Defective Loans or Defaulted Loans during the preceding Due Period.
Section 8.3    Other Data. In addition, the Servicer shall at the reasonable request of the Trustee, the Issuer or a Rating Agency, furnish to the Trustee, the Issuer or such Rating Agency such underlying data as can be generated by the Servicer’s existing data processing system without undue modification or expense; provided, however, nothing in this Section 8.3 shall permit any of the Trustee, the Issuer or any Rating Agency to materially change or modify the ongoing data reporting requirements under this Article VIII.
Section 8.4    Annual Servicer’s Certificate. The Servicer will deliver to the Issuer, the Trustee and each Rating Agency within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year, ending December 31, 2017, an Officer’s Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, in the case of the first such Officer’s Certificate, the period since the Closing Date) and of its performance under this Indenture during such period was made under the supervision of the officer signing such certificate and (b) to the Servicer’s knowledge, based on such review, the Servicer has fully performed all of its obligations under this Indenture for the relevant time period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.
Section 8.5    Notices to WCF. In the event that WCF is not acting as Servicer, any Successor Servicer appointed and acting pursuant to Section 12.2 shall deliver or make available to the Issuer and WCF each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to the provisions of this Article VIII.
Section 8.6    Delivery of Reports to Deal Agent. The Servicer shall on each date it delivers a report to the Trustee under Section 8.1 or 8.2 above deliver a copy of each such report to the Deal Agent, each Funding Agent and each Non-Conduit Committed Purchaser.

Section 8.7    Tax Reporting. The Trustee shall file or cause to be filed with the Internal Revenue Service and furnish or cause to be furnished to Noteholders Information Reporting Forms 1099, together with such other information, reports or returns at the time or times and in the manner required by the Internal Revenue Code consistent with the treatment of the Series 2017-A Notes as indebtedness of the Issuer for federal income tax purposes.
ARTICLE IX
INDEMNITIES
Section 9.1    Liabilities to Obligors. No obligation or liability to any Obligor under any of the Pledged Loans is intended to be assumed by the Trustee or the Noteholders under or as a result of this Indenture and the transactions contemplated hereby and, to the maximum extent permitted by law, the Trustee and the Noteholders expressly disclaim any such obligation and liability.
Section 9.2    Tax Indemnification. The Issuer agrees to pay, and to indemnify, defend and hold harmless the Trustee, the Servicer and the Noteholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Pledged Loans to the Collateral Agent for the benefit of the Trustee, the Servicer and the Noteholders, including without limitation any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other income or intangible asset taxes arising out of the issuance of the Series 2017-A Notes or distributions with respect thereto, other than any such intangible asset taxes in respect of a jurisdiction in which the indemnified person is not otherwise subject to tax on its intangible assets) and costs, expenses and reasonable counsel fees in defending against the same.
Section 9.3    Servicer’s Indemnities. Each entity serving as Servicer shall defend and indemnify the Issuer and the Trustee against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken, or failure to take any action by such entity as Servicer (but not by any predecessor or successor Servicer) with respect to this Indenture or any Pledged Loan; provided, however, that such indemnity shall apply only in respect of any negligent action taken, or negligent failure to take any action, or reckless disregard of duties hereunder, or bad faith or willful misconduct by the Servicer. This indemnity shall survive any Service Transfer (but a Servicer’s obligations under this Section 9.3 shall not relate to any actions of any Successor Servicer after a Service Transfer) and any payment of the amount owing hereunder or under this Indenture or any release by the Issuer of any such Pledged Loan.
Section 9.4    Operation of Indemnities. Indemnification under this Article IX shall include without limitation reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments to the Trustee, the Noteholders or the Issuer pursuant to this Article IX and if either the Trustee, the Noteholders or the Issuer thereafter collect any of such amounts from others, the Trustee, the Noteholders or the Issuer will promptly repay such amounts collected to the Servicer without interest.

ARTICLE X
AMORTIZATION EVENTS
Section 10.1    Amortization Events. If one or more of the following events shall occur and be continuing:
(a)    the Issuer fails to pay in full the Senior Notes Interest due and payable on the Series 2017-A Notes on any Payment Date and such failure continues for two Business Days; provided, however, that if the Issuer has made deposits of Collections to the Collection Account in an amount sufficient to make such interest payment when due in accordance with the Priority of Payments, but the payment cannot be made in a timely manner as a result of circumstances beyond the Issuer’s control, the grace period shall be extended to three Business Days;
(b)    the Issuer fails to pay in full the principal of the Series 2017-A Notes on or before the Mandatory Redemption Date;
(c)    any Event of Default occurs;
(d)    a Servicer Default occurs;
(e)    the amount on deposit in the Reserve Account is less than the Reserve Required Amount for any three consecutive Business Days;
(f)    the Four Month Default Percentage as of any Payment Date exceeds 1.50%;
(g)    the Three Month Rolling Average Delinquency Ratio as calculated for any Payment Date exceeds 4.50%;
(h)    on any Payment Date, the Gross Excess Spread Percentage for the related Due Period is less than 3.50%;
(i)    a Change of Control with respect to a Seller (other than WCF, WVRI or WRDC) occurs without the prior satisfaction of the Rating Agency Condition and the prior written consent of the Required Facility Investors, or a Change of Control with respect to the Issuer, the Depositor, WCF, WVRI or WRDC occurs without the prior satisfaction of the Rating Agency Condition and the prior written consent of each Funding Agent and each Non-Conduit Committed Purchaser;
(j)    if (i) any WorldMark Loans are then included in the Pledged Loans and (ii) (A) WorldMark voluntarily incurs or at any time becomes voluntarily liable for any Debt (other than customary trade payables), (B) any of WorldMark’s property becomes subject to any Liens, other than utility or other easements or licenses unrelated to any debt of WorldMark or Liens that do not exceed, in the aggregate, $100,000 or (C) WorldMark involuntarily incurs or is liable for any debt or its property becomes involuntarily subject to any Liens (other than utility or similar easements or licenses unrelated to any debt of WorldMark) that individually or in the aggregate (with respect to all such Debt and the obligations secured by all such Liens) exceed $1,000,000;

(k)    the average of the Non-Purchased Default Percentages for the immediately preceding three Due Periods (or, to the extent that less than three Due Periods have occurred since the Closing Date, the average of the Non-Purchased Default Percentages for the number of Due Periods that have actually occurred since the Closing Date) exceeds 0.625%;
(l)    the Notes Principal Amount on any Payment Date (without giving effect to any Increase on such date) exceeds the Borrowing Base Amortization Trigger Amount as of such Payment Date and the Issuer fails on such Payment Date either (i) to pay in full an amount of principal on the Series 2017-A Notes equal to such excess or (ii) to pledge Loans as Collateral with Loan Balances in an amount such that the Borrowing Base Amortization Trigger Amount would have been at least equal to the Notes Principal Amount on such date;
(m)    an Insolvency Event occurs with respect to any Seller of Series 2017-A Loans or the Parent Corporation;
(n)    Wyndham Worldwide fails to perform under the terms of the Performance Guaranty or any Approved Loan Performance Guaranty, or the Performance Guaranty or any Approved Loan Performance Guaranty shall cease to be in full force and effect;
(o)    the Notes Principal Amount shall at any time exceed the Adjusted Loan Balance;
(p)    failure on the part of the Depositor duly to observe or perform any covenants or agreements of the Depositor set forth in any of the Facility Documents to which the Depositor is a party (other than any failure described in any other clause of this Section 10.1) and such failure continues unremedied for a period of 30 days after the earlier of the date on which the Depositor has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Issuer, the Trustee or any Noteholder;
(q)    any representation and warranty made by the Depositor in any Facility Document shall prove to have been incorrect in any material respect when made and the Depositor is not in compliance with such representation or warranty within 30 days after the earlier of the date on which the Depositor has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Depositor by the Issuer, the Trustee or any Noteholder;
(r)    the Securitized Pool Three Month Rolling Average Delinquency Percentage exceeds 3.75% for four consecutive Payment Dates;
(s)    the Securitized Pool Four Month Default Percentage exceeds 1.5% for four consecutive Payment Dates; or
(t)    the Three Month Rolling Average Loss to Liquidation Ratio as calculated for any Payment Date exceeds 20.0%;

then, in the case of an event described in any clause except clause (a)(1), (c) or (e) of the Events of Default in Section 11.1, or clause (b) or (m) above, the Deal Agent at the direction of the Majority Facility Investors, or, with respect to an event described in clause (j), (l) or (n), the Deal Agent, at the direction of any Funding Agent or any Non-Conduit Committed Purchaser, by notice given in writing to the Issuer, the Servicer and the Trustee, may declare that an Amortization Event has occurred as of the date of such notice and, in the case of any event described in clause (a)(1), (c) or (e) of the Events of Default in Section 11.1, or clause (b) or (m) of this Section 10.1, an Amortization Event will occur immediately upon the occurrence of such event without any notice or other action on the part of the Deal Agent, the Trustee or any other entity.
ARTICLE XI
EVENTS OF DEFAULT
Section 11.1    Events of Default. If any of the following events occur:
(a)    Failure on the part of the Issuer (1) to repay the Notes Principal Amount in full on or before the Mandatory Redemption Date, (2) to repay the Notes Principal Amount in full on or before the Maturity Date, (3) to make or cause to be made any payment or deposit required by the terms of this Indenture or any other Document on or before the date such payment or deposit is required to be made and such failure remains unremedied for two Business Days (provided, however, that if the Issuer is unable to make a payment or deposit when due and such failure is as a result of circumstances beyond the Issuer’s control, the grace period shall be extended to three Business Days), (4) on or after the Initial Advance Date, to provide a Hedge Agreement meeting the requirements of Section 4.7 and such failure continues for five Business Days, (5) if the Hedge Provider ceases to be a Qualified Hedge Provider, to comply with the requirements set forth in Section 4.8 within the time provided in such Section 4.8, or (6) to duly to observe or perform or cause to be observed or performed any covenant or agreement of the Issuer set forth in this Indenture or any other Facility Document to which the Issuer is a party (other than these events caused in clause (1), (2), (3), (4) or (5) of this subsection), which continues unremedied for a period of 30 days (or five Business Days, in the case of Section 6.1(b), (f), (g)(2) or (g)(3) or 6.2(a), (c), (d), (e), (i), (l), (n), (o) or (p)) after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to an officer of the Issuer by the Trustee or any Noteholder or (y) the date on which an officer of the Issuer has actual knowledge thereof;
(b)    any representation or warranty made by the Issuer with respect to itself in this Indenture shall prove to have been incorrect in any material respect when made and has a material adverse effect on the Trustee’s or the Collateral Agent’s interest in the Pledged Loans and other related Pledged Assets and the Issuer is not in compliance with such representation or warranty within ten Business Days after the earlier of the date on which the Issuer or a Responsible Officer of the Trustee has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Issuer by the Trustee or any Noteholder;

(c)    (1) an Insolvency Event shall occur with respect to the Depositor or the Issuer, or (2) an Insolvency Event shall occur with respect to any Seller of Series 2017-A Loans or the Parent Corporation;
(d)    the Issuer shall become an “investment company” or shall become under the control of an “investment company” within the meaning of the Investment Company Act; or
(e)    the Servicer shall have been terminated following a Servicer Default, and a Successor Servicer shall not have been appointed or such appointment shall not have been accepted within five Business Days after the date of the termination stated in the Termination Notice and the Trustee is not acting as Servicer;
THEN, in the case of the event described in subparagraph (a)(1), (a)(5), (a)(6) or (c)(2), after the applicable grace period, if any, set forth in such subparagraphs, the Majority Facility Investors by notice given in writing to the Issuer (and to the Trustee) may declare that an event of default has occurred as of the date of such notice, and in the case of any event described in subparagraph (a)(2), (a)(3), (a)(4), (b), (c)(1), (d) or (e), an Event of Default shall occur without any notice or other action on the part of the Deal Agent, immediately upon the occurrence of such event and shall continue unless waived in writing by each of the Funding Agents and each of the Non-Conduit Committed Purchasers.
Section 11.2    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default described in paragraph (a)(1), (a)(2), (a)(3), (a)(4), (a)(5), (a)(6), (b), (c)(2), (d) or (e) of Section 11.1 should occur and be continuing, then and in every such case the Majority Facility Investors may declare all the Series 2017-A Notes to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee, and upon any such declaration the unpaid principal amount of the Series 2017-A Notes, together with accrued or accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default described in paragraph (c)(1) of Section 11.1 should occur then and in every such case the Series 2017-A Notes together with accrued or accreted and unpaid interest through the date of acceleration, shall become automatically and immediately due and payable.
(b)    If an Event of Default has occurred and the maturity of the Series 2017-A Notes has been accelerated, such acceleration may be rescinded or annulled by each of the Funding Agents and each of the Non-Conduit Committed Purchasers by written notice to the Issuer and the Trustee.
Section 11.3    Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if the Series 2017-A Notes are accelerated following the occurrence of an Event of Default, and such acceleration has not been rescinded and annulled, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Series 2017-A Notes for principal and interest, with interest upon the overdue principal and upon overdue installments of interest to the extent that payment of such interest shall be legally enforceable; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, the amount due under this Section 11.3 shall not exceed the aggregate proceeds from the sale of the Collateral and amounts otherwise held by the Issuer and available for such purpose.
Until such demand is made by the Trustee, the Issuer shall pay the principal of and interest on the Series 2017-A Notes to the Trustee for the benefit of the registered Holders to be applied as provided in this Indenture, whether or not the Series 2017-A Notes are overdue.
If the Issuer fails to pay such amounts forthwith upon such demand, then the Trustee for the benefit of the Noteholders and as trustee of an express trust, may, with the prior written consent of or at the direction of the Majority Facility Investors, institute suits in equity, actions at law or other legal, judicial or administrative proceedings (each, a “Proceeding”) for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral wherever situated. In the event a Proceeding shall involve the liquidation of the Collateral, the Trustee shall pay all costs and expenses for such Proceeding and shall be reimbursed for such costs and expenses from the resulting liquidation proceeds. In the event that the Trustee determines that liquidation proceeds will not be sufficient to fully reimburse the Trustee, the Trustee shall receive indemnity satisfactory to it against such costs and expenses from the Noteholders (which indemnity may include, at the Trustee’s option, consent by each Noteholder authorizing the Trustee to be reimbursed from amounts available in the Collection Account).
If an Event of Default occurs and is continuing, the Trustee may, and with the prior written consent of or at the direction of the Majority Facility Investors, shall, proceed to protect and enforce its rights and the rights of the Noteholders hereunder and under the Series 2017-A Notes, by such appropriate Proceedings as are necessary to effectuate, protect and enforce any such rights, whether for the specific enforcement of any covenant, agreement, obligation or indemnity in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 11.4    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Series 2017-A Notes shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such Proceeding or otherwise,
(a)    to file a proof of claim for the whole amount of principal and interest owing and unpaid in respect of the Series 2017-A Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such Proceeding, and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same to the Noteholders;
and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Article XIII.
Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 2017-A Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.
Section 11.5    Remedies.
(a)    If an Event of Default shall have occurred and be continuing, the Trustee and the Collateral Agent (upon direction by the Trustee) may, with the prior written consent of or at the direction of the Majority Facility Investors, do one or more of the following (subject to Section 11.6):
(1)    institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Series 2017-A Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and the property of the Issuer monies adjudged due;
(2)    obtain possession of the Pledged Loans in accordance with the terms of the Custodial Agreement and sell the Collateral or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 11.13;
(3)    institute Proceedings in its own name and as trustee of an express trust from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral; and
(4)    exercise any remedies of a secured party under the UCC with respect to the Collateral and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders and each other agreement contemplated hereby (including retaining the Collateral pursuant to Section 11.6 and applying distributions from the Collateral pursuant to Section 11.6);
provided, however, that the Trustee may not sell or otherwise liquidate, or direct the Collateral Agent to sell or otherwise liquidate, the Collateral which constitutes Loans and Pledged Assets following an Event of Default other than an Event of Default described in this Indenture resulting from an Insolvency Event, unless either (i) each of the Noteholders consent thereto, or (ii) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the amounts then due and unpaid upon the Series 2017-A Notes for principal and accrued interest and the fees and other amounts required to be paid prior to payment of amounts due on the Series 2017-A Notes pursuant to Section 11.6.
For purposes of clause (i) or clause (ii) of the preceding paragraph, the Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or an independent investment banking firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the distributions and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Series 2017-A Notes, and any such opinion shall be conclusive evidence as to such feasibility or sufficiency. The Issuer shall bear the reasonable costs and expenses of any such opinion.
(b)    In addition to the remedies provided in Section 11.5(a), if so provided in this Indenture, the Trustee with the prior written consent of the Majority Facility Investors may, and at the request of the Majority Facility Investors shall, institute a Proceeding in its own name and as trustee of an express trust solely to compel performance of a covenant, agreement, obligation or indemnity or to cure the representation or warranty or statement, the breach of which gave rise to the Event of Default; and the Trustee may enforce any equitable decree or order arising from such Proceeding.
Section 11.6    Application of Monies Collected During Event of Default. If the Series 2017-A Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, and distributions on the Collateral securing the Series 2017-A Notes are not being applied pursuant to Section 11.6, any monies collected by the Trustee pursuant to this Article XI or otherwise with respect to such Series 2017-A Notes shall be applied in accordance with the following order:
FIRST, to the Trustee in payment of the Monthly Trustee Fees and in reimbursement of permitted expenses and indemnities of the Trustee under each of the Facility Documents to which the Trustee is a party; in the event of a Servicer Default and the replacement of the Servicer with the Trustee or a Successor Servicer, the costs and expenses of replacing the Servicer shall be permitted expenses of the Trustee;
SECOND, if the Servicer is not Wyndham Consumer Finance, Inc. or an affiliate of the Parent Corporation, to the Servicer, in payment of amounts due and unpaid of the Servicer Fee and, whether or not Wyndham Consumer Finance, Inc. or another affiliate of the Parent Corporation is then the Servicer, to the Servicer in reimbursement of any unreimbursed Servicer Advances;
THIRD, to Noteholders for interest according to the amounts due and unpaid on such Series 2017-A Notes for interest and all other amounts (other than principal of the Series 2017-A Notes) due to the Noteholders under the Facility Documents;

FOURTH, if the Servicer is Wyndham Consumer Finance, Inc. or another affiliate of the Parent Corporation, to the Servicer, in payment of amounts due and unpaid of the Servicer Fee;
FIFTH, to the Noteholders in payment of unpaid principal on the Series 2017-A Notes; provided, however, that, upon the direction of 100% of the Noteholders and to the extent permitted by law as determined solely by the Noteholders, any amounts otherwise due to the Noteholders under this provision FIFTH, shall not be applied to reduce principal, but shall be applied by the Trustee to purchase a Hedge Agreement in the amount and manner specified by the Noteholders;
SIXTH, to the hedge provider or hedge providers under the Hedge Agreement or Hedge Agreements any termination payments due under any Hedge Agreement; and
SEVENTH, to Issuer, any remaining amounts free and clear of the lien of this Indenture.
Section 11.7    Limitation on Suits by Individual Noteholders. Subject to Section 11.8, no Noteholder shall have any right to institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:
(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(b)    the Majority Facility Investors shall have made written requests to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding, it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
Section 11.8    Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Series 2017-A Note shall have the right, which right is absolute and unconditional, to receive payment of the principal and interest on such Series 2017-A Note on or after the respective due dates thereof expressed in such Series 2017-A Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 11.9    Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 11.10    Waiver of Event of Default. Prior to the Trustee’s acquisition of a money judgment or decree for payment, in either case for the payment of all amounts owing by the Issuer in connection with this Indenture and the Series 2017-A Notes issued hereunder the Required Facility Investors have the right to waive any Event of Default (other than an Event of Default pursuant to Section 11.1(a)(1)) and its consequences.
Upon any such waiver, such Event of Default shall cease to exist, and be deemed to have been cured, for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
Section 11.11    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, on the basis of any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 11.12    Sale of the Collateral.
(a)    The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 11.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Series 2017-A Notes and this Indenture shall have been paid, whichever occurs later. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale. The Trustee may reimburse itself from the proceeds of any sale for the reasonable costs and expenses incurred in connection with such sale. The net proceeds of such sale shall be applied as provided in this Indenture.
(b)    The Trustee and/or the Collateral Agent (as directed by the Trustee), as applicable, shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
Section 11.13    Action on Series 2017-A Notes. The Trustee’s right to seek and recover judgment on the Series 2017-A Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. None of the rights or remedies of the Trustee or the Noteholders hereunder shall be impaired by the recovery of any judgment by the Trustee or any Noteholder against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.
Section 11.14    Control by Noteholders. If an Event of Default has occurred and is continuing, the Majority Facility Investors shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Series 2017-A Notes or exercising any trust or power conferred on the Trustee; provided that
(i)    such direction shall not be in conflict with any rule of law or with this Indenture;
(ii)    any direction to the Trustee to sell or liquidate the Collateral which constitutes Loans and the related Pledged Assets shall be subject to the provisions of Sections 11.5; and
(iii)    the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;
provided, however, that, subject to Section 13.1, the Trustee need not take any action that it determines might involve it in liability.
Section 11.15    Sale of Defaulted Loans After an Event of Default. If an Event of Default has occurred and is continuing, the Servicer will not sell, assign, transfer or otherwise dispose of any Defaulted Loan or any interest therein, or any Collateral securing a Defaulted Loan, without the prior written consent of the Deal Agent.
ARTICLE XII
SERVICER DEFAULTS
Section 12.1    Servicer Defaults. If any one of the following events (each, a “Servicer Default”) shall occur and be continuing:
(a)    any failure by the Servicer to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made or given under the terms of this Indenture and such failure remains unremedied for two Business Days; provided, however, that if the Servicer is unable to make a payment, transfer or deposit when due and such failure is as a result of circumstances beyond the Servicer’s control, the grace period shall be extended to five Business Days;

(b)    failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Indenture or any other Facility Document to which the Servicer is a party and such failure continues unremedied for a period of 20 days after the earlier of the date on which the Servicer has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by any Noteholder or the Deal Agent;
(c)    any representation and warranty made by the Servicer in this Indenture or any other Facility Document to which the Servicer is a party shall prove to have been incorrect in any material respect when made and has a material and adverse impact on the Trustee’s interest in the Pledged Loans or other Pledged Assets and the Servicer is not in compliance with such representation or warranty within ten Business Days after the earlier of the date on which the Servicer has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Noteholder or the Deal Agent;
(d)    an Insolvency Event shall occur with respect to the Servicer or the Parent Corporation;
(e)    the Servicer fails to deliver reports to the Trustee in accordance with Section 8.2 of this Indenture and such failure remains unremedied for five Business Days;
(f)    any Indebtedness (as defined in the Revolving Credit Agreement) of the Parent Corporation or any of its Material Subsidiaries (as defined in the Revolving Credit Agreement) exceeding $50,000,000 in the aggregate, is accelerated after default beyond any applicable grace period provided with respect thereto;
(g)    the Servicer fails to deliver reports to the Deal Agent in accordance with Section 8.6 of this Indenture and such failure remains unremedied for five (5) Business Days;
(h)    so long as WCF is the Servicer, the breach by the Parent Corporation or any of its Affiliates of any covenant under the Revolving Credit Agreement to the extent such covenant requires compliance by the Parent Corporation or its Affiliates with a leverage ratio, an interest coverage ratio, or a minimum EBITDA level, whether or not such breach is waived pursuant to the terms of the Revolving Credit Agreement,
THEN, so long as such Servicer Default shall be continuing, either the Trustee, or the Majority Facility Investors of all Series 2017-A Notes by notice then given in writing to the Servicer and each Rating Agency (and to the Trustee if given by the Majority Facility Investors) (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Indenture (such termination being herein called a “Service Transfer”). After receipt by the Servicer of such Termination Notice and subject to the terms of Section 12.2(a), the Trustee shall automatically assume the responsibilities of the Servicer hereunder until the date that a Successor Servicer shall have been appointed pursuant to Section 12.2 and all authority and power of the Servicer under this Indenture shall pass to and be vested in the Trustee or such

Successor Servicer, as the case may be, without further action on the part of any Person, and, without limitation, the Trustee at the direction of the Majority Facility Investors is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.
The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including without limitation the transfer to such Successor Servicer of all authority of the Servicer to service the Pledged Loans provided for under this Indenture, including without limitation all authority over any Collections which shall on the date of transfer be held by the Servicer for deposit in the Control Account or which shall thereafter be received by the Servicer with respect to the Pledged Loans, and in assisting the Successor Servicer in enforcing all rights under this Indenture including, without limitation, allowing the Successor Servicer’s personnel access to the Servicer’s premises for the purpose of collecting payments on the Pledged Loans made at such premises. The Servicer shall promptly transfer its electronic records relating to the Pledged Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Pledged Loans in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall allow the Successor Servicer access to the Servicer’s officers and employees. To the extent that compliance with this Section 12.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest and as shall be satisfactory in form and substance to the Successor Servicer. The Servicer hereby consents to the entry against it of an order for preliminary, temporary or permanent injunctive relief by any court of competent jurisdiction, to ensure compliance by the Servicer with the provisions of this paragraph.
Section 12.2    Appointment of Successor.
(a)    Appointment. On and after the receipt by the Servicer of a Termination Notice pursuant to Section 12.1, or any permitted resignation of the Servicer pursuant to Section 7.12, the Servicer shall continue to perform all servicing functions under this Indenture until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and the Trustee. Upon receipt by the Servicer of a Termination Notice, the Trustee, acting at the direction of the Majority Facility Investors, shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (in any case, the “Successor Servicer”) and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee; provided that such appointment shall be subject to satisfaction of the Rating Agency Condition. In the event a Successor Servicer has not been appointed and accepted the appointment by the date of termination stated in the Termination Notice the Trustee shall automatically assume responsibility for performing the servicing functions under this Indenture on the date of such termination. In the event that a Successor Servicer has not been appointed and has not accepted its appointment and the Trustee is legally unable or otherwise not capable of assuming responsibility for performing the servicing functions under this Indenture, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of receivables similar to the Pledged Loans or other consumer finance receivables; provided, however, pending the appointment of a Successor Servicer, the Trustee will act as the Successor Servicer.
(b)    Duties and Obligations of Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Indenture and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer.
(c)    Compensation of Successor Servicer; Costs and Expenses of Servicing Transfer. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of the Successor Servicer as provided in this Indenture. The costs and expenses of transferring servicing shall be paid by the Servicer which is resigning or being replaced and to the extent such costs and expenses are not so paid, shall be paid from Collections as provided in this Indenture.
Section 12.3    Notification to Noteholders. Upon the occurrence of any Servicer Default or any event which, with the giving of notice or passage of time or both, would become a Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Deal Agent and the Issuer and the Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article XII, the Trustee shall give prompt written notice thereof to the Issuer and to the Noteholders at their respective addresses appearing in the Note Register.
Section 12.4    Waiver of Past Defaults. The Majority Facility Investors of all Series 2017-A Notes may, on behalf of all Holders, waive any Servicer Default and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section 12.5    Termination of Servicer’s Authority. All authority and power granted to the Servicer under this Indenture shall automatically cease and terminate upon termination of this Indenture pursuant to Section 14.1, and shall pass to and be vested in the Issuer and without limitation the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights upon termination of this Indenture. The Servicer shall cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Pledged Loans. The Servicer shall transfer its electronic records relating to the

Pledged Loans to the Issuer in such electronic form as Issuer may reasonably request and shall transfer all other records, correspondence and documents relating to the Pledged Loans to the Issuer in the manner and at such times as the Issuer shall reasonably request. To the extent that compliance with this Section 12.5 shall require the Servicer to disclose information of any kind which the Servicer deems to be confidential, the Issuer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests and as shall be reasonably satisfactory in form and substance to the Issuer.
Section 12.6    Matters Related to Successor Servicer.
The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.
The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Pledged Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Pledged Loan information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.
The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Pledged Loan under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Pledged Loan.
If the Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to appoint subservicers whenever it shall be deemed necessary by such Successor Servicer.
Neither the Trustee nor any other successor Servicer hereunder shall have any obligation for any action or failure to act on the part of any predecessor Servicer.
ARTICLE XIII
THE TRUSTEE; THE COLLATERAL AGENT; THE CUSTODIAN

Section 13.1    Duties of Trustee.
(a)    The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent institutional trustee would exercise or use under the circumstances in the conduct of such institution’s own affairs. The Trustee is hereby authorized and empowered to make the withdrawals and payments from the Accounts in accordance with the instructions set forth in this Indenture until the termination of this Indenture in accordance with Section 14.1 unless this appointment is earlier terminated pursuant to the terms hereof.
(b)    The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished to the Trustee pursuant to any provision of this Indenture, shall examine them to determine whether they conform to such requirements; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Issuer or any other Person hereunder (other than the Trustee) and the Trustee shall not be required to recalculate, certify, or verify any numerical information in such resolution, certificate, statement, opinion, report, document, order or other instrument unless expressly required under this Indenture.. The Trustee shall give prompt written notice to the Noteholders of any material lack of conformity of any such instrument to the applicable requirements of this Indenture.
(c)    Subject to Section 13.1(a), no provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, reckless disregard of its duties, bad faith or willful misconduct; provided, however, that:
(i)    the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or employees of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(ii)    the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority Facility Investors relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;
(iii)    the Trustee shall not be charged with knowledge of any failure by any other party hereto to comply with its obligations hereunder or of the occurrence of any Event of Default or Servicer Default unless a Responsible Officer of the Trustee obtains actual knowledge of such failure based upon receipt of written information or other communication or a Responsible Officer of the Trustee receives written notice of such failure from the Servicer or any Noteholder. In the absence of receipt of notice or actual knowledge by a Responsible Officer the Trustee may conclusively assume there is no Event of Default or Servicer Default; and
(iv)    Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received notice and after all the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Trustee and, in the absence of bad faith, willful misconduct or negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.
(v)    The Trustee shall not be deemed to have actual or constructive notice or knowledge of any event, fact, information, publicly available information or occurrence for any purpose hereunder unless necessary or advisable to perform its express duties under the Facility Documents and until (i) notice shall have been delivered to the Trustee in accordance with Section 15.4 or (ii) a Responsible Officer of the Trustee shall have received written notice or obtained actual knowledge thereof.
(d)    The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (which adequate indemnity may include, at the Trustee’s option, consent by the Majority Facility Investors authorizing the Trustee to be reimbursed for any funds from amounts available in the Collection Account), and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.
(e)    Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any Pledged Loan now existing or hereafter created or to impair the value of any Pledged Loan now existing or hereafter created.
(f)    Except as provided in this Indenture, the Trustee shall have no power to dispose of or vary any Collateral.

(g)    In the event that the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Registrar, as the case may be, under this Indenture, the Trustee (if it is not then the Registrar) shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.
(h)    The Trustee shall have no duty to (A) see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) see to any insurance, (C) see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of any Collateral other than from funds available in the related Collection Account, (D) confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, (E) pursue any action hereunder that is not in accordance with applicable law, or (F) supervise, verify, monitor or administer the performance of any other party to the Facility Documents and shall have no liability for any action taken or omitted by any other such party.
(i)    Promptly after the occurrence of an Event of Default, and, in any event, within two Business Days thereafter, the Trustee shall notify each Noteholder and each Rating Agency, if any, of the occurrence thereof to the extent a Responsible Officer of the Trustee has actual knowledge thereof based upon receipt of written information or other communication.
(j)    Knowledge or information acquired by the Trustee hereunder or under any Facility Document or other document related to this transaction shall not be imputed to any Affiliate of the Trustee and knowledge an Affiliate of the Trustee acquired outside of the transaction contemplated hereby shall not be imputed to the Trustee hereunder.
(k)    Any delays in or failure by the Trustee in the performance of any obligations hereunder shall be excused if and to the extent caused by any Force Majeure Event for so long as such Force Majeure Event continues; provided that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.
(l)    None of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.
(m)    In no event shall the Trustee be liable for failure to perform its duties hereunder if such failure is a direct or proximate result solely of another party’s failure to perform its obligations hereunder.

(n)    The Issuer represents that the Series 2017-1 Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments.
Section 13.2    Certain Matters Affecting the Trustee. Except for its own gross negligence, reckless disregard of its duties, bad faith or willful misconduct:
(a)    the Trustee may rely on and shall be protected from liability to the Issuer and the Noteholders in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, conversation, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons;
(b)    the Trustee may consult with counsel and any advice of counsel (including without limitation counsel to the Issuer or the Servicer) shall be full and complete authorization and protection from liability to the Issuer and the Noteholders in respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;
(c)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default or Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received written notice (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
(d)    neither the Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be personally liable for any action taken, suffered or omitted to be taken by the Trustee or such Person in good faith and believed by such Person to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, nor for any action taken or omitted to be taken by any other party hereto;
(e)    the Trustee shall not be bound to make any investigation into the facts of matters stated in any Monthly Servicing Report, any other report or statement delivered to the Trustee by the Servicer, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Majority Facility Investors; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.
(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;
(g)    except as may be required by Section 13.1(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Pledged Loans for the purpose of establishing the presence or absence of defects, the compliance by the Servicer or the Issuer with their respective representations and warranties or for any other purpose;
(h)    the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for the performance of such act;
(i)    the Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder; and
(j)    the rights, privileges, indemnities, protections and benefits afforded to the Trustee in its role as Trustee shall be applicable to the Trustee in the performance of any of the duties of the Paying Agent and Note Registrar.
Section 13.3    Trustee Not Liable for Recitals in Series 2017-A Notes or Use of Proceeds of Series 2017-A Notes. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Series 2017-A Notes (other than the certificate of authentication on the Series 2017-A Notes) or for any statements, representations or warranties made herein by any Person other than the Trustee (except as expressly set forth herein). Except as set forth in Section 13.14, the Trustee makes no representations as to the validity, enforceability or sufficiency of this Indenture or of the Series 2017-A Notes (other than the certificate of authentication on the Series 2017-A Notes) or of any Pledged Loan or related document. The Trustee shall not be accountable for the use or application of funds properly withdrawn from any Account on the instructions of the Servicer or for the use or application by the Issuer of the proceeds of any of the Series 2017-A Notes, or for the use or application of any funds paid to the Issuer in respect of the Pledged Loans. The Trustee shall not be responsible for the legality or validity of this Indenture or the validity, priority, perfection or sufficiency of the security for the Series 2017-A Notes issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.
Section 13.4    Trustee May Own Series 2017-A Notes; Trustee in its Individual Capacity. Wells Fargo, in its individual or any other capacity, may become the owner or pledgee of Series 2017-A Notes with the same rights as it would have if it were not the Trustee. Wells

Fargo and its Affiliates may generally engage in any kind of business with the Issuer or the Servicer as though Wells Fargo were not acting in such capacity hereunder and without any duty to account therefor. Nothing contained in this Indenture shall limit in any way the ability of Wells Fargo and its Affiliates to act as a trustee or in a similar capacity for other interval ownership and lot contract and installment note financings pursuant to agreements similar to this Indenture.
Section 13.5    Trustee’s Fees and Expenses; Indemnification. The Trustee shall be entitled to receive from time to time pursuant to this Indenture and the Trustee Fee Letter, (a) such compensation as shall be agreed to between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder as the Trustee and to be reimbursed for its out-of-pocket expenses (including reasonable attorneys’ fees), incurred or paid in establishing, administering and carrying out its duties under this Indenture or the Collateral Agency Agreement and (b) subject to Section 9.3, the Issuer and the Servicer agree, jointly and severally, to pay, reimburse, indemnify and hold harmless the Trustee (without reimbursement from any Account or otherwise) upon its request for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation reasonable attorneys’ fees, court costs and expenses, including any reasonable attorney’s fees, court costs and expenses incurred in any action or suit brought by the Trustee to enforce any indemnification obligation or in connection with any defense by the Trustee against a counterclaim by the Servicer or the Issuer in any such action or suit brought by the Trustee) which may at any time (including without limitation at any time following the termination of this Indenture and payment on account of the Series 2017-A Notes) be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Indenture, the Collateral Agency Agreement or any other Facility Document to which the Trustee is a party or the transactions contemplated hereby or any action taken or omitted by the Trustee under or in connection with any of the foregoing except for those liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, reckless disregard of its duties, bad faith or willful misconduct of the Trustee and except that if the Trustee is appointed Successor Servicer pursuant to Section 12.2, the provisions of this Section 13.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The agreements in this Section 13.5 shall survive the termination or assignment of this Indenture, the resignation or removal of the Trustee and all amounts payable on account of the Series 2017-A Notes.
Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 13.6    Eligibility Requirements for Trustee. The Trustee hereunder (if other than Wells Fargo) shall at all times be an Eligible Institution and a corporation or banking association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, and such Trustee (including Wells Fargo) shall have a combined capital and surplus of at least $25,000,000 (or, in the case of a successor to the initial Trustee, $100,000,000) and subject to supervision or examination by federal or state authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of federal or state supervising or examining authority, then for the purpose of this Section 13.6, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.7.
Section 13.7    Resignation or Removal of Trustee.
(a)    The Trustee may at any time resign and be discharged from the trust hereby created by giving 60 days prior written notice thereof to the Issuer, the Servicer, the Noteholders and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly arrange to appoint a successor trustee meeting the requirements of Section 13.6 and the Servicer shall notify the Trustee and each Rating Agency of such appointment by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, a successor Trustee shall be appointed by Majority Facility Investors. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder, on behalf of itself and all others similarly situated, or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(b)    If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 13.6 and shall fail to resign after written request therefor by the Issuer or the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer, the Servicer or the Majority Facility Investors may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.
(c)    At any time the Majority Facility Investors may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.
(d)    Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 13.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 13.8.

Section 13.8    Successor Trustee.
(a)    Any successor Trustee, appointed as provided in Section 13.7, shall execute, acknowledge and deliver to the Issuer, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all money, documents and other property held by it hereunder; and Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, power, duties and obligations.
(b)    No successor Trustee shall accept appointment as provided in this Section 13.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 13.6.
(c)    Upon acceptance of appointment by a successor Trustee as provided in this Section 13.8, such successor Trustee shall mail notice of such succession hereunder to the Trustee, the Issuer, the Servicer and all Noteholders at their addresses as shown in the Note Register.
Section 13.9    Merger or Consolidation of Trustee. The Trustee may merge with any other corporation or banking association. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such corporation shall be eligible under the provisions of Section 13.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Section 13.10    Appointment of Co-Trustee or Separate Trustee.
(a)    Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section 13.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 13.6 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 13.8.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral, or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(ii)    no trustee hereunder shall be personally liable by reason of any appointment, act or omission of any other trustee hereunder; and
(iii)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article XIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.
(d)    Any separate trustee or co-trustee may at any time constitute the Trustee its attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or a successor trustee.
Section 13.11    Trustee May Enforce Claims Without Possession of Series 2017-A Notes. All rights of action and claims under this Indenture or the Series 2017-A Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 2017-A Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the Noteholders in respect of which such judgment has been obtained.
Section 13.12    Suits for Enforcement. If an Event of Default or a Servicer Default shall occur and be continuing, the Trustee, in its discretion, may or at the direction of the Noteholders representing the Majority Facility Investors shall, subject to the provisions of Article XI with respect to an Event of Default and Section 12.1 with respect to a Servicer Default, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Noteholders.
Section 13.13    Rights of Noteholders to Direct the Trustee. The Majority Facility Investors shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 13.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction, or if the Trustee has not been offered reasonable security or indemnity, as contemplated by Section 13.2, by such Holders; and provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Noteholders.
Section 13.14    Representations and Warranties of the Trustee. The Trustee represents and warrants that:
(a)    the Trustee is a national banking association with trust powers organized and validly existing under the laws of the United States;
(b)    the Trustee has full power, authority and right to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and
(c)    this Indenture has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
Section 13.15    Maintenance of Office or Agency. The Trustee appointed will maintain at its expense in Minneapolis, Minnesota, or New York, New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Series 2017-A Notes and this Indenture may be served, and each successor Trustee will give prompt written notice to the Issuer, the Servicer and the Noteholders of any change in the location of any such office or agency.
Section 13.16    No Assessment. Wells Fargo’s agreement to act as Trustee hereunder shall not constitute or be construed as Wells Fargo’s assessment of the Issuer’s or any Obligor’s creditworthiness or a credit analysis of any Loans.
Section 13.17    UCC Filings and Title Certificates. The Trustee and the Noteholders expressly recognize and agree that the Collateral Agent may be listed as the secured party of record on the various Financing Statements required to be filed under this Indenture in order to perfect the security interest in the Collateral and such listing will not affect in any way the respective status of the other secured parties under the Collateral Agency Agreement as the holders of their respective interests in other collateral. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Indenture and the Collateral Agency Agreement.
Section 13.18    Replacement of the Custodian. Each of the Issuer and the Servicer agree not to replace the Custodian unless the Rating Agency Condition has been satisfied with respect to such replacement.
ARTICLE XIV
TERMINATION
Section 14.1    Termination of Agreement. The respective obligations and responsibilities of the Issuer, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Noteholders as hereafter set forth) shall terminate on the day after the Payment Date following the date on which funds shall have been deposited in the Collection Account sufficient to pay the Notes Principal Amount plus all interest accrued on the Series 2017-A Notes through the day preceding such Payment Date plus all other amounts payable pursuant to the Note Purchase Agreement; provided that, all amounts required to be paid on such Payment Date pursuant to this Indenture shall have been paid.
Section 14.2    Final Payment.
(a)    Written notice of any termination shall be given (subject to at least two Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to the Noteholders and each Rating Agency then rating the Series 2017-A Notes mailed not later than the fifth day of the month of such final payment specifying (a) the Payment Date and (b) the amount of any such final payment. The Trustee shall give such notice to the Registrar at the time such notice is given to the Noteholders.
(b)    On or after the final Payment Date, the Noteholders shall surrender their Series 2017-A Notes to the office specified in such request.

Section 14.3    Release of Collateral. Upon the termination of this Indenture pursuant to Section 14.1, the Trustee shall release all liens and assign to the Issuer (without recourse, representation or warranty) all right, title and interest of the Trustee in and to the Collateral and all proceeds thereof. The Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Trustee in the Collateral.
Section 14.4    Escheat of Funds.
On or after the final Payment Date, the Noteholders shall surrender their Notes to the Trustee. Subject to applicable laws with respect to the escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for six years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon the Issuer’s written direction and shall be deposited by the Trustee into the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease. If presentation or surrender of a Note is not made within six years of notice of final distribution, no claim may be made in respect of such Note.
ARTICLE XV
MISCELLANEOUS PROVISIONS
Section 15.1    Amendment.
(a)    Amendments Without Consent of the Noteholders. The Issuer, the Trustee, the Collateral Agent and the Servicer, at any time and from time to time, without the consent of any of the Noteholders, may enter into one or more amendments to this Indenture in form satisfactory to the Trustee for any of the following purposes:
(i)    to cure any ambiguity, correct, modify or supplement any provision which is defective or inconsistent with any other provision herein; provided that, such correction, modification or supplement shall not alter in any material respect, the amount or timing of payments to or other rights of the Noteholders; or
(ii)    to modify transfer restrictions on the Series 2017-A Notes, so long as any such modifications comply with the Securities Act and the Investment Company Act;
provided that, (x) in each case, the Issuer shall have satisfied the Rating Agency Condition with respect to such corrections, amendments, modifications or clarifications and (y), the Issuer shall have delivered to the Trustee an Officer’s Certificate of the Issuer, an Officer’s Certificate of the Servicer, and an Opinion of Counsel each to the effect that such change will not adversely affect the rights of any Noteholders and evidence that any additional conditions to such amendment have been satisfied.
Subject to Section 15.1(c), the Trustee is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be therein contained. So long as any of the Series 2017-A Notes are outstanding, at the cost of the Issuer, the Trustee shall provide to each Rating Agency then rating the Series 2017-A Notes a copy of any proposed amendment prior to the execution thereof by the Trustee and, as soon as practicable after the execution by the Issuer, the Trustee and the Collateral Agent of any such amendment, provide to each Rating Agency a copy of the executed amendment.
(b)    Amendments With Consent of the Noteholders. With the consent of the Required Facility Investors and upon satisfaction of the Rating Agency Condition, the Issuer and the Trustee may enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or modifying in any manner the rights of the Holders of the Series 2017-A Notes under this Indenture; provided that, no such amendment shall, without the consent of all affected Noteholders:
(i)    reduce in any manner the amount of, or change the timing of, principal, interest and other payments required to be made on any Note;
(ii)    change the application of proceeds of any Collateral to the payment of Series 2017-A Notes or modify the Priority of Payments;
(iii)    reduce the percentage of Noteholders required to take or approve any action under this Indenture; or
(iv)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture, with respect to any part of the Collateral or terminate the lien of this Indenture on any property at any time subject thereto or deprive the Noteholders of the security afforded by the lien of this Indenture.
It shall not be necessary in connection with any consent of the Noteholders under this Section 15.1(b) for the Noteholders to approve the specific form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The Trustee will not be permitted to enter into any such amendment if, as a result of such amendment, the ratings of the Series 2017-A Notes (if then rated) would be reduced without the consent of each affected Noteholder.
Promptly after the execution by the Issuer, the Trustee, the Collateral Agent and the Servicer of any amendment pursuant to this Section 15.1(b), the Trustee, at the expense of the Issuer shall mail to the Noteholders and each Rating Agency rating the Series 2017-A Notes, a copy thereof.
(c)    Execution of Amendments. In executing or accepting the additional trusts created by any amendment permitted by this Section 15.1 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 13.1 and 13.2) shall be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture and that all conditions precedent applicable thereto under this Indenture have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Indenture, or otherwise.
(d)    Effect of Amendments. Upon the execution of any amendment under this Section 15.1, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes; and every Holder of a Series 2017-A Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.
(e)    Reference in Series 2017-A Notes to Amendments. Series 2017-A Notes executed, authenticated and delivered after the execution of any amendment pursuant to this Section 15.1 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Issuer shall so determine, new Series 2017-A Notes, so modified as to conform in the opinion of the Issuer to any such amendment, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee or its authenticating agent in exchange for outstanding Series 2017-A Notes.
(f)    Consent of Deal Agent. Notwithstanding any of the foregoing to the contrary, the Issuer shall not enter into any amendment to the Indenture the effect of which would be a material change in the rights or responsibilities of the Deal Agent hereunder without the consent of the Deal Agent.
(g)    Consent of Funding Agents and Non-Conduit Committed Purchasers. The Issuer shall not enter into any amendment to the Indenture that would require the consent of each of the Funding Agents and each of the Non-Conduit Committed Purchasers under the Note Purchase Agreement unless such consents have been obtained.
Section 15.2    Limitation on Rights of the Noteholders.
(a)    The death or incapacity of any Noteholder shall not operate to terminate this Indenture, nor shall such death or incapacity entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Collateral, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
(b)    Nothing herein set forth, or contained in the terms of the Series 2017-A Notes, shall be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Indenture pursuant to any provision hereof.
Section 15.3    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)    THIS INDENTURE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING BUT NOT LIMITED TO §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH OF THE PARTIES HERETO AND THEIR ASSIGNEES AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.
(b)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND THEIR ASSIGNEES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THE PARTIES HERETO IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 15.4    Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to, or transmitted by overnight courier, or transmitted by telex or telecopy and confirmed by a mailed writing:
If to the Issuer:
SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING III, LLC
10750 West Charleston Boulevard
Suite 130
Mailstop 2089
Las Vegas, Nevada 89135
Attention:    President
(or such other address as may hereafter be furnished to the Trustee, the Servicer and the Collateral Agent in writing by the Issuer).
If to the Servicer:
WYNDHAM CONSUMER FINANCE, INC.
10750 West Charleston Boulevard
Suite 130
Las Vegas, Nevada 89135
Fax number:    702-227-3114
Attention:    President, Treasurer and Controller
(or such other address as may hereafter be furnished to the Trustee, the Issuer and the Collateral Agent in writing by the Servicer).
If to the Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION
600 S. 4th Street
MAC 9300-061

Minneapolis, MN 55479
Fax number:    612-667-3464
Attention:    Jennifer Westberg - Corporate Trust Services Asset-Backed Administration
(or such other address as may be furnished to the Servicer, the Issuer and the Collateral Agent in writing by the Trustee).
If to the Collateral Agent:
U.S. BANK NATIONAL ASSOCIATION
269 Technology Way
Building B, Unit 3
Rocklin, CA 95765
Fax number:    916-626-3252
Email: michelle.hoff@usbank.com
Attention:    Structured Finance Trust Services
Re: Sierra Timeshare Conduit Receivables Funding III, LLC
Series 2017-A
(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer by the Collateral Agent).
If to the Noteholders:
(to such addresses as may be furnished in writing by any Noteholder to the Trustee).
If to the Deal Agent:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
16thFloor
Chicago, Illinois 60603
Fax number:    312-732-3600
Attention:    ABS Transaction Management
All communications and notices pursuant hereto to a Noteholder will be given by first-class mail, postage prepaid, to the registered holders of such Series 2017-A Notes at their respective address as shown in the Note Register. Any notice so given within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.
Section 15.5    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Series 2017-A Notes or rights of the Noteholders thereof.
Section 15.6    Assignment. It is agreed by the parties hereto that any action which, under the terms of this Indenture, is stated to be subject to the satisfaction of the Rating Agency Condition, such action shall, without regard to whether or not the satisfaction of the Rating Agency Condition is then actually required pursuant to Section 1.2(d), be subject to the condition that such action shall not be taken unless the Deal Agent has given its prior written consent to the action.
Section 15.7    [Reserved].
Section 15.8    Further Assurances. Each of the Issuer, the Servicer and the Collateral Agent agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Indenture, including without limitation the authorization of any financing statements, amendments thereto, or continuation statements relating to the Collateral for filing under the provisions of the UCC of any applicable jurisdiction.
Section 15.9    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any provision hereof shall be effective unless made in writing. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
Section 15.10    Counterparts. This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
Section 15.11    Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XV, no other person will have any right or obligation hereunder.
Section 15.12    Actions by the Noteholders.
(a)    Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of the Noteholders. If, at any time, the request, demand, authorization, direction, consent, waiver or other act of a specific percentage of the Noteholders is required pursuant to this Indenture, written notification of the substance thereof shall be furnished to all Noteholders.
(b)    Any request, demand, authorization, direction, consent, waiver or other act by a Noteholder binds such Noteholder and every subsequent holder of such Series 2017-A Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Issuer or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 15.13    Merger and Integration. Except as set forth in the Trustee Fee Letter, and except as specifically stated otherwise herein, this Indenture and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and, except as set forth in such Trustee Fee Letter, all prior understandings, written or oral, are superseded by this Indenture and the other Facility Documents. This Indenture may not be modified, amended, waived or supplemented except as provided herein.
Section 15.14    No Bankruptcy Petition. The Trustee, the Servicer, the Collateral Agent, each Noteholder, the Deal Agent, each Funding Agent, each Non-Conduit Committed Purchaser, and each beneficial owner of a Series 2017-A Note or an interest therein, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Depositor, or join in instituting against the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Debtor Relief Law until one year and one day after such time as all of the Issuer and the Depositor have paid in full all indebtedness owed by such Person. The provisions of this Section 15.14 will survive any termination of this Indenture.
Section 15.15    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 15.16    Satisfaction of Rating Agency Condition. It is agreed by the parties hereto, that, any action that, under the terms of this Indenture, is subject to the satisfaction of the Rating Agency Condition, shall also be subject to the condition that such action shall not be taken unless the Deal Agent has given its prior written consent to the action.
Section 15.17    Reserved.
Section 15.18    Changes in the Hedge Agreement. The Issuer agrees that it will notify each Rating Agency then maintaining a rating on the Series 2017-A Notes of any amendments to the Hedge Agreement.
Section 15.19    Discretion with Respect to Derivative Financial Instruments. The parties to this Indenture recognize and agree that, in the course of managing its assets and obligations, the Issuer may, from time to time, find it useful and prudent to enter into, or to terminate or modify, derivative financial instruments for the purpose of hedging its interest rate risk, and the parties hereby agree that, (a) in addition to the Hedge Agreement, the Issuer may, from time to time, enter into derivative financial instruments for the purpose of hedging the Issuer’s interest rate risk in accordance with the terms of the Facility Documents and (b) the Issuer may, in its discretion, terminate, or modify, any such derivative financial instrument in accordance with the terms of the Facility Documents; provided that the Issuer shall not terminate or modify the Hedge Agreement except as provided in this Indenture and solely in accordance with the appropriate mechanism(s) as set forth in the Hedge Agreement, and, with respect to any derivative financial instruments, other than the Hedge Agreement, the Issuer shall not enter into any such instruments unless the Rating Agency Condition has been satisfied with respect to such derivative financial instrument; provided further, however, that, so long as the Hedge Agreement is in effect, (x) no instrument shall be entered into pursuant to clause (a) above and (y) no termination (or modification) shall be effected pursuant to clause (b) above, without the prior written consent of the Hedge Provider if the effect of such instrument, termination (or modification) would be to adversely affect the Hedge Provider’s ability or right to receive payment under the terms of the Hedge Agreement, or if the instrument, termination (or modification) would modify the obligations of or impair the ability of the Issuer to fully perform any of its payment obligations under the Hedge Agreement; and provided further, however, that any termination, modification or replacement with respect to the Hedge Agreement effected otherwise in accordance with this Indenture and the appropriate mechanism(s) as set forth in the Hedge Agreement shall not be subject to the provisions of this Section 15.19.
Section 15.20    Patriot Act.
The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “USA PATRIOT Act”), the Trustee, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each party hereto hereby agrees that it shall provide the Trustee with such information as the Trustee may request from time to time in order to comply with any applicable requirements of the USA PATRIOT Act.

[The Remainder of This Page is Intentionally Left Blank.]

IN WITNESS WHEREOF, Issuer, the Servicer, the Trustee and the Collateral Agent have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.
SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING III, LLC,
as Issuer
By:     /s/ Joseph M. Hollingshead
Name: Joseph M. Hollingshead
Title: President
WYNDHAM CONSUMER FINANCE, INC.,
as Servicer
By:     /s/ Joseph M. Hollingshead
Name: Joseph M. Hollingshead
Title: President
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:     /s/ Tara H. Anderson
Name: Tara H. Anderson
Title: Vice President
U.S. BANK NATIONAL ASSOCIATION, as
as Collateral Agent
By:     /s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

SCHEDULE 1
TRUSTEE FEE LETTER
Wells Fargo Bank, N.A
as Trustee for:
Wyndham 2017-A
$750,000,000 Conduit Facility
Schedule of Fees
September 14, 2017

I Account acceptance fee	$5,000
This fee covers all initial services. Wells Fargo accepts responsibility to:
• Review and accept the transaction documents
• Execute and deliver the transaction documents
• Establish the necessary records
• Open the various accounts
• Implement the necessary procedures
• Engage the appropriate deal closing and ongoing relationship team
The fee is not contingent on the transaction closing and is payable the earlier of 30 days from acceptance or at closing.
II Counsel fee	At cost
Fees for counsel are billed at cost. Fee includes an enforceability opinion. Should other opinions be required, notice will be given in advance concerning the billing of additional amounts. Any out-of-pocket expenses will be billed in addition to the above. Payment of this fee is not contingent on the closing of the transaction.

III Monthly trustee fee	$1,000
The fee includes the required duties of the Trustee and all other administrative and reporting functions required of the Trustee under the transaction documents. The fee includes all wire transfer fees. Wells Fargo accepts responsibility to:

• Receive funds into the various trust accounts
• Maintain covenant items required of the Trustee
• Invest trust funds per the Permitted Investments
• Execute payments and fundings
• Distribute reporting including electronically
The fee will be drawn in monthly increments from the waterfall on a priority basis. This fee assumes Wells Fargo is to receive funds for distribution at least one business day prior to distribution date. Funds will remain liquid with Wells Fargo having use of the funds during this time to ensure fund availability for distribution.

IV Extraordinary services fee • ABS senior manager or equivalent • ABS account manager or equivalent • ABS account rep or equivalent • ABS administrative staff	$350/hr $300/hr $250/hr $125/hr
Fees for services performed by Wells Fargo that are not specifically covered by the above including but not limited to litigation, bankruptcy, transition time, and default administration. The Extraordinary Services Fee is intended to provide compensation to Wells Fargo (on an hourly basis) for extraordinary services it actually provides above and beyond its normal administrative functions.

V Assumptions and Disclaimers
• The fees set forth above are subject to the review and acceptance of final documentation and are subject to change should the circumstances warrant.
   • Additional out-of-pocket expenses may be billed in addition to the above which can include, but are not limited to, travel expenses for trust officers attending out-of-town closings and due diligence visits. Any fees charged for services not specifically covered in this proposal will be assessed in amounts commensurate with the services rendered.

   • Fees quoted assume all transaction account balances will be held uninvested, invested in select Wells Fargo deposit products, or invested in money market mutual funds currently available on Wells Fargo’s sweep platform.

• Wells Fargo reserves the right to charge a transaction fee for investment activity.
   • These materials describe certain services that Wells Fargo Bank, N.A. and its affiliates are able to provide and do not represent an offer to provide any particular services for any specific transaction.

• Quoted pricing, if any, is indicative pricing only and is subject to change without prior notice depending on the actual facts and circumstances of a given transaction.
   • These materials do not create any legally binding obligations of Wells Fargo Bank, N.A. and/or its affiliates, and the commencement of the provision of any services is subject to the negotiation and execution of mutually acceptable final written definitive agreements, containing appropriate terms and conditions satisfactory to all parties.

   • To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account.

What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.

Acknowledged this ______ day of ____________, 2017
By:    ________________________________________

SCHEDULE 2
PURCHASER INVESTED AMOUNT

Conduit or Non-Conduit Committed Purchaser	Alternate Investor	Funding Agent	Commitment Percentage	Purchaser Commitment Amount
Chariot Funding LLC	JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.	22.66666667%	$170,000,000
Salisbury Receivables Company LLC	Barclays Bank PLC	Barclays Bank PLC	21.33333333%	$160,000,000
GIFS Capital Company, LLC	Credit Suisse AG, Cayman Islands Branch	Credit Suisse AG, New York Branch	21.33333333%	$160,000,000
Bank of America, N.A.			17.33333333%	$130,000,000
Deutsche Bank AG, New York Branch			17.33333333%	$130,000,000